As filed with the Securities and Exchange Commission on September 28, 2005
                                               Commission File No. 333-

==============================================================================

                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    IMEDIA INTERNATIONAL, INC.
          _____________________________________________
          (Name of small business issuer in its charter)

           Delaware                      9995                   56-2428786
_____________________________ ____________________________ ___________________
(State or jurisdiction of     (Primary Standard Industrial (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)



                       David G. MacEachern
                     Chief Executive Officer
                         1721 21st Street
                 Santa Monica, California 90404
                          (310) 453-4499
_________________________________________________________________
  (Address and telephone number of principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                            Copies to:

                       Mark Y. Abdou, Esq.
                      Richardson & Patel LLP
               10900 Wilshire Boulevard, Suite 500
                  Los Angeles, California 90024
                     Telephone (310) 208-1182

Approximate date of proposed sale to public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]



                 Calculation of Registration Fee

                                            Proposed
                                            Maximum
                                            Offering    Proposed Maximum  Amount of
Title of Each Class of       Amount to be   Price       Aggregate         Registration
Securities to be Registered  Registered     Per Share   Offering Price    Fee
---------------------------- -------------- ----------- ----------------- ------------
Common shares                 5,184,334     $0.55       $ 2,851,383.70    $  335.61(1)
--------------------------------------------------------------------------------------
Common shares
underlying Warrants           4,002,404     $0.55       $ 2,201,322.20    $  259.10(2)
--------------------------------------------------------------------------------------
Common Shares underlying
Series A and Series B
Preferred Stock              22,978,750(3)  $0.55       $12,638,312.50    $1,487.53(2)
--------------------------------------------------------------------------------------
Common shares underlying
Warrants issued in
connection with Series A
Preferred Stock               7,600,000     $0.55       $4,180,000.00     $  491.99(2)
--------------------------------------------------------------------------------------
Common shares underlying
Warrants issued in
connection with Series B
Preferred Stock              14,760,000     $0.60       $8,856,000.00     $1,042.35(4)
--------------------------------------------------------------------------------------

   Total                     54,525,488                                   $3,616.57
--------------------------------------------------------------------------------------

(1)  Calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the common stock on September 23,
     2005, as quoted on the OTC Bulletin Board.
(2)  Calculated in accordance with Rule 457(g) under the Securities Act on the basis of the average of the high and low prices of the common stock on September 23,
     2005, as quoted on the OTC Bulletin Board.
(3)  Includes shares of our common stock that we estimate in good faith are issuable to holders of Series A 6% Convertible Preferred Stock and Series B Convertible
     Preferred Stock.
(4)  Calculated in accordance with Rule 457(g) under the Securities Act based on the exercise price of the Warrants of $0.60 per share of common stock.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

                              [LOGO]

                                            54,525,488 Shares of Common Stock
==============================================================================

   This prospectus relates to the sale of up 54,525,488 shares of our common stock by the selling security holders, consisting of:

     . 22,978,750 common shares issuable pursuant to the conversion of currently issued and outstanding Series A 6% Convertible Preferred Stock and Series B 6% Convertible Preferred Stock;
     . 7,600,000 common shares issuable pursuant to the exercise of currently issued and outstanding common share purchase warrants held by holders of our Series A 6% Convertible Preferred Stock;
     . 14,760,000 common shares issuable pursuant to the exercise of currently issued and outstanding common share purchase warrants held by holders of our Series B 6% Convertible Preferred Stock; and
     .    5,184,334 currently issued and outstanding common shares.
     . 4,002,404 common shares issuable pursuant to the exercise of currently issued and outstanding common share purchase warrants held by our security holders, other than the security holders of Series A 6% Convertible Preferred Stock or Series B 6% Convertible Preferred Stock.

   This offering is not being underwritten. The prices at which the selling security holders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by the selling security holders.

   Our common stock is quoted on the OTC Bulletin Board under the symbol "IMNL." On September 23, 2005, the last reported sale price for our common stock as reported on the OTC Bulletin Board was $0.55 per share.

   Pursuant to registration rights granted to the holders of our Series A 6% Convertible Preferred Stock and Series B 6% Convertible Preferred Stock, we are obligated to register the shares of common stock issuable upon conversion of the Series A 6% Convertible Preferred Stock and Series B 6% Convertible Preferred Stock and the shares issuable upon exercise of warrants held by such holders.

   You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted.

   Any broker-dealer executing sell orders on behalf of a selling security holder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

   Investing in our common stock involves certain risks. See "Risk Factors" beginning on PAGE 4 for a discussion of these risks.

   Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares offered for sale under this prospectus or the merits of that offering, or has determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ______

        The date of this prospectus is [-----------], 2005

                        TABLE OF CONTENTS


                                                                        Page


SUMMARY INFORMATION.......................................................1

RISK FACTORS..............................................................4
   Risks Relating to our Business.........................................4
   Risks Relating to an Investment in Our Securities.....................11

USE OF PROCEEDS..........................................................15

SELLING SECURITY HOLDERS.................................................16

PLAN OF DISTRIBUTION.....................................................22

DESCRIPTION OF BUSINESS..................................................24

DESCRIPTION OF PROPERTY..................................................28

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION................29

LEGAL PROCEEDINGS........................................................35

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.............35

EXECUTIVE COMPENSATION...................................................37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........40

DESCRIPTION OF SECURITIES................................................41

INTEREST OF NAMED EXPERTS AND COUNSEL....................................43

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES

ACT LIABILITIES..........................................................43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................45

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.................45

REPORTS TO SECURITY HOLDERS..............................................46

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

FINANCIAL DISCLOSURE.....................................................47

FINANCIAL STATEMENTS.....................................................48

EXHIBITS...............................................................II-9

SIGNATURES.............................................................II-11

                       SUMMARY INFORMATION

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section. Unless the context requires otherwise, "we," "us," "our", " and the "company" and similar terms refer to iMedia International, Inc., and our subsidiaries collectively, while the term "iMedia" refers to iMedia International, Inc., in its corporate capacity.

The Company

iMedia International Inc. is a digital convergence media company and interactive multi-media content creator. We are strategically positioned and poised to exploit the paradigm-shift created by the new digital world. This shift is now affecting all media, communications, marketing and commerce globally. Businesses, governments and organizations are demanding immediate accountability and definitive results for each marketing and communications dollar spent.

The Internet, print, broadcast and wireless communications independently reach an audience, but by themselves cannot fulfill these demands. Over the past five years, iMedia has created, developed and implemented "Digital iMedia Solutions" that successfully fulfill these demands. Our solutions converge print, multi-media, broadcast and the Internet together, that deliver an engaging, interactive multi-media presentation to any targeted audience and instantly determine the results.

Because of its limitations, most traditional media is limited to creating brand, product or organization awareness. There is usually very little 'call to action' for the consumer, and the effect is that advertisers only enjoy a fractional return on investment for each advertising dollar. Our digital solutions not only allow for impressive branding opportunities, but more importantly inform the consumer and then lead the consumer to make a purchase or transaction immediately. Because our digital media is interactive, we can measure the consumer's interest and response throughout the entire process, and report this response to the advertiser or sponsor all in real-time.

Our proprietary brands, technologies and business models provide us the opportunity to deliver rich, engaging interactive digital media to any targeted audience, and to participate in the unlimited retail transactional opportunities that result from each consumer's response. We have effectively converged digital multi-media, interactive advertising and retail sales with efficient and economical distribution devices that have mass appeal.

We have multiple revenue models, each with multiple revenue streams. We incorporate both business-to-business and business-to-consumer models. Revenues are generated from advertising, production, replication, distribution, transactions, data collection, data sales, subscriptions, product merchandising and from ancillary follow-up marketing services. Our overall business model has tremendous scalability and continuity. Each division co-brands and supports the products, services brands and sponsors offered/featured by the Company's other divisions. Revenue models are modular and transition easily from vertical market to vertical market, and work in any country in the world. It is the scalability of our underlying business models along with the a multitude of vertical markets that provide for growth opportunities as our digital solutions become adopted as the backbone of the new-media, online retailing and advertising industries.

iMedia International, Inc., is a Delaware corporation. Our principal executive offices are located at 1721 21st Street, Santa Monica, California 90404. Our telephone number is (310) 453-4499.

The Offering

This prospectus relates to the sale of up 54,525,488 shares of our common stock by the selling security holders, consisting of:

     . 22,978,750 common shares issuable pursuant to the conversion of currently issued and outstanding Series A 6% Convertible Preferred Stock and Series B 6% Convertible Preferred Stock;
     . 7,600,000 common shares issuable pursuant to the exercise of currently issued and outstanding common share purchase warrants held by holders of our Series A 6% Convertible Preferred Stock;

     . 14,760,000 common shares issuable pursuant to the exercise of currently issued and outstanding common share purchase warrants held by holders of our Series B 6% Convertible Preferred Stock; and
     .  5,184,334 currently issued and outstanding common shares.
     . 4,002,404 common shares issuable pursuant to the exercise of currently issued and outstanding common share purchase warrants held by our security holders, other than the security holders of Series A 6% Convertible Preferred Stock or Series B 6% Convertible Preferred Stock.

On August 22, 2005, we sold $4,920,000 in shares of Series B 6% Convertible Preferred Stock (the "Series B Preferred Stock") and warrants to purchase up to 14,760,000 shares of common stock. The warrants are exercisable for five years at $0.60 per share. Each share of Series B Preferred Stock may be converted into shares of common stock at a price of $0.40 per share. In addition, holders of outstanding Series B Preferred Stock will have a right to participate in any of our future debt or equity financings.

On May 23, 2005, we sold $3,040,000 in shares of Series A 6% Convertible Preferred Stock (the "Series A Preferred Stock"), warrants to purchase up to 7,600,000 shares of common stock and a warrant (the "Short Term Warrant") to purchase (i) up to $1,200,000 in Series A Preferred Stock and (ii) a warrant to purchase common stock. The warrants are exercisable for five years at $0.60 per share. Each share of Series A Preferred Stock may be converted into shares of common stock at a price of $0.40 per share. In addition, holders of outstanding Series A Preferred Stock will have a right to participate in any of our future debt or equity financings.

We agreed to file a registration statement with the Commission in order to register the resale of the shares issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the shares issuable upon exercise of the warrants issued to such holders. We are not registering any shares of common stock issuable upon conversion of any Preferred Stock or exercise of any Long Term Warrant which are issued upon any exercise of the Short Term Warrant.

As of September 1, 2005, we had 71,532,563 shares of common stock outstanding. The number of shares registered under this prospectus would represent approximately 46% of the total common stock outstanding, assuming conversion of the Series A Preferred Stock, the Series B Preferred Stock and upon issuance of the common stock being registered hereunder that is issuable upon exercise of our warrants. The number of shares ultimately offered for sale by the selling security holders is dependent on whether and to what extent such holders convert their shares of Series A Preferred Stock, the Series B Preferred Stock or exercise their warrants.

The common shares offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution."

        SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. This prospectus may contain market data related to our business, which may have been included in articles published by independent industry sources. Although we believe these sources are reliable, we have not independently verified this market data. This market data includes projections that are based on a number of assumptions. If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports which may be filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law.

                           RISK FACTORS


An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Risks Relating to our Business


     We have a limited operating history with significant losses and expect losses to continue for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be adversely affected and you could even lose your entire investment.

We have yet to establish any history of profitable operations. On an accrual basis, we have incurred annual net operating losses of $(4,914,516) during the year ended December 31, 2004 and $(6,969,365) for the six months ended June 30, 2005. As a result, at June 30, 2005, we had an accumulated deficit of $(15,521,181). Our revenues have not been sufficient to sustain our operations. Also, our net losses may increase from: the development of new products; the acquisition of licenses and rights to other business, products and services; research and development activities; marketing activities; and the general and administrative expenses associated with the above activities. These efforts may prove to be more expensive than we currently anticipate, which could further increase our net losses. We cannot predict when, or if, we will become profitable in the future. Furthermore, as digital media and digital publishing are continually developing technologies, the level of profitability, or lack thereof, cannot be accurately predicted. Even if we achieve profitability, we may not be able to sustain it.


     Our independent auditors have added an explanatory paragraph regarding our ability to continue as a going concern. If we cannot successfully continue as a going concern, you may lose your entire investment in our common shares.

We have a history of operating losses that are likely to continue in the future. Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the consolidated financial statements for the year ended December 31, 2004, to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. We may not be successful in addressing these issues. If we cannot successfully continue as a going concern, our shareholders may lose their entire investment in our common shares. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


     We may require additional financing to sustain our operations, and without it we may not be able to continue operations. Our inability to raise additional working capital at all or to raise it in a timely manner would negatively impact our ability to fund our operations, to generate revenues, and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business. Should this occur, the value of your investment in the common shares could be adversely affected, and you could even lose your entire investment.

We received $3,040,000 in connection with our private placement of our Series A 6% Convertible Preferred Stock and $4,920,000 in connection with our private placement of our Series B 6% Convertible Preferred Stock. Although we received an aggregate of $7,960,000, we still may not have enough funding to continue our operations. We have required substantial financing to fund our growth and operations since our inception. Our long-term financial success depends on our ability to generate sufficient revenue and cash flow to offset operating expenses. To the extent we do not generate sufficient revenues and cash flow to offset expenses we will require further financing to fund our ongoing operations. We cannot assure you that any additional financing will be available or if available, that it will be on favorable terms. The terms of any financing that we enter into will vary depending on many factors including, among other things, our then current financial condition, the market price of our common stock, and other characteristics and terms of our capital structure including outstanding options and warrants. We may seek to raise additional capital through private offerings of equity securities or debt financings. Our issuance of additional equity securities could cause dilution to holders of our common stock and may adversely affect the market price of our common stock. The incurrence of additional debt could increase our interest expense and other debt service obligations and could result in the imposition of covenants that restrict our operational and financial flexibility. If we are unable to obtain additional financing, our business prospects, operating results and financial condition may be materially and adversely affected to such an extent that we are forced to restructure, sell some of our assets or curtail our operations, any of which would have a detrimental effect on the value of our common stock.

At June 30, 2005, we had positive working capital of $631,821, however, we had an operating cash flow deficit of $(2,902,652) for the six months ended June 30, 2005, and an operating cash flow deficit of $(2,807,831) for the year ended December 31, 2004. We currently have sufficient financial resources to fund our operations and those of our subsidiaries. However, we may need additional funds to continue these operations, and such additional funds may not be available when required.


     We have a limited operating history and our results of operations may highly fluctuate from quarter to quarter as we continue to grow, therefore you cannot use these results to predict how we may perform in the future.

As a result of our limited operating history, we do not have historical financial data for a significant number of periods in which to base our planned operating expenses. Our expense levels are based in part on our projections as to future revenues that are expected to increase. It is anticipated that as we mature, our sales and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, among others:

     . market acceptance of, and variability in demand for, our digital media services;
     . increased competition from existing competitors and other companies entering our markets;
     . our ability to compete against significantly larger and better funded competitors;
     . the number, timing, pricing and significance of new products and product introductions and enhancements by us and our competitors;
     . our ability to develop, introduce and market new and enhanced versions of our products on a timely basis;
     . litigation with respect to liability, trademark or copyright claims, and the availability of any insurance on such claims;
     . ability of our customers and ourselves to procure necessary intellectual property rights for digital media content;
     . willingness of our customers to enter into longer-term volume or recurring revenue digital media services agreements and purchase orders in light of the economic and legal uncertainties related to their business models;
     . our ability to enter into or renew strategic relationships and agreements with media organizations, including movie studios, newspapers and publishers;
     . expenses incurred in connection with our plans to fund greater levels of sales and marketing activities and operations and develop new distribution channels and services in connection with the expansion of our operations;
     .  changes in the level of operating expenses;
     . technical difficulties, security concerns or system downtime affecting the Internet generally or the operation of our discs or websites linked to from our discs; and
     . general domestic and international legal, economic, political and market conditions.

Any unfavorable changes in these or other factors could have a material adverse effect on our business, financial condition and results of operation. The likelihood of the Company's business success must be considered in light of the expenses, difficulties and delays frequently encountered in operating a new business and new management. Accordingly, the Company's prospects must be considered speculative considering the risks, expenses, and difficulties frequently encountered in establishing a new business and considering other uncertainties in our industry. You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history.


     We will face intense competition from competitors that have greater financial, technical and marketing resources. These competitive forces may impact our projected growth and ability to generate revenues and profits, which would have a negative impact on our business and the value of your investment.

Our business is highly competitive. We likely will face competition from media, advertising and production companies offering similar or competing digital media solutions, many of which can be expected to have longer operating histories, greater name recognition, larger installed customer bases and significantly more financial resources, research and development facilities and manufacturing and marketing experience than us. Competitors may have already developed, or be in the process of developing technologies that are, or may be, the basis for competitive products to the Company's current or planned lines of products. Some of these products may have an entirely different approach or means of accomplishing the same end results as products currently developed, or contemplated for development, by the Company. As a result, competitive products may render our products or proposed products or services obsolete.

We will also compete with large media conglomerates and publishers of traditional print publications such as magazines and newspapers. These competitors may have better access to content, advertisers and distribution, or these may be available to them at a lower cost than those available to us, thereby enabling them to provide similar services at lower costs than we may be willing to provide. In addition, these competitors may be better positioned than we are to market their products and services to clients because of their ability to offer additional services and products, and more favorable rates and terms. These factors could adversely affect our ability to maintain or grow our portfolio.

     In order to remain competitive we must enhance our existing digital media services, develop and introduce new products and services, anticipate and meet specific customer requirements and respond to technological change. Any failure to do so in a timely manner may cause us to experience a decrease in demand for our products or our products could become obsolete which may cause our results of operations to suffer.

The market for digital media services is characterized by rapid technological change, frequent new service offerings, new device introductions and changes in customer requirements, some of which are unique or on a customer-by-customer basis. The Company's ability to respond quickly to consumer needs or advances in digital publishing technologies, without compromising product quality, will be crucial to our success. Our future success will depend to a substantial degree on our ability to offer services that incorporate leading technology, address the increasingly sophisticated, varied or individual needs of our current and prospective customers and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. You should be aware that:

     . Our technology, services or products may become obsolete upon the introduction of alternative technologies;

     . We may not have sufficient resources to develop or acquire new technologies or the ability to introduce new services capable of competing with future technologies or service offerings;

     . We may experience design, manufacturing, marketing and other difficulties that could delay or prevent the development, introduction or marketing of new services and enhancements; and

     . The price of our services is likely to decline as rapidly as the cost of any competitive alternatives.

The Company's competitive position may be adversely affected by competitive product development or the acceptance and/or integration by the public or sponsors of new or other forms of digital media, formats or devices not anticipated or supported by the Company. In addition, our inability to effectively manage the transition from older services to newer services could cause disruptions to customer orders and harm our business and prospects.

We will not be competitive unless we continually introduce new services or enhancements to existing services that meet evolving industry standards and customer needs. In the future, we may not be able to address effectively the compatibility and interoperability issues that arise as a result of technological changes and evolving industry standards. The technical innovations required for us to remain competitive are inherently complex, require long development schedules and are dependent in some cases on sole source suppliers. We will be required to continue to invest in research and development in order to attempt to maintain and enhance our existing technologies and services, but we may not have the funds available to do so. Even if we have sufficient funds, these investments may not serve the needs of customers or be compatible with changing technological requirements or standards. Most development expenses must be incurred before the technical feasibility or commercial viability of new or enhanced services and applications can be ascertained. Revenue from future services or enhancements to services may not be sufficient to recover the associated development costs.


     We plan to grow rapidly, which will place strains on our management team and other Company resource to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to train and manage the personnel necessary to implement those functions. Our inability to manage our growth could impede our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business and the value of your investment.

We will need to devote substantial resources to expanding our sales and marketing, especially focusing on the creation and marketing of our proprietary brands, and our marketing, sales, administrative, operational, financial and other systems and resources to implement our longer-term business plan and growth strategies. In addition, we may incur substantial expenses identifying and investigating strategic partners.

This expansion and these expanded relationships will require us to significantly improve and replace our existing managerial, operational and financial systems, procedures and controls, to improve the coordination between our various corporate functions, and to manage, train, motivate and maintain a growing employee base. Our performance and profitability will depend on the ability of our officers and key employees to: manage our business and our subsidiaries as a cohesive enterprise; manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures; add internal capacity, facilities and third-party sourcing arrangements as and when needed; maintain service quality controls; and attract, train, retain, motivate and manage effectively our employees. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We may not be able to integrate and manage successfully new systems, controls and procedures for our business, or even if we successfully integrate our systems, controls, procedures, facilities and personnel, such improvements may not be adequate to support our projected future operations. We may never recoup expenditures incurred during this expansion. Any failure to implement and maintain such changes could have a material adverse effect on our business, financial condition and results of operations.

     We may undertake acquisitions to expand our business that may pose risks to our business and dilute the ownership of our existing stockholders.

As part of our growth we will continue to evaluate opportunities to acquire other businesses that would complement our current offerings, expand the breadth of markets we can service or enhance our services and products. Acquisitions that we may potentially make in the future entail a number of risks that could materially and adversely affect our business, operating and financial results, including:

     . problems integrating the acquired operations, technologies or products with our existing business and products;
     .  diversion of management's time and attention from our core business;
     .  need for financial resources above our planned investment levels;
     . difficulties in retaining business relationships with suppliers and customers of the acquired company;
     . risks associated with entering markets in which we lack prior experience;
     . potential loss of key employees of the acquired company; and . potential requirements to amortize intangible assets.

Future acquisitions also could cause us to incur debt or contingent liabilities and/or impairment related to goodwill and other intangibles and the incurrence of large, immediate write-offs or cause us to issue equity securities that would reduce the ownership percentages of existing stockholders. Moreover, we may never realize the anticipated benefits of any acquisition.


     We are dependent for our success on a few key executive officers and outside consultants. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment.

Our success depends to a critical extent on the continued efforts of services of David G. MacEachern, our Chairman and Chief Executive Officer, Scott Kapp, our President and Director, Franklin H. Unruh, our Chief Financial Officer and Director, Kelly Konzelman, our Executive Vice President and Kevin Plate, our Executive Vice President of Sales and Business Development. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company. We do not currently carry a key-man life insurance policy on any of our employees, which would assist us in recouping our costs in the event of the loss of those officers.


     If our consultants or collaborative partners do not perform, we may be unable to develop and bring to market new products as anticipated, which may have a material adverse effect on our operations and financial conditions.

We may in the future enter into consulting collaborative arrangements with third parties to develop products. These arrangements may not produce successful products. If we fail to establish these arrangements, the number of products from which we could receive future revenues will be limited. Our dependence on consulting or collaborative arrangements with third parties subjects us to a number of risks. These arrangements may not be on terms favorable to us. We cannot absolutely control the amount and timing of resources our consultants or collaborative partners may devote to our products, and these third parties may choose to pursue alternative products. These third parties also may not perform their obligations as expected. Business combinations, significant changes in their business strategy, or their access to financial resources may adversely affect a consultant's or partner's willingness or ability to complete its obligations under the arrangement. Moreover, we could become involved in disputes with our consultants or partners, which could lead to delays or termination of the arrangements and time-consuming and expensive litigation or arbitration. In addition, the Company's consultants may be affiliated or employed by others and some may have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to the Company. The Company addresses such potential conflicts by requiring that its consultants, collaborators and sponsored researchers execute confidentiality agreements upon commencement of relationships with the Company, by closely monitoring the work of such persons and by requiring material transfer and intellectual property assignment agreements wherever possible and appropriate.


     Our inability to hire qualified personnel could impede our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business and could adversely affect the value of your investment.

We currently have an extremely small management and executive team comprised of five employees. Although we believe that our management team will be able to handle most of our additional management, administrative, research and development, sales and marketing, and manufacturing requirements in the short term, as we ramp up our sales and operations, we will nevertheless be required over the longer-term to hire highly skilled managerial, sales and marketing and administrative personnel to fully implement our business plan and growth strategies. We cannot assure you that we will be able to engage the services of such qualified personnel at competitive prices or at all, particularly given the risks of employment attributable to our limited financial resources and lack of an established track record.

     We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and shareholder claims by virtue of holding these positions in a publicly held company

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these concerns, directors and management are also becoming increasingly concerned with the availability of directors and officers' liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. We do not currently carry directors and officers liability insurance. If we are unable to obtain directors and officers liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities. In addition, in the event that we do not obtain director and officer liability insurance by February 20, 2006, the quarterly dividends due to the holders of our Series B Preferred Stock will increase from 6% to 9% per annum, until such time that we obtain director and officer liability insurance.


     We rely on strategic relationships to promote our services and for access to licensed technology; if we fail to maintain or enhance existing relationships or obtain new relationships, our ability to serve our customers and develop new services could be harmed.

The Company is seeking to build alliances with leading national sponsors, media and publishing companies, distributors, financial organizations, automotive manufacturers and technology companies, and plans to continue its strategy of developing key alliances in order to expand its reach into the national and international marketplace. However, there can be no assurance that the Company will be successful in obtaining ongoing strategic alliances or that the Company will be able to find further suitable business relationships as it develops strategies and new products. Any failure to continue or expand such relationships could have a material adverse effect on the Company's business, results of operations or financial condition.

Major risks associated with strategic alliances and partnerships are (1) the lack of control the Company may have over these operations, and (2) the possibility that in the future, the Company's strategic alliances will not develop or market products in competition with the Company, and/or discontinue their alliances with the Company or form alliances with the Company's competitors.


     Digital media distribution services in general are new and rapidly evolving and may not prove to be viable business models.

Our digital media distribution services are a relatively new business model for delivering digital media coupled with traditional print publications. It is too early to predict whether consumers will accept our products and services in significant numbers and accordingly whether our clients will use our digital media solutions to reach their audience or consumers. If digital media distribution services do not prove to be popular with consumers, or if these services cannot sustain any such popularity, our business and prospects may be materially and adversely affected.


     We are dependent on our ability to develop strategic relationships with media, entertainment and Internet organizations. There is no guarantee that the motion picture studios will continue to provide the Company with content and movie trailers at no cost.

The success of our operations is dependent in part on our ability to enter into and maintain strategic relationships and agreements with media, entertainment and Internet organizations. There can be no assurance that we will be able to develop and maintain these strategic relationships and, if we are unable to do so, our financial conditions and results of operations could be adversely impacted. Presently, the Company is being provided copyrighted theatrical movie trailers and other copyrighted public dissemination's such as press releases, behind-the-scenes footage, video clips, celebrity interviews and other promotional media directly from film studios and other sources at no cost. This same promotional media is also made available to other companies, broadcasters and production facilities for their use and incorporation into various other broadcast mediums and products. Traditionally, this media has been provided free of charge in the form of industry "Press Kits" and made available for re-broadcast or re-distribution by third parties without license or fees. The Company will continue to rely upon the availability of this free media and content as the key component for the Hollywood Previews(TM) Entertainment Magazine. Although it is not anticipated, should in the future this content become unavailable, or should at any time studios begin charging a license or other royalties for the use or re-broadcast of its copyrighted materials, the Company's ability to continue producing the Hollywood Previews(TM) Entertainment Magazine could be jeopardized, and the production and distribution of this core Company product could prove non-viable. This would have an immediate and materially adverse effect upon the Company's revenue projections, and subsequently affect Company viability. In addition, our intellectual property library is dependent on our ability to identify and license current media content.

     We may not be able to protect our intellectual property, and we may be found to infringe on proprietary rights of others, which could harm our business. Should our intellectual property rights not adequately protect our products or technologies; others could compete against us more directly, which would hurt our sales and profitability.

Our performance and ability to compete are dependent to a significant degree on our internally developed and licensed content and technology. We rely on a combination of copyright, trademark and trade secret laws, confidentiality and nondisclosure agreements with our employees and with third parties and contractual provisions to establish and maintain our proprietary rights. We do not have any patents protecting our proprietary technology. There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate, or that third parties will not infringe upon or misappropriate our copyrights, trademarks, service marks and similar proprietary rights. In addition, effective copyright and trademark protection may be unenforceable or limited in certain foreign countries. In the future, litigation may be necessary to enforce and protect our trademarks, service marks, trade secrets, copyrights and other intellectual property rights. Any such litigation would be costly and could divert management's attention from other more productive activities. Adverse determinations in such litigation could result in the loss of certain of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties, or prevent us from selling our services.

We own trademark registrations in the United States for many of the trademarks that we use. There can be no assurance that we will be able to secure adequate protection for these names or other trademarks in the United States or in foreign countries. If we obtain registration of those trademarks, we may not be able to prevent our competitors from using different trademarks that contain similar words. Many countries have a "first-to-file" trademark registration system; and thus we may be prevented from registering our marks in certain countries if third parties have previously filed applications to register or have registered the same or similar marks. It is possible that our competitors or others will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion.

Our inability to protect our trademarks adequately could impair our ability to maintain and expand such brands and thus impair our ability to generate revenue from these brands.


     We may become subject to liability for infringement of third-party intellectual property rights.

There can be no assurance that third parties will not bring copyright or trademark infringement claims against us, or claim that our use of certain technology violates a patent. Even if these claims are not meritorious, they could be costly and could divert management's attention from other more productive activities. If it is determined that we have infringed upon or misappropriated a third party's proprietary rights, there can be no assurance that any necessary licenses or rights could be obtained on terms satisfactory to us, if at all. The inability to obtain any required license on satisfactory terms could force us to incur expenses to change the way we operate our businesses. If our competitors prepare and file applications that claim trademarks owned or registered by us, we may oppose these applications and have to participate in administrative proceedings to determine priority of right in the trademark, which could result in substantial costs to us, even if the eventual outcome is favorable to us. An adverse outcome could require us to license disputed rights from third parties or to cease using such trademarks.

In addition, inasmuch as we use or license a portion of our content from third parties, our exposure to copyright infringement or right of privacy or publicity actions may increase; because we must rely upon such third parties for information as to the origin and ownership of such licensed content. We generally obtain representations as to the origins, ownership and right to use such licensed content and generally obtain indemnification to cover any breach of any such representations; however, there can be no assurance that such representations will be accurate or that such indemnification will provide adequate compensation for any breach of such representation. There can be no assurance that the outcome of any litigation between such licensors and a third party or between us and a third party will not lead to royalty obligations for which we are not indemnified or for which such indemnification is insufficient, or that we will be able to obtain any additional license on commercially reasonable terms if at all.


     We may be liable for the content we make available on the Internet.

There is risk that we could become subject to various types of legal claims relating to the content we make available on our discs or the downloading and distribution of such content, including claims such as defamation, invasion of privacy and copyright infringement. Although we carry liability insurance that covers some types of claims to a limited extent, we do not carry special media insurance. Therefore, our insurance may not cover some or all potential claims of this type, and/or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed. Any costs or imposition of liability that is not covered by insurance or in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

     Our operations could be negatively impacted by systems interruptions, which may have an material adverse effect on our reputation and business.

The hardware, software and discs used in our operations could be damaged by fire, floods, earthquakes, power loss, telecommunications failures, break-ins, electronic break-ins, computer viruses or other similar disruptive problems. These system problems could affect our business. Insurance may not adequately compensate us for any losses that may occur due to any failures or interruptions in systems. General Internet traffic interruptions or delays could also harm our business. Additionally, online service providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. To the extent our services are disrupted, we may be required to delay delivery of our discs, which may have a material adverse effect on our reputation and business.


     Our international business exposes us to a number of risks, which may have an adverse effect on our business.

Some of our projected future sales may be derived from international operations. Although we do not currently anticipate having material international operations, if we expand our international operations, we will be exposed to risks associated with international operations, including risks associated with re-valuation of the local currencies of countries where we sell our products or conduct business, which may result in our products becoming more expensive in local currency terms, thus reducing demand or in increased costs to us. Our operations and financial results also may be affected by other international factors, including:

     .  Foreign government regulation;
     .  Political or economic instability in our target markets;
     .  Trade restrictions;
     .  Changes in tax laws and tariffs;
     . Inadequate protection of intellectual property rights in some countries; and
     . Managing foreign distributors, manufacturers and staffing Managing foreign branch offices.

If these risks actually materialize, our sales to international customers may decrease.


     Government regulations of the Internet could adversely impact the business of our clients, which could have a material adverse effect on our ability to market and sell our products.

The application of existing laws and regulations to our business and our clients' business relating to issues such as user privacy, pricing, taxation, content, sweepstakes, copyrights, trademarks, advertising, and the characteristics and quality of our products and services can be unclear. Our clients and us may be subject to new laws and regulations related to our business. Although we endeavor to comply with all applicable laws and regulations and believe that we are in compliance, because of the uncertainty of existing laws and the possibility that new laws may be adopted, there is a risk that we will not be in full compliance.

Several federal laws could have an impact on our business. The Digital Millennium Copyright Act establishes binding rules that clarify and strengthen protection for copyrighted works in digital form, including works used via the Internet and other computer networks. The Child Online Protection Act is intended to restrict the distribution of certain materials deemed harmful to children. The Children's Online Privacy Protection Act of 1998 protects the privacy of children using the Internet, by requiring, among other things, (1) that in certain specific instances the operator of a website must obtain parental consent before collecting, using or disclosing personal information from children under the age of 13, (2) the operator of a website to make certain disclosures and notices on the website or online service regarding the collection, use or disclosure of such personal information, and (3) the operator of a website or online service to establish and maintain reasonable procedures to protect the confidentiality, security and integrity of personal information collected from children under the age of 13. Our efforts to comply with these and other laws subject our business to additional costs, and failure to comply could expose the business our clients and us to liability, which may have an adverse effect on our out business.


     New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. These developments have increased our legal compliance and financial reporting costs. We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual's independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.


     Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are evaluating our internal controls over financial reporting to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as will be required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as Section 404. We are currently performing the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2006. In the course of our ongoing Section 404 evaluations, we may identify conditions that may result in significant deficiencies or material weaknesses in the future.


Risks Relating to an Investment in Our Securities


     Our Executive Officers and Directors own or control a large portion of our outstanding common shares, which may limit the ability of yourself or other shareholders, whether acting singly or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in you receiving a premium over the market price for your common shares.

Currently, our Executive Officers and Directors beneficially own or control approximately 43% of our outstanding common shares. As a result, they will have the ability to control substantially all matters submitted to our shareholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.


     The application of the "penny stock" rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.


     Our common shares are thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common shares have historically been sporadically or "thinly-traded" on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

      The conversion or exercise of Series A Preferred Stock, Series B Preferred Stock and warrants into our common stock could cause our common stock price to decline due to the additional shares available in the market, particularly in light of the relatively thin trading volume of our common stock.

The market price of our common stock could decline and the voting power and value of your investment would be subject to continual dilution if the holders of our Series A Preferred Stock, Series B Preferred Stock and warrants convert their holdings into common stock and resell those shares into the market. As of September 1, 2005, we had and aggregate of approximately 19.9 million shares of common stock issuable upon conversion of our outstanding Series A Preferred Stock and Series B Preferred Stock and approximately 33,500,000 common shares issuable upon exercise of various outstanding warrants. If all outstanding Series A and Series B Preferred shares were converted, and all outstanding warrants for common shares were exercised, approximately 128 million shares of common stock would be held by our security holders, including approximately 39,800,000 shares of common stock held by holders of Series A and Series B Preferred Stock.

No holder of our Series A Preferred Stock or Series B Preferred Stock may convert any portion of their holdings to the extent that after giving effect to such conversion, such holder (together with such holder's affiliates), would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. However, such holder may waive the 4.99% limitation upon 61 days prior notice to the Company. In addition, this 4.99% limitation does not prevent any holder from converting the Series A Preferred Stock or Series B Preferred Stock into shares of our common stock and then reselling those shares at times when neither they nor their affiliates beneficially own shares in excess of the 4.99% limitation. Therefore, by periodically selling our common shares into the market, such holder together with its affiliates could in the aggregate sell more than 4.99% of our outstanding common shares. Consequently, the 4.99% limitation will not necessarily prevent substantial dilution of the voting power and value of your investment.

All shares in this offering will be freely tradable once sold pursuant to the terms outlined in the Plan of Distribution in this prospectus. Each selling security holder may sell none, some or all of the common shares registered under this prospectus at any time. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. In addition, sales of large amount of these shares in the public market could substantially depress the prevailing market prices for our shares. If that were to happen, the value of your investment could decline substantially.


     The market price for our common shares is particularly volatile given our status as a relatively unknown Company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
(2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

     Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material adverse effect on our results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.


     The trading price of our common stock may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a price we deem appropriate.


     To date, we have not paid any cash dividends on our common stock and no cash dividends on our common stock will be paid in the foreseeable future. We are required to pay quarterly dividends to our outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. In addition, we cannot pay any dividends on our common stock if any dividends due on our outstanding Series A Preferred Stock or Series B Preferred Stock are unpaid. Holders of Series A Preferred Stock are entitled to receive cumulative dividends of 6% per annum, based on the stated value of $1,000 per share. Holders of Series B Preferred Stock are entitled to receive cumulative dividends of based on the stated value of $1,000 per share of Preferred Stock at the rate of 6% per annum until August 22, 2009, 9% per annum from August 22, 2009 until August 22, 2010 and 14% thereafter until the Preferred Stock is no longer outstanding. Dividends on our Series A and Series B Preferred Stock are be payable quarterly on March 1, June 1, September 1 and December 1, which further limits our ability to pay dividends on our common shares. In addition, if the Company does not have in effect a policy of directors and officers liability insurance by February 20, 2006, or if the Corporation shall not have appointed a new Chief Financial Officer prior to November 18, 2005, then dividends on the Series B Preferred Stock shall accrue and be payable at a rate of 9% per annum in lieu of 6% per annum during the occurrence and during the continuance of either of the foregoing events.


     Our issuance of additional preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights that could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our company that might otherwise result in you receiving a distribution or a premium over the market price for your common shares. The conversion of our outstanding preferred shares could result in the substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. The sale of a large amount of common shares received upon the conversion of out outstanding preferred shares, could substantially depress the prevailing market prices for our common stock.

We are entitled under our certificate of incorporation to issue up to 500,000,000 common shares and 20,000,000 "blank check" preferred shares. As of June 30, 2005, after taking into consideration our outstanding common and preferred shares, we will be entitled to issue up to 408,567,437 additional common shares and 19,992,040 additional preferred shares. Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. Any preferred shares we may issues shall have such rights, preferences, privileges

In the event of the conversion of our preferred shares and subsequent sale of our common shares, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. Potential dilutive effects of future sales of our common shares by our stockholders, pursuant to this prospectus could have an adverse effect on the prices of our securities.

     The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions, which eliminate the liability of and indemnify our directors for monetary damages to our company and shareholders to the maximum extent permitted under Delaware corporate law. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

                         USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling security holders. We will receive no proceeds from the sale of shares of common stock in this offering, except upon exercise of the warrants other than by a cashless exercise. In that case, we would receive up to approximately $21,725,000. We will bear all expenses incident to the registration of the shares of our common stock under Federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling security holders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling security holder.

On May 23, 2005, we received $3,040,000 in connection with the sale of our Series A 6% Convertible Preferred Stock. We have used those proceeds, net our offering expense of $259,000 as follows: first, $1,130,000 to repay indebtedness; second, $1,651,000 for SG&A expenses and for working capital.

On August 22, 2005, we received $4,920,000 in connection with the sale of our Series B 6% Convertible Preferred Stock. We used or plan to use these proceeds, net of our offering expenses of approximately $539,000, as follows: first, up to $250,000 for marketing and advertising; second, up to $1,200,000, to increase our employee base; third, up to $250,000, for investor relations and public relations; and the balance for working capital and general corporate purposes, including but not limited to financing current and future projects.

The proceeds from exercise of the warrants held by the selling security holders, other than by a cashless exercise, will be used for working capital and general corporate purposes.

                     SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holder. Unless otherwise stated below, to our knowledge no selling security holder nor any affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. None of the selling security holders are members of the National Association of Securities Dealers, Inc. The selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

For purposes of calculating the percentage of shares owned after the offering, we assumed the sale of all common shares offered under this prospectus. However, the selling security holders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus. Accordingly, no estimate can be given as to the amount or percentage of our common shares that will ultimately be held by the selling security holders upon termination of sales pursuant to this prospectus. The percentage of outstanding shares is based on 71,532,563 shares of common stock outstanding as of September 1, 2005.


                                                                 Percentage of
                                     Shares                      Outstanding
                                     Beneficially                Shares
                                     Owned        Shares to be   Beneficially
                                     Before       Sold in the    Owned after
Selling Security Holder              Offering     Offering       Offering
----------------------------------- ------------- -------------- -------------
Abdou, Mark                            10,000(1)        10,000        *
Adams, Carol                           30,000           30,000        *
Allen, John                            46,022(2)       216,872        *
Anasazi Partners III Offshore, Ltd.   412,500(3)       440,625        *
Anasazi Partners III, LLC             412,500(4)       440,625        *
AS Capital Partner LLC                252,340(5)       271,090        *
Atlanticcity.com, Inc                 550,000(6)       587,500        *
ACS Holdings, LLC                     285,450(7)       285,450        *
Augustine Fund, LP                     50,000(8)        50,000        *
Axiom Capital Management              741,250(9)       741,250        *
Baker, Christopher P.                 412,500(10)      440,625        *
Barron, Bruce N. and Jacqueline A.    275,000(11)      293,750        *
Bauman, Gabor                          93,570(12)       93,570        *
Bear Sterns Security Corp FBO
  Barry W. Zelin                      252,340(13)      271,090        *
Brda, John                             43,750(14)       43,750        *
Bromberg, David                        45,000(15)       45,000        *
Calicchia, Vince                       21,375(16)       21,375        *
CAMOFI Master LDC                   4,125,000(17)    4,406,250        *
Canfield, Michel D.                   137,500(18)      146,875        *
Castle Creek Technology
  Partners, LLC                       504,680(19)      542,180        *
CEO Cast, Inc.                         75,000(20)       75,000        *
Chernick, Murray                      550,000(21)      587,500        *
Cordillera Fund, L.P.               1,100,000(22)    1,175,000        *

Crestview Capital Master, LLC       5,046,804(23)    5,421,804        *
Darrell J. Dettling 1992
  Revocable Trust                      75,702(24)       81,327        *
Davidowitz, Rosalind                2,200,000(25)    2,350,000        *
DCI Master LDC                        275,000(26)      293,750        *
Draper, Mike                           43,750(27)       43,750        *
Enable Growth Partners LP           1,816,849(28)    1,951,849        *
Enable Opportunity Partners LP        201,872(29)      216,872        *
Forfeited 962 Trust                   126,170(30)      135,545        *
Fryermuth, Reed                        35,000(31)       35,000        *
Gilmore, David & Arlene               220,000(32)      235,000        *
Greenfield, Randy and Randi           825,000(33)      881,250        *
Harman Stoller Capital
  Partners II LTD                     110,550(34)      118,088        *
Headblom, Per                             510(35)          510        *
Hirsh, Nicholas                        47,050(36)       47,050        *
Hoffer, Carol                         632,500(37)      675,625        *
Irvine Capital International, Ltd.    426,250(38)      455,313        *
Irvine Capital Partner, L.P.          797,500(39)      851,875        *
Irvine Capital Partners III, L.P.     151,250(40)      161,563        *
Jaqueten, Jean Sebastian                5,765(41)        5,765        *
Jordon, David                       4,018,722(42)    4,168,722        *
JP Turner and Company                 100,000(43)      100,000        *
KBK Ventures, Inc.                  1,300,000(44)    1,300,000        *
K-Com Communications, Inc.            350,000(45)      350,000        *
Kove, Vivienne                         75,000           75,000        *
Kramer, Sheila G.                     412,500(46)      440,625        *
Luskin, Bernard J. and Toni           137,500(47)      146,875        *
Manolovici, G.E. and Nancy            275,000(48)      293,750        *
McCullagh, Michael P.                  25,000           25,000        *
Michael L. Gruber MD Defined
  Benefit Pension Plan                110,000(49)      117,500        *
MicroCapital Fund, LP                 666,623(50)      666,623        *
MicroCapital Fund, LTD                999,933(51)      999,933        *
Mid South Capital, Inc.                15,500(52)       15,500        *
Midsummer Investment, Ltd           8,250,000(53)    8,812,500        *
Miltenberg, Andrew                    275,000(54)      293,750        *
Muth, Dudley                            3,000            3,000        *
Nite Capital LP                       504,680(55)      542,180        *
Paradigm Equities Fund II LTD         322,300(56)      344,275        *
Petschek, Jay                         275,000(57)      293,750        *
Pettman, Barrie                       225,000          225,000        *
Polinsky, Douglas                     110,000(58)      117,500        *
Pollan, Steven                        350,000(59)      350,000        *

Professional Traders Fund, LLC        550,000(60)      587,500        *
RHP Master Fund Ltd.                1,250,000(61)    1,437,500        *
Richardson & Patel LLP                152,500(62)      152,500        *
Rodriguez, Ricardo                    140,468(63)       54,218        *
ROI Group Associates                  127,500(64)      127,500        *
Salzwedal Financial
  Communications, Inc.                500,000(65)      500,000        *
Sanders 1998 Children's Trust         504,680(66)      542,180        *
Sanders Morris Harris                  60,000(67)       60,000        *
Sanders Opportunity Fund Inst. LP     774,483(68)      832,031        *
Sanders Opportunity Fund LP           234,878(69)      252,331        *
Sanders, Don                          757,021(70)      813,271        *
Sanders, Katherine U.                 504,680(71)      542,180        *
Sanson, Mark                            5,255(72)        5,255        *
Schaffer, Gerald W. and Elaine        110,000(73)      117,500        *
Schaffer, William D. and Patricia E.  110,000(74)      117,500        *
Schaffer, William J.                   55,000(75)       58,750        *
Shemano, Gary                          35,253(76)       35,253        *
Solomon Grey Financial Services       144,248(77)      144,248        *
SPGP                                  240,000(78)      120,000        *
Stanley S. Raphael Trust              550,000(79)      587,500        *
The Harman Stoller Capital
  Partners Master Fund Ltd.           529,650(80)      565,763        *
vFinance Investments, Inc.             23,875(81)       23,875        *
Vincent Manngard and Eric
  Manngard Partnership                550,000(82)      587,500        *
Vozick, David                         275,000(83)      293,750        *
Weir, Donald and Julie                252,340(84)      271,090        *
Weiskopf, Silver & Co., L.P.          275,000(85)      293,750        *
Wilder, Sammy                         275,000(86)      293,750        *
Zelin, Barry                          250,000(87)      250,000        *
                                                   ------------
        Total                                       54,525,488        *


(1) Includes 10,000 shares of common stock issuable upon exercise of a warrant.
(2) Includes 100,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 100,000 shares of common stock issuable upon exercise of a warrant.
(3) Includes 187,500 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 225,000 shares of common stock issuable upon exercise of a warrant. Christopher P. Baker is the Manager of Anasazi Partners III Offshore, Ltd. The address of Anasazi Partners III Offshore, Ltd. is 99 High Street, 7th Floor, Boston, MA 02110.
(4) Includes 187,500 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 225,000 shares of common stock issuable upon exercise of a warrant. Christopher P. Baker is the Manager of Anasazi Partners III, LLC. The address of Anasazi Partners III, LLC. is 99 High Street, 7th Floor, Boston, MA 02110.
(5) Includes 125,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 125,000 shares of common stock issuable upon exercise of a warrant. AS Capital Partner, LLC is a limited liability corporation and Michael Coughlin has voting and investment power over the shares being offered under this prospectus. The address of AS Capital Partner, LLC is 2 Rector Street, 3rd Floor New York, NY 10006.
(6) Includes 250,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 300,000 shares of common stock issuable upon exercise of a warrant. David Kaleky has voting and investment power over the shares being offered under this prospectus. The address of Atlanticcity.com, Inc. is 6503 N. Military Trail, #2801, Boca Raton, FL 33496.
(7) Consists of 285,450 shares of common stock issuable upon exercise of a warrant. Steven Pollan has voting and investment power over the shares being offered under this prospectus. The address of Atlas Capital Services, Inc. is 405 Lexington Avenue, 47th Floor, New York, NY 10174.
(8) Consists of 50,000 shares of common stock issuable upon exercise of a warrant. John Porter has voting and investment power over the shares being offered under this prospectus. The address of Augustine Fund, LP is 141 W. Jackson Boulevard, #2182, Chicago, IL 60604.
(9) Consists of 741,250 shares of common stock issuable upon exercise of a warrant.
(10) Includes 187,500 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 225,000 shares of common stock issuable upon exercise of a warrant.

(11) Includes 125,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 150,000 shares of common stock issuable upon exercise of a warrant.
(12) Consists of 93,570 shares of common stock issuable upon exercise of a warrant.
(13) Includes 125,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 125,000 shares of common stock issuable upon exercise of a warrant. Barry Zelin has voting and investment power over the shares being offered under this prospectus. The address of Bear Sterns Security Corp. is 300 East 56th Street, New York, NY 10022.
(14) Consists of 43,750 shares of common stock issuable upon exercise of a warrant.
(15) Consists of 45,000 shares of common stock issuable upon exercise of a warrant.
(16) Consists of 21,375 shares of common stock issuable upon exercise of a warrant.
(17) Includes 1,875,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 2,250,000 shares of common stock issuable upon exercise of a warrant. Jeffrey Haas has voting and investment power over the shares being offered under this prospectus. The address of CAMOFI Master LDC is 830 Third Avenue, New York, NY 10022.
(18) Includes 62,500 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 75,000 shares of common stock issuable upon exercise of a warrant.
(19) Includes 250,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 250,000 shares of common stock issuable upon exercise of a warrant. Stephen Friend has voting and investment power over the shares being offered under this prospectus. The address of Castle Creek Technology Partners, LLC is 111 West Jackson Blvd., Suite 2020 Chicago, IL 60604.
(20) Michael Wachs is the controlling person of CEO Cast, Inc and has voting and investment power over the shares being offered under this prospectus. The address of CEO Cast, Inc is 55 John Street, 11th Floor, New York, NY 10038.
(21) Includes 250,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 300,000 shares of common stock issuable upon exercise of a warrant.
(22) Includes 500,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 600,000 shares of common stock issuable upon exercise of a warrant. James P. Andrew has voting and investment power over the shares being offered under this prospectus. The address of Cordillera Fund, L.P. is 8201 Preston Road, Suite 400, Dallas, TX 75225.
(23) Includes 2,500,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 2,500,000 shares of common stock issuable upon exercise of a warrant. Stewart Flink, Robert Hoyt and Daniel Warsh have voting and investment power over the shares being offered under this prospectus. The address of Crestview Capital Master, LLC is 95 Revere Drive, Suite A Northbrook, IL 60062.
(24) Includes 37,500 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 37,500 shares of common stock issuable upon exercise of a warrant. Darrell Dettling has voting and investment power over the shares being offered under this prospectus.
(25) Includes 1,000,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 1,200,000 shares of common stock issuable upon exercise of a warrant.
(26) Includes 125,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 150,000 shares of common stock issuable upon exercise of a warrant. Michael Crow has voting and investment power over the shares being offered under this prospectus. The address of DCI Master LDC is 830 Third Avenue, 14th Floor, New York, NY 10019.
(27) Consists of 43,750 shares of common stock issuable upon exercise of a warrant.
(28) Includes 900,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 900,000 shares of common stock issuable upon exercise of a warrant. Mitch Levine has voting and investment power over the shares being offered under this prospectus. The address of Enable Growth Partners, LP is 95 Revere Drive, Suite A Northbrook, IL 60062.
(29) Includes 100,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 100,000 shares of common stock issuable upon exercise of a warrant. Mitch Levine has voting and investment power over the shares being offered under this prospectus. The address of Enable Opportunity Partners, LP is 95 Revere Drive, Suite A Northbrook, IL 60062.
(30) Includes 62,500 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 62,5000 shares of common stock issuable upon exercise of a warrant.
(31) Consists of 15,000 shares of common stock issuable upon exercise of a warrant.
(32) Includes 100,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 450,000 shares of common stock issuable upon exercise of a warrant.
(33) Includes 375,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 225,000 shares of common stock issuable upon exercise of a warrant.
(34) Includes 50,250 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 60,300 shares of common stock issuable upon exercise of a warrant. Matthew Harman has voting and investment power over the shares being offered under this prospectus. The address of Harman Stoller Capital Partners II LTD is 650 Fifth Avenue, 5th Floor, New York, NY 10019.
(35) Consists of 510 shares of common stock issuable upon exercise of a warrant.
(36) Consists of 47,050 shares of common stock issuable upon exercise of a warrant.
(37) Includes 287,500 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 345,000 shares of common stock issuable upon exercise of a warrant.
(38) Includes 193,750 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 232,500 shares of common stock issuable upon exercise of a warrant. David Bunzel has voting and investment power over the shares being offered under this prospectus. The address of Irvine Capital International, Ltd. is Manhattanville Road, Suite 105, Purchase NY 10577.
(39) Includes 362,500 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 435,000 shares of common stock issuable upon exercise of a warrant. David Bunzel has voting and investment power over the shares being offered under this prospectus. The address of Irvine Capital Partners, L.P. is Manhattanville Road, Suite 105, Purchase NY 10577.
(40) Includes 68,750 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 82,500 shares of common stock issuable upon exercise of a warrant. David Bunzel has voting and investment power over the shares being offered under this prospectus. The address of Irvine Capital Partners III, L.P. is Manhattanville Road, Suite 105, Purchase NY 10577.
(41) Consists of 5,765 shares of common stock issuable upon exercise of a warrant.
(42) Includes 1,000,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 3,000,000 shares of common stock issuable upon exercise of a warrant.
(43) Includes 100,000 shares of common stock issuable upon exercise of a warrant. Patrick Carmichael has voting and investment power over the shares being offered under this prospectus. The address of JP Turner and Company is 3340 Peachtree Road, Suite 2300, Atlanta GA 30326.
(44) David Bromberg has voting and investment power over the shares being offered under this prospectus. The address of KBK Ventures, Inc is 25227 Grogan's Mill Road #125, The Woodlands, TX 77380.
(45) Howard Abrams is the controlling person K-Com Communications, Inc and has voting and investment power over the shares being offered under this prospectus. The address of K-Com Communications, Inc is 3945 Wasatch Boulevard, #282, Holladay UT 84124.
(46) Includes 187,500 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 225,000 shares of common stock issuable upon exercise of a warrant.
(47) Includes 62,500 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 75,000 shares of common stock issuable upon exercise of a warrant.
(48) Includes 125,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 150,000 shares of common stock issuable upon exercise of a warrant.

(49) Includes 50,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 60,000 shares of common stock issuable upon exercise of a warrant. Michael L. Gruber is Trustee and has voting and investment power over the shares being offered under this prospectus.
(50) Includes 666,623 shares of common stock issuable upon exercise of a warrant. Ian Ellis has voting and investment power over the shares being offered under this prospectus. The address of MicroCapital Fund LP is 201 Post Street, #1001, San Francisco, CA 94108.
(51) Includes 999,933 shares of common stock issuable upon exercise of a warrant. Ian Ellis has voting and investment power over the shares being offered under this prospectus. The address of MicroCapital Fund LTD is 201 Post Street, #1001, San Francisco, CA 94108.
(52) Timothy Moody has voting and investment power over the shares being offered under this prospectus. The address of Mid South Capital Inc is 3500 Parkway Lane #415, Norcross, GA 30092.
(53) Includes 3,750,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 4,500,000 shares of common stock issuable upon exercise of a warrant. Midsummer Capital, LLC is the investment manager to Midsummer Investment Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of our common stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority.
(54) Includes 125,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 150,000 shares of common stock issuable upon exercise of a warrant.
(55) Includes 250,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 250,000 shares of common stock issuable upon exercise of a warrant.
(56) Includes 146,500 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 175,800 shares of common stock issuable upon exercise of a warrant. HS Management LLC is the controlling entity of Paradigm Equities Fund II LTD and has voting and investment power over the shares being offered under this prospectus. The address of Midsummer Investment, Ltd. is 650 Fifth Avenue, 5th Floor, New York, NY 10019.
(57) Includes 125,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 150,000 shares of common stock issuable upon exercise of a warrant.
(58) Includes 50,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 60,000 shares of common stock issuable upon exercise of a warrant.
(59) Consists of 350,000 shares of common stock issuable upon exercise of a warrant.
(60) Includes 250,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 300,000 shares of common stock issuable upon exercise of a warrant. Marc K. Swickie has voting and investment power over the shares being offered under this prospectus. The address of Professional Traders Fund, LLC is 1400 Old Country Road, Suite 206, Westbury, NY 11590.
(61) Includes 625,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 625,000 shares of common stock issuable upon exercise of a warrant. RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management, L.P. a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owned by RHP Master Fund. Messrs. Wayne Bloch and Peter Lockhart own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the common stock owned by the RHP Master Fund.
(62) Includes 90,000 shares of common stock issuable upon exercise of a warrant. Erick Richardson and Nimish Patel are the controlling persons of Richardson & Patel LLP, legal counsel to the Company, and have voting and investment power over the shares being offered under this prospectus. The address of Richardson & Patel LLP is 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024.
(63) Includes 25,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 25,000 shares of common stock issuable upon exercise of a warrant.
(64) Robert Giordano has voting and investment power over the shares being offered under this prospectus. The address of ROI Group Associates, Inc. is 39 Broadway, Suite 2410, New York, NY 10006.
(65) Jeff Salzwedal has voting and investment power over the shares being offered under this prospectus. The address of Salzwedal Financial Communications, Inc is 1800 SW Blankenship Road, Suite 275, West Linn, OR, 97068.
(66) Includes 250,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 250,000 shares of common stock issuable upon exercise of a warrant. Don Weir has voting and investment power over the shares being offered under this prospectus.
(67) Consists of 60,000 shares of common stock issuable upon exercise of a warrant. Don Wier and Don Sanders have voting and investment power over the shares being offered under this prospectus. The address of Sanders Morris Harris is 600 Travis Street # 3100 Chase Tower, Houston, TX 77002.
(68) Includes 383,650 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 383,650 shares of common stock issuable upon exercise of a warrant. Don Wier and Don Sanders have voting and investment power over the shares being offered under this prospectus. The address of Sanders Opportunity Fund Inst., LP is 600 Travis Street # 3100 Chase Tower, Houston, TX 77002.
(69) Includes 116,350 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 116,350 shares of common stock issuable upon exercise of a warrant. Don Wier and Don Sanders have voting and investment power over the shares being offered under this prospectus. The address of Sanders Opportunity Fund, LP is 600 Travis Street # 3100 Chase Tower, Houston, TX 77002.
(70) Includes 375,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 375,000 shares of common stock issuable upon exercise of a warrant.
(71) Includes 250,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 250,000 shares of common stock issuable upon exercise of a warrant.
(72) Consists of 5,255 shares of common stock issuable upon exercise of a warrant.
(73) Includes 50,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 60,000 shares of common stock issuable upon exercise of a warrant.
(74) Includes 50,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 60,000 shares of common stock issuable upon exercise of a warrant.
(75) Includes 25,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 30,000 shares of common stock issuable upon exercise of a warrant.
(76) Consists of 15,000 shares of common stock issuable upon exercise of a warrant.
(77) Consists of 144,248 shares of common stock issuable upon exercise of a warrant. Kyle Rowe has voting and investment power over the shares being offered under this prospectus. The address of Solomon Grey Financial Services is 5430 LBJ Freeway, Suite 1626, Dallas, TX 75240.
(78) Includes 120,000 shares of common stock issuable upon exercise of a warrant. Guy Bertin has voting and investment power over the shares being offered under this prospectus. The address of SPGP is 17 Avenue Matignon, Paris, 75008, France.
(79) Includes 250,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 300,000 shares of common stock issuable upon exercise of a warrant. Stanley S. Raphael is Trustee and has voting and investment power over the shares being offered under this prospectus. The address of Stanley S. Raphael Trust is 4221 Bocaire Blvd., Boca Raton, FL 33487.
(80) Includes 240,750 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 288,900 shares of common stock issuable upon exercise of a warrant. HS Management LLC is the controlling entity of The Harman Stoller Capital Partners Master Fund LTD and has voting and investment power over the shares being offered under this prospectus. The address of The Harman Stoller Capital Partners Master Fund LTD is 650 Fifth Avenue, 5th Floor, New York, NY 10019.

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(81) Consists of 23,875 shares of common stock issuable upon exercise of a warrant. Robert Wein has voting and investment power over the shares being offered under this prospectus. The address of vFinance Investments Inc. is 3010 Military Trail, Suite 300, Boca Raton, FL 33431.
(82) Includes 250,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 300,000 shares of common stock issuable upon exercise of a warrant. Eric and Vincent Manngard have voting and investment power over the shares being offered under this prospectus. The address of Vincent Manngard and Eric Manngard Partnership is 196 East Main Street, Huntington, NY 11743.
(83) Includes 125,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 150,000 shares of common stock issuable upon exercise of a warrant.
(84) Includes 125,000 shares of common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock and 125,000 shares of common stock issuable upon exercise of a warrant.
(85) Includes 125,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 150,000 shares of common stock issuable upon exercise of a warrant. William Silver has voting and investment power over the shares being offered under this prospectus. The address of Weiskopf, Silver & Co., L.P. is 230 Park Avenue, Suite 1550, New York, NY 10169.
(86) Includes 125,000 shares of common stock issuable upon conversion of shares of Series B 6% Convertible Preferred Stock and 150,000 shares of common stock issuable upon exercise of a warrant.
(87) Consists of 250,000 shares of common stock issuable upon exercise of a warrant.

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                       PLAN OF DISTRIBUTION

Each Selling Security Holder and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security Holder may use any one or more of the following methods when selling shares:

     . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     . purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     . an exchange distribution in accordance with the rules of the applicable exchange;
     .  privately negotiated transactions;
     . settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
     . broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
     .  a combination of any such methods of sale;
     . through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
     .  any other method permitted pursuant to applicable law.

A Selling Security Holder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by a Selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Security Holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, a Selling Security Holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. A Selling Security Holder may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. A Selling Security Holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Security Holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%). The following Selling Security Holders are NASD registered brokers or broker-dealers, or affiliates of NASD Broker Dealers: Baxter Capital Advisors, Barry Zelin, Vince Calicchia, Reed Fryermuth, David Jordon, JP Turner and Company, Mid South Capital, Inc., John Rich, Don Sanders, Gary Shemano, Solomon Grey Financial Services, vFinance Investments, Inc. and Donald Weir. The foregoing Selling Security Holders received the securities being registered in this prospectus in the ordinary course of business, and at the time of their receipt, had no agreements or understandings, directly or indirectly, with any person to distribute the securities being registered in this prospectus.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Security Holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Security Holder may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Security Holders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                     DESCRIPTION OF BUSINESS

iMedia International Inc. is a digital convergence media company and interactive multi-media content creator. We are strategically positioned and poised to exploit the paradigm-shift created by the new digital world. This shift is now affecting all media, communications, marketing and commerce globally. Businesses, governments and organizations are demanding immediate accountability and definitive results for each marketing and communications dollar spent.

The Internet, print, broadcast and wireless communications independently reach an audience, but by themselves cannot fulfill these demands.

Over the past five years, iMedia has created, developed and implemented "Digital iMedia Solutions" that successfully fulfill these demands. Our solutions seamlessly converge print, multi-media, broadcast and the Internet together, that deliver an engaging, interactive multi-media presentation to any targeted audience and instantly determine the results.

Because of its limitations, most traditional media is limited to creating brand, product or organization awareness. There is usually very little 'call to action' for the consumer, and the effect is that advertisers only enjoy a fractional return on investment for each advertising dollar. Our digital solutions not only allow for impressive branding opportunities, but more importantly inform the consumer and then lead the consumer to make a purchase or transaction immediately. Because our digital media is interactive, we can measure the consumer's interest and response throughout the entire process, and report this response to the advertiser or sponsor all in real-time.

Our proprietary brands, technologies and business models provide us the opportunity to deliver rich, engaging interactive digital media to any targeted audience, and to participate in the unlimited retail transactional opportunities that result from each consumer's response. We have effectively converged digital multi-media, interactive advertising and retail sales with efficient and economical distribution devices that have mass appeal.


Physically Deliverable Multi-Media

We believe that two fundamental keys to generating high consumer response in any marketing program are: the ability to target market and the ability to capture consumer's attention in a meaningful way.

iMedia accomplishes both using various proven models. We partner with traditional print media for distribution of our multi-media productions. These include magazines and newspapers which have well established targeted audiences. We also exploit catalogs and direct mail as other distribution sources. Because we know in advance both the demographic and psychographic makeup of these audiences, we can produce an optical disc (CD-ROM or DVD-ROM) that is designed specifically for, and that can be physically delivered to that targeted audience. Each disc contains engaging content along with advertising and sponsor's messages. The content varies depending upon the advertiser's goals, but might contain movie, entertainment, sports or travel or other content specifically chosen to appeal to the targeted audience.

Because our productions are targeted, there is a high probability that our discs will be viewed. Our internal research statistics show that on an average 60% of the discs we distribute are viewed for an average of 10-12 minutes each. Because our productions are highly interactive, we succeed in engaging the consumer in the experience. While the consumer is engaged, we can at the same time deliver to them specific advertising messages and a present a 'call-to-action' to respond.

This sets us apart from most traditional media. There is always a call to action on our productions. We encourage the consumer to "buy now!" and provide them with the ability to instantly respond and make a purchase or transaction. Every optical disc links seamlessly and instantly with the Internet allowing us or our sponsors to direct an interested, pre-qualified consumer instantly to a pre-determined webpage where they can buy the product or service offered.

Our disc productions are distributed as digital enhancements to magazines, newspapers, catalogs and direct mail pieces. We can then deliver effective multi-media presentations to any targeted audience without the 30-second limitations imposed by television. The consumer is always directed to click-through for more information or to make a purchase. Our technology instantly launches their Internet browser allowing for an immediate purchase or response.


Measurability, Reportability and Accountability

A key feature and proprietary aspect of our technology is our ability to measure and record the navigation of a consumer while they are viewing our productions. Without using cookies or spyware, or violating the privacy of any user, we know when a consumer puts our disc in, how long they watched it, what content they saw, what advertisements they saw, even how long they may have watched a video or commercial before moving on. We track and compile this data, and can sort it by time of day, zip code, city, or state. We know immediately what is the most popular content or advertisements, and conversely which the content or advertisement the consumer liked least. We can then report the effectiveness of a campaign instantly and in real-time to our advertisers, clients and sponsors using our web-based reporting system.

Convergence Media Follows Up Consumer Interest

Because our discs are interactive, we can provide our clients and sponsors with follow-up sales programs that traditional media cannot provide. These additional digital solutions include instant messaging from call center operators, live chat capability, viral marketing opportunities and telephone voice casting. Our media does more than just deliver messages. We deliver prepared, informed consumers to sellers of products and services, and allow advertisers to follow up on interest using state-of-the art digital technology. While some of these services are offered as stand-alone components by traditional marketing companies, our ability to include a complete turn-key digital solution package that includes all of these features is unique in the marketing and media industry.


The Market

According to the 2002 Report by the International Recording Media Association in 2002, U.S. companies spent over $208 billion in direct-to-consumer advertising alone. This does not include the billions of dollars spent for traditional print, outdoor and broadcast marketing. There are over one hundred different vertical markets that are potential users of our convergent media.


Our Business Models

We have multiple revenue models, each with multiple revenue streams. We incorporate both business-to-business and business-to-consumer models. Revenues are generated from advertising, production, replication, distribution, transactions, data collection, data sales, subscriptions, product merchandising and from ancillary follow-up marketing services.

Our overall business model has tremendous scalability and continuity. Each division co-brands and supports the products, services brands and sponsors offered/featured by the Company's other divisions. Revenue models are modular and transition easily from vertical market to vertical market, and work in any country in the world. It is the scalability of our underlying business models along with the infinite number of vertical markets that provide for growth opportunities as our digital solutions become adopted as the backbone of the new-media, online retailing and advertising industries.


Business-To-Business Sales

Approximately 98% of the Company's current revenues are currently generated in business-to-business (B2B) sales. We anticipate that while our B2B business will continue to grow exponentially, it could eventually become eclipsed by our business-to-consumer operations.

B2B projects and productions usually consist of custom interactive media programs developed and produced specifically for promoting a particular event, television show, product or service. The Company reduces its risk on these projects because all costs and gross margins are known in advance and rarely change after contracting.

Our B2B models continue to expand. We intend to continue developing new models that will generate additional revenue or raise gross profits without increasing the net cost of our services to our B2B clients. We do this by offering other follow-up programs that are sold as part of our digital solutions programs. These programs produce revenues from transactions, merchandising, and our follow-up marketing programs. These solutions include instant messaging, call center support, and advanced e-mail and voice cast technologies. In addition, we continue to collect data on each program, its users and the resulting transactions. This data can then be analyzed and sold to various third parties.

Our B2B business allows us to develop relationships with the worlds largest corporations, provides a stable and projectable source of revenues and income, and offers unlimited potential for growth.


Our Proprietary Brands

The business and revenue models surrounding our various proprietary products and brands has the ability to quickly eclipse the B2B digital solutions business we currently offer to our various clients and customers. Most importantly, our proprietary brands allow us to control pricing, thereby providing the Company with much higher gross profit margins, as we face no competitive pricing issues.

Currently, our proprietary brand consists of Hollywood Previews(TM) iMagazine. We are currently developing Stock Previews(TM) iMagazine, iBuy Direct(TM) Catalog and Travel Previews(TM) iMagazine.

Each of these products serve unique and specific audiences, and complement the Company's penetration into the following four targeted vertical markets:
Entertainment, Finance, Travel and Direct Response marketing. The Company is currently developing other proprietary titles that will allow for expansion into the Sports, Automobile, Health, Lifestyle, Fashion, Wireless Applications and Education markets.

Because we own both our brand and control the content, we are not limited to the distribution of this content only on optical disc. We have begun to utilize various forms of existing digital distribution so as to maximize our revenue, reach and exposure. While we currently distribute our content and productions on optical disc and via the Internet, we intend to begin offering distribution of streaming media on new G3 wireless cell phones. We also intend on beginning production of a 30-minute weekly television show featuring Hollywood Previews(TM) content.


Newspaper Syndication

Beginning with Hollywood Previews, the Company's flagship publication, we offer publishers of traditional newspapers and magazines the ability to purchase or to partner with the Company custom branding Hollywood Previews(TM) iMagazine as an interactive, multi-media enhancement for their publications. We offer each newspaper up to half of the ad positions on each disc, and offer to brand their newspaper on our cover. The revenue model is similar to that a network television show where local, regional and national advertisers all participate.

Using newspaper syndication, it is the Company's goal to reach a targeted distribution of 10 million Hollywood Previews iMagazines on a monthly basis by year-end 2007. Commensurate with the distribution of Hollywood Previews, the Company intends expanding its newspaper syndication model to include its other brands: Travel Previews, Stock Previews, Health Previews and Auto Previews. We can now offer newspapers and their readers the ability to have a regular, weekly multi-media supplement as part of their newspaper experience.


Corporate Structure

iMedia International, Inc. is a holding company structured to operate using various operating divisions and subsidiaries. Currently, the Company's main operating unit is iMedia International LLC, a California limited liability company. This wholly owned subsidiary contains four operating divisions. The Company also does business under another wholly owned subsidiary Hollywood Previews, Inc., a California Corporation. We will continue to use this subsidiary to incorporate the strategic growth initiatives of Hollywood Previews iMagazine.

The Company's six current divisions include:

     .  Business-to-Business Division
     .  Entertainment Division
     .  Automotive Division
     .  Direct Response Marketing Division
     .  Travel and Leisure Division
     .  Finance Division

As the Company expands operations, it will continue to form new business divisions to develop various other targeted vertical markets such as:

     .  Sports Division
     .  Fashion Division
     .  Life Sciences Division
     .  Political Campaigns Division
     .  Print Publishing Division
     .  Wireless Applications

Because the fundamental and underlying business model is modular and scaleable, it is the Company's goal to begin international expansion of its operations beginning in 2006. We intent to initially target the following English speaking markets by creating subsidiary operations in:

     .  The United Kingdom
     .  Australia
     .  Canada

Subsequently, and subject to capital availability, we also intend to form additional subsidiaries to service and expand operations into the following international markets:

     .  Japan
     .  Western Europe
     .  China
     .  South America
     .  India




Revenue Streams

The Company has developed multiple revenue models and multiple revenue streams within each model. Some revenue streams are more easily projectable as they are based upon certain established parameters and assumptions. These projectable revenue streams include revenues from:

     .  Pre-production and production
     .  Manufacturing and replication
     .  Distribution
     .  Digital Media Consulting
     .  Continuity advertising programs
     .  Subscription revenues
     .  Syndication revenues
     .  Placement revenues (advertorials) and others

Other revenue streams are variable and in some cases dependant upon consumer response. These types of revenue streams include:

     .  Transactional revenues
     .  Transaction fees
     .  Sponsorships
     .  Local and regional advertising
     .  Participation Programs
     .  Revenue Share Programs
     .  Data collection and sales and others


Internet Solutions and Destination Websites

The Company has developed it first destination website at www.hollywoodpreviews.tv. The website exploits the variety of content currently available and produced for the Hollywood Previews(TM) iMagazine, its wireless distribution and its planned television programming. Using a traditional Internet model, the Company generates revenues from banner and click-though advertising and from the sale of movie tickets, DVD's and video games using our proprietary shopping cart solution.

Hollywood Previews is the first of the Company's future destination websites. We intend to create new destination sites for each of the vertical markets and/or proprietary brands currently under development. Again, the model is simple: our discs brand our wireless, which brand our broadcast TV, which brand our Internet sites which brand our newspaper syndications. Advertisers and sponsors are provided with a great diversity of exposure and distribution opportunities and at the same time, we establish and build our national brands.


Transactional Revenues

The Company has proven that our interactive digital discs are highly effective in driving consumer transactions. To exploit this opportunity, we endeavor to incorporate some form of digital transactional media on each program we create, whether this is for a custom B2B client or for our proprietary brands. As part of each program, we desire to participate in a portion of the revenues derived from each transaction we generate. This may be as little as a $0.50 fee for processing a transactions through our shopping cart solution, or as much as 50% of the retail sale for some of our direct-to-consumer marketing products.


Data Collection and Data Sales

The interactive capability of the Company's media allows for opportunities for data collection. Our data collection model is still in its infancy, but will continue to be developed on an ongoing basis. With the potential for millions of discs being distributed on a annual basis, and the ability of the Company to generate profiles for various demographic audiences that are based on hard data, the ability for iMedia to launch into the data, survey, polling and lead generation business is tremendous, and offers one more major profit and revenue center for the Company and its operations.

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                     DESCRIPTION OF PROPERTY

Our principal management offices are located at 1721 21st Street, Santa Monica, California. The property is leased on a month-to-month basis and consists of 3,000 square feet of mixed-use office, production and warehouse space. Annual rent expense is approximately $39,000.

Office equipment consist of computers, servers, audio and video editing equipment, CD duplication equipment and other miscellaneous equipment that in management's opinion are in overall good operating condition and adequate to meet our immediate needs. We foresee the need to acquire additional or larger facilities in order to attain and service our projected growth. In addition, we will need to continually upgrade or acquire additional audio-video equipment computer software and hardware and other devices. We are dependant upon using state-of-the-art technology to produce and distribute our products.

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    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This "Management's Discussion and Analysis and Plan of Operation" contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; our expectations concerning litigation, regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes" and "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.


Overview

Pursuant to an Agreement and Plan of Merger dated as of August 18, 2003 (the "Merger Agreement"), a wholly owned subsidiary of the Company's corporate predecessor, Irvine Pacific Corporation ("IPC") merged with and into Hollywood Previews, Inc. ("HPI"), on August 29, 2003, resulting in HPI becoming a wholly owned subsidiary of IPC (the "Acquisition").

As consideration for the Acquisition, the shareholders of HPI were issued 55,179,581 shares of IPC common stock which, immediately following the Acquisition, represented 96.18% of the issued and outstanding common stock of IPC (after giving effect to the conversion of all of IPC's outstanding notes immediately prior to the Acquisition). Although HPI became a wholly owned subsidiary following the Acquisition, because the transaction resulted in a change of control, the transaction was recorded as a "reverse merger" whereby HPI is considered to be the accounting acquirer of the Company. Immediately prior to the Acquisition IPC had only nominal assets and liabilities and no current business operations.

Effective November 25, 2003, IPC completed a statutory merger effected for the purpose of changing its state of incorporation from Colorado to Delaware by merging into a newly formed Delaware corporation, iMedia International, Inc. (the "Company"). This change in IPC's state of incorporation and corporate name was approved by the shareholders of a majority of IPC's outstanding shares of common stock at a special meeting of shareholders on November 21, 2003.

As a result of the reincorporation merger, each outstanding share of IPC's common stock was automatically converted into one share of Company common stock. Each stock certificate representing issued and outstanding shares of IPC's common stock continues to represent the same number of shares of common stock of the Company. The Company continues to operate the business of IPC, and the reincorporation did not result in any change in IPC's former business, assets or liabilities, did not cause the Company's headquarters to be moved, or result in any relocation of management or other employees.

At the time of the Acquisition, HPI held an exclusive license from iPublishing, Inc. ("iPublishing"), an affiliate of the Company, to use iPublishing's intellectual property (the "License"). iPublishing's three shareholders, David MacEachern, Scott Kapp and Franklin Unruh (each of whom own approximately 33% of the outstanding securities of iPublishing), are each officers and directors of the Company. Pursuant to the License, iPublishing receives annual royalties of 5% of Gross Margin generated by discs produced by the Company using iPublishing technology. Because the License is exclusive, iPublishing may not license or assign any of its intellectual property to any other party and may not compete with the Company. It is the Company's intention to permanently acquire all of iPublishing's intellectual property at some point in the future when operations and revenue have stabilized. In connection with the exclusive license, HPI purchased all of iPublishing's property and equipment, which iPublishing had previously purchased from one of its shareholders and officers. The purchase transaction has been accounted for at the carry-over basis of the assets at which they were obtained by the shareholder/officer of iPublishing. HPI has since transferred the exclusive license to its parent, the Company. The intellectual property covered by the License consists of various proprietary procedures, codes, technologies, copyrights, trademarks and brands, along with the proprietary suite of mastering software used to create our CD-ROM and DVD-ROM products.


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


As a result of the Acquisition, we became a publisher of interactive, digital, and multimedia publications on CD-ROM. The Company markets and produces a variety of special edition digital publications and custom promotional discs for various corporate clients. We also distribute Hollywood Previews(TM) Entertainment iMagazine(TM), an interactive digital magazine (also called an iMagazine) on CD-ROM that features movie previews, video games, and television previews, plus interviews with stars, behind the scenes videos, music soundtracks and music videos, Hollywood fashion and style, and other entertainment news. Hollywood Previews(TM) Entertainment iMagazine(TM) is used primarily to showcase the Company's proprietary digital publishing system capabilities. The Company's publications are distributed in a variety of methods including insertions in major metropolitan newspapers, insertions in major magazines and periodicals, hand-outs using targeted street teams, at movie theater box offices, in back-end fulfillment and packaging, or via direct mail to consumers.

The majority of our revenues to date have been generated from the sale of custom publications and special edition discs. We continue to pursue the procurement of paid advertising sponsorships, licensing, content placements, and e-commerce fees from Hollywood Previews(TM) Entertainment iMagazine(TM). We also intend to begin sales efforts of our proprietary data and usage report technology that has the ability to monitor the navigation and use of Hollywood Previews(TM) Entertainment iMagazine(TM), and our other custom disc products by their audiences.

The Company is a holding company doing business through various operating subsidiaries. We formed iMedia US, LLC, a California limited liability company as a wholly owned subsidiary on December 24, 2003, to serve as our primary operating unit for developing custom publications and special edition discs.


Strategic Distribution Partners

We are continuing to forge relationships with major publishers of newspapers and magazines for strategic distribution for our customer discs and Hollywood Previews (TM) Entertainment iMagazine (TM). We are working closely with these publishers to develop a series of interactive, digital enhancements that will serve as digital supplements to their publications.

In conjunction with a major metropolitan newspaper, we intend to underwrite the costs for several unique new publications so as to guarantee publication and distribution over the next nine months. By undertaking to subsidize any revenue we ensure continuity of our publishing calendar with the newspaper and our potential sponsors.

For each strategic distribution publishing partner, we plan to implement a revenue sharing program that will allow us to participate in the combined sponsorship revenues.


Custom Discs

A major portion of our efforts and resources are spent on the development of special edition and custom interactive publications for a variety of industries and corporate clientele.

We foresee that the custom disc market will constitute a major part of our future revenues. We have identified and have developed new products specifically targeted to these new markets, industries and sectors. We intend to use a portion of our capital on an ongoing basis to develop these targeted markets.

We will continue to open up new segments of industry and commerce and new lines of distribution. Topics and sectors include entertainment, sports, travel, information, medical, wireless, automotive and direct marketing.


RESULTS OF OPERATIONS

Revenues are generated from the sale of paid advertising sponsorships, licensing, content placements, and e-commerce fees, plus the sale to advertisers and content providers of the Company's proprietary usage report that monitors the use of publications by their audiences.

The consolidated financial statements of iMedia International Inc., as of December 31, 2003, December 31, 2004 and June 30, 2005 include the accounts of the Company and its wholly owned subsidiaries HPI, iMedia US LLC, and iMedia Nevada, LLC.

On a combined basis, the Company has incurred operating losses since inception due to the expenses involved with production, fundraising and for general and administrative expenses. Significant expenditures at the corporate level continue. These outlays include production and distribution costs, fundraising costs, marketing costs, growth initiatives, legal, accounting and other professional fees.

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


Results of Operations for the years ended December 31, 2003 compared to December 31, 2004 and for the six months ended June 30, 2005 compared to the six months ended June 30, 2004:


SALES

Net sales increased $1,771,814 or 341% from $518,720 for the year ended December 31, 2003 to $2,290,534 for the year ended December 31, 2004. The Company shifted its sales emphasis to the production of special edition and custom discs while it is in the process of raising the capital to launch its proprietary products such as Hollywood Previews(TM) Entertainment Magazine.

Net sales increased $1,222,176 or 132% for the six months ended June 30, 2005 to $2,147,351 from $925,175 for the six months ended June 30, 2004.

The increase in sales for the six months June 30, 2005 versus the same time period in June 30, 2004 is primarily due to an increase in our customer base as a result of implementing our marketing plan. Our customer base increased from 3 customers in the first half of 2004 to 14 customers in fiscal 2005. Our sales consisted of custom productions to augment our various customers marketing and advertising programs. As of June 30, 2005 we have sales backlog of approximately $1.0 million which we expect to recognize in the third quarter of 2005. During the first half of 2004 and 2005 our customer base consisted primarily of companies in the entertainment business. This includes television networks, casinos, and entertainment ensembles. We expect to continue attracting customers in the entertainment area but we have begun to target other significant potential customers, including the wireless and automotive industries. We anticipate generating revenues from these additional industries sometime in 2005.

The Company does not believe that in the near future its earnings from sales to customers will be overly concentrated to any one or to only a few customers. The Company's business plan calls for sales to a wide variety of customers and with a wide variety of interests. Similarly, the Company's purchases will not be over concentrated with any one or only a few vendors.


Cost of sales and gross profit

Cost of sales increased $2,197,490 or 596% from $368,156 for the year ended December 31, 2003 to $2,565,646 for the year ended December 31, 2004, compared with in the prior year. The increase in cost of sales is attributable to the overall increase in sales. The increase in gross profit margin from 29% for the year ended December 31, 2003 to -12% for the year ended December 31, 2004 is the result of customer acquisition and pilot programs.

Cost of sales increased $944,123 or 122% for the six months ended June 30, 2005 to $1,715,232 from $771,109 for the six months ended June 30, 2004. Gross profit as a percentage of sales for the six months ended June 30, 2005 versus the six months ended June 30, 2004 is 20% and 16.6%, respectively.

The increase in cost of goods sold in absolute dollars for the six months ended June 30, 2005 versus the same time period in 2004 is due to increased sales. During 2005, it is anticipated that sales and cost of sales shall constitute a variety of design, manufacturing, replication and advertising, and that the cost of sales will average 20% to 40% of gross revenues. We may also be required to vary the profitability of each project so as to establish market share. During the six months ended June 30, 2005 we incurred costs related to a promotion with Amazon.com. This promotion consisted of providing Hollywood Preview discs to Amazon for inclusion with their shipped products. This promotion had no corresponding revenue associated with it. The impact on our margins was negative however we anticipate that our success with this project will promote our suite of products and proprietary ideas into the future with Amazon. The Company does foresee the need to continue its policy of cost variation or promotion in order to achieve significant market penetration and brand recognition.


OPERATING EXPENSES

Operating expenses increased $1,147,170 or 45% from $2,551,494 for the year ended December 31, 2003 to $3,698,664 for the year ended December 31, 2004. The increase in expense is mainly attributable to higher marketing and sales costs.

Operating expenses increased $2,046,297 or 106% for the six months ended June 30, 2005 to $3,973,626 from $1,927,329 for the six months ended June 30, 2004.

The increase in operating expenses for the six months ended June 30, 2005 versus the same time period in 2004 is due primarily to continued development of our products, growth initiatives, expenses associated with expanded sales efforts, as well as substantial legal and accounting costs associated with maintaining our fully-reporting status. We have dramatically increased our sales and marketing efforts resulting in additional operating expenses. For the six months ended June 30, 2005, $1,864,992 or 47%, respectively of operating expenses were associated with compensation and services paid through the issuance of warrants as opposed to cash. For the six months ended June 30, 2004 approximately $13,000 or.6%, of operating expenses were associated with compensation and services paid through the issuance of warrants as opposed to cash. As our business increases, it is anticipated that operating expenses will increase in absolute dollars, but should decrease as a percentage of sales.

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Operating Expenses - related parties

Operating expenses - related parties increased $49,000 or 20% for the six months ended June 30, 2005 to $292,500 from $243,500 for the six months ended June 30, 2004.

In lieu of hiring individuals to perform certain management functions, we have contracted with a company owned by our officers for its management services.


Other Expense

Interest Expense

Interest expense on a combined basis increased $912,250 from $26,090 for the year ended December 31, 2003, to $938,340 for the year ended December 31, 2004. The increase in interest expense is attributable to $1,250,000 in additional short term financing during 2004. In addition, the company issued warrants computed at $851,418 for the additional financing. These warrants were recorded as additional interest expense.

Interest expense increased $547,526 or 576% for the six months ended June 30, 2005 to $642,571 from $95,044 for the six months ended June 30, 2004. Interest expense for the six months ended June 30, 2005 consisted primarily of the following:

     . September 2004 Bridge Financing of $403,415, which includes $340,478 of interest related to warrants issued in connection with this final debt extension;
     . The amortization of the Company's Series A-6% Convertible Preferred Stock ("The Preferred Stock") debt discount of $92,899 and accrued preferred stock dividends of $15,428 recorded as interest (See "Liquidity and Capital Resources Below"); and
     . Interest on payable to related parties of $94,900 for common stock issued in lieu of interest expense.

Interest expense for the six months ended June 30, 2004 consisted primarily of the amortization of the beneficial conversion feature of a different note payable.

During the second quarter of 2005, we paid off the September 2004 bridge loan. We do not anticipate any material interest expense through 2005 except for the amortization of the debt discount on the Preferred Stock.


Loss on sale of investments

The loss on sale of investments for the six months ended June 30, 2005 of $149,913 reflects the sale of 625,000 shares, of the Company's available for sale investment in Langley Park. For the six months ended June 30, 2004 the Company did not have any investment transactions.


Impairment loss on investment in available for sale securities

During the six months ended June 30, 2005 we determined that the value of our investment in available for sale securities ("Langley Shares") has been permanently impaired. In accordance with SFAS 115 we have recorded the permanent impairment of this investment. The loss of $1,570,750 for the six months ended June 30, 2005 represents the impairment loss on this investment from the inception of the acquisition of the Langley Shares.


Value of warrants issued

In February 2005, we issued a total of 5,969,234 out-of-the-money warrants to purchase additional shares of common stock to approximately 40 investors to our prior private placements. We issued these warrants due to the illiquidity experienced by these investors while it was experiencing delays in obtaining its OTC-BB listing. 2,984,617 warrants are exercisable at the price of $1.00 per share, and 2,984,617 of these warrants are exercisable at the price of $1.25 per share. Each warrant issued was for a one-year term and will expire on February 2, 2006. At the date the warrants were issued, the market price of our common stock was $.80 per share. The value of the warrants was calculated at $439,819 using the Black-Scholes method and is recorded as "value of warrants issued" in "other income (expense) "in the statement of operations for the six months ended June 30, 2005.

In March 2005, we offered holders of certain one-year warrants the opportunity to exercise these warrants at a discounted price of $.40 per share, which was at a discount to the warrant exercise price. At the time of the offer, the market price of our common stock was approximately $.50 per share, and there was little trading volume. For the six months ended June 30, 2005 certain warrant holders took advantage of this opportunity and exercised warrants for 2,874,119 shares of common stock for total proceeds to us of $1,134,962. As a condition to the agreement, for each warrant exercised, we issued a replacement warrant as of June 30, 2005. In all,


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


we issued to these holders of one year warrants 1,437,060 replacement warrants with an exercise price of $1.25 to these holders and 1,437,059 replacement warrants with an exercise price of $1.00. These replacement warrants will expire on June 30, 2006. The total value of the 1,437,059 warrants with a strike price of $1 per share is $181,056, calculated using the Black-Scholes method using the following assumptions of 124% volatility, $.46 share price, risk free interest rate of 3.50% and zero dividend yields. The total value of the 1,437,060 warrants with a strike price of $1.25 is $148,049, using the Black-Scholes method using the following assumptions of 124% volatility, $.46 share price, risk free interest rate of 3.50% and zero dividend yields. Total value of all warrants issued for this transaction is $329,105. There were no commissions paid in conjunction with these warrants.

We did not have this expense for the six months ended June 30, 2004.


Provision for Income Taxes

For the year ended December 31, 2004, 2003 and the six months ended June 30, 2005 and 2004 the provision for income taxes represents the minimum state taxes due.


Other Comprehensive Loss

The Comprehensive loss for the year ended December 31, 2004 of $1,130,451 represents the write down of the unrealized loss in the investment in Langley Park Investments Plc. Mutual Fund shares. This unrealized loss was caused by the value of the Langley Park shares as quoted on the London Stock Exchange at December 31, 2004 (Sterling 0.14 pence), declining from the cost recorded at September 30, 2004 (Sterling 0.31 pence), the date of purchase.



LIQUIDITY AND CAPITAL RESOURCES

Net cash used in operating activities for the year ended December 31, 2004 was $2,807,831, resulting primarily from a net loss of $4,914,516, compared to $2,609,871 for the year ended December 31, 2003.

Net cash used in operating activities for the six months ended June 30, 2005 was $2,902,652. The net cash used in operations is a result of a net loss of approximately $6,969,000 offset by approximately $3,224,000 of non cash stock and warrant compensation and interest charges and approximately $1,720,000 of unrealized and realized losses on the investment in Langley Shares. In addition, we used approximately $2,009,000 for working capital purposes. Non cash compensation charges resulted from warrants issued for consulting services, bonuses and interest. The unrealized loss on the investment in Langley Shares is the result of us making the determination that the shares were permanently impaired as determined in SFAS 115. Net cash used in operating activities for the six months ended June 30, 2004 of $1,987,215 is primarily attributable to the net loss for the six months ended June 30, 2004 of approximately $2,114,000 offset by warrants issued for services of approximately $267,000 and approximately $100,000 for working capital purposes.

Net cash used in investing activities for the year ended December 31, 2004 was $195,700, compared with $398,482 in 2003. This reflected an increase in due from affiliates of $135,206 and the purchase of equipment for $60,494.

Net cash provided by investing activities for the six months ended June 30, 2005 was $179,341. Net cash provided by investing activities for the six months ended June 30, 2005 is primarily attributable to the sale of securities held for investments (i.e., the Langley Shares) for approximately $209,000 offset by the purchase of equipment for $16,000 and payments from affiliates of approximately $13,600. For the six months ended June 30, 2004 net cash used in investing activities of $97,844 was a result of the purchase of equipment for approximately $41,000 and the reduction in the amount from Affiliates and associated companies payable of approximately $56,000.

Net cash provided by financing activities for the year ended December 31, 2004 totaled $2,549,312. We received net proceeds from the private sale of common stock totaling $1,433,210, net of offering costs of $189,790. We also received $1,380,00 net proceeds from notes payable.

Net cash provided by financing activities for the six months ended June 30, 2005 totaled $2,800,960. We received net proceeds from the issuance of common and preferred stock, net of costs, of approximately $3,930,000. These proceeds were offset by the payment of notes and notes payable to related parties with the preferred stock offering proceeds of approximately $1,130,000. Net cash provided by financing activities for the six months ended June 30, 2004 totaled $1,550,347. We received net proceeds from the issuance of common stock totaling approximately $1,313,000 and proceeds from a note payable of $250,000. These proceeds were offset primarily by payments on notes payable to a related party of approximately $14,000.

We have generated losses since inception and have an accumulated deficit as of June 30, 2005 of $15,521,181. For the year ended December 31, 2004 the independent registered public accounting firm, in their opinion, has expressed substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

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We believe that over the next 12 months we will experience a steady growth in revenues and a steady growth towards profitability. To address the issue of liquidity and create an adequate capital pool we have taken on the following actions:

     . During the three months ended June 30, 2005 warrant holders exercised their right to purchase 1,774,600 shares of common stock at $.40 per share for total proceeds of $703,172;
     . Completed a private placement of Preferred Stock-Series A for $3,040,000; and
     . Completed a private placement of Preferred Stock-Series B for $4,920,000.

On May 23, 2005, the Company entered into a Purchase Agreement with 19 investors (the "Purchasers") pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, for an aggregate price of $3,040,000, 3,040 shares of Series A 6% Convertible Preferred Stock (The "Series A Preferred Stock") , warrants (the "Long Term Warrants") to purchase up to 7,600,000 shares of common stock and, solely to Crestview Capital Master Fund, LLC ("Crestview"), a warrant to purchase up to 6,000,000 shares of common stock ("The Short Term Warrants"). The Long Term Warrants are exercisable for five years at $0.60 per share. Each share of Preferred Stock may be converted into shares of common stock at a price of $0.40 per share. The Short Term Warrant entitles the Crestview to purchase up to $1,200,000 in Preferred Stock and a number of Long Term Warrants equal to 100% of the shares of Common Stock issuable upon conversion of such Preferred Stock and is otherwise based on the same terms and conditions as the Long Term Warrants, except that the Short Term Warrants are only exercisable until the earlier of (i) one year from the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement between the Company and the Purchasers is first declared effective by the Commission or (ii) two years after the date of the Purchase Agreement. The Preferred Stock has a mandatory redeemable feature at the end of two years from its issuance date.

On August 22, 2005, the Company entered into a Purchase Agreement with several accredited investors (the "Purchasers") pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, $4,920,000, 4,920 shares of Series B 6% Convertible Preferred Stock (the "Series B Preferred Stock") and warrants (the "Series B Warrants") to purchase up to 14,760,000 shares of common stock. The Warrants are exercisable for five years at $0.60 per share.

A portion of the proceeds will be used to pay the fees incurred in connection with the transactions described herein, including commissions paid to the Company's placement agents, and legal fees for the preparation offering documents and filing of the registration statement. The remaining net proceeds will be used for marketing, general and administrative expenses and working capital purposes, including but not limited to consulting, payroll, and sales costs.

We agreed to file a registration statement with the Commission in order to register the resale of the shares issuable upon conversion of the Series A and B Preferred Stock and the shares issuable upon exercise of the Warrants.

Also in May 2005, the Company paid certain offering commissions to eight investment banking firms and individuals in connection with the issuance of the Preferred Stock and accompanying warrants, through the issuance of warrants to purchase up to 2,617,950 shares of the Company's common stock. The warrants were issued at strike prices ranging from $1.00 per share to $.40 per share and terms ranging from 5 years to 1 year.

During the six months ended June 30, 2005 the Company issued 2,874,119 shares of its common stock upon exercise of certain one-year warrants for total proceeds of $1,134,962.

We believe that the liquidity events noted above will give the Company adequate capital to fund its operations for the next 12 months. However, there can be no assurance that this capital can be adequate the result of which would be a material adverse effect on the Company's operations.


OFF BALANCE SHEET ARRANGEMENTS

We have no off balance sheet arrangements.


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                        LEGAL PROCEEDINGS

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against our company.


   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identity

The following table identifies our current executive officers and directors and their respective offices held:


      Name                 Age        Position                     Held Since
    ---------             ----      -----------                    ----------

David G. MacEachern        49  Chairman and Chief Executive Officer   2003
Scott Kapp                 44  President and Director                 2003
Franklin H. Unruh          65  Chief Financial Officer and Director   2003
Kelly Konzelman            42  Executive Vice President               2003
Kevin Plate                48  Executive Vice President of Sales      2003
                                 and Business Development


Business Experience

David G. MacEachern, has served as iMedia's Chairman and Chief Executive officer since August 28, 2003. Mr. MacEachern has been in the entertainment and advertising business for over 28 years. As an entrepreneur, he has extensive executive level experience as a founder and CEO of several successful businesses. His experience includes developing, and managing companies in as diverse fields as marketing, advertising, graphic arts, cosmetics and business development.

In 1984, Mr. MacEachern co-founded the David-Scott Advertising; a Los Angeles based ad agency providing advertising and promotion for local, regional and national accounts. While continuing to run David-Scott Advertising, Mr. MacEachern co-founded and was Chief Executive Officer of Professional Make-up, a cosmetic manufacture with over $30 million in domestic and international sales. Mr. MacEachern was instrumental in acquiring distribution rights for Wal-Mart, K-Mart and Target stores. At Professional Make-Up, his primary responsibilities were developing marketing strategies, new product development and product promotion.

In 1998 Mr. MacEachern co-founded the Modern Company LLC, a digital multi-media production house specializing in the application of digital imaging to the consumer products market. The Modern Company's core competencies include developing interactive websites, graphic arts and CD-ROM design.


Scott Kapp, has served as iMedia's President and Director since August 28, 2003. Mr. Kapp is also co-founder and President of David-Scott Advertising, Mr. Kapp was responsible for negotiating and securing many of the agency's top clients. His advertising campaign for Ogee hair products won a Starch Award.

Mr. Kapp also co-founded Professional Make-up. In addition to his role as President, Mr. Kapp was responsible for the development of ancillary products, new markets and business development. While at Professional Make-Up, Mr. Kapp built-out and managed a sales force of 250 independent sales reps and secured 10 major distributors worldwide.

In 1998 Mr. Kapp along with Mr. MacEachern co-founded the Modern Company LLC, a digital multi-media production company. Mr. Kapp holds a bachelor's degree from the University of Southern California.


Franklin H. Unruh, has served as iMedia's Chief Financial Officer and Director since August 28, 2003. Mr. Unruh has over 37 years of significant experience in both accounting and financial consulting. His financial experience comprises an array of conglomerate corporations ranging from entertainment, film and music production to food processing and automobile distribution in 4 countries, South Africa, United Kingdom, Israel and the USA.

From 1980 to1986 Mr. Unruh served as Director of Participation at 20th Century Fox Films. His duties included managing profit participations on such award nominated films as the Star Wars Trilogy and other 20th Century Fox motion pictures and television programming.

Warner Communications Inc. appointed Mr. Unruh as an International Internal Auditor and later promoting Mr. Unruh to Controller of Warner Bros. Music Publishing, the second largest music publishing company in the world.

In 1978, A&M Music Publishing recruited Mr. Unruh to serve as Controller of A&M Music Publishing and later promoted him to Managing Director of ALMO Publications, A&M Publishing's printed music division.

Mr. Unruh acts as a financial consultant specializing in participations, residuals and international tax advantage investments for motion picture clients such as Cinergi, Hemdale Distributing and Streamline Pictures. He also oversees music production and artist management for his company Hanging Rock Studios.


Kelly Konzelman has served as iMedia's Executive Vice President since August 28, 2003. Mr. Konzelman has extensive experience in corporate development. For the last six years, his business efforts have focused primarily on corporate finance, security sales, investment banking and private equity placements. Mr. Konzelman's company Investment Advisory Group, has consulted with numerous developing and start-up ventures providing management expertise, implementing corporate development programs and authoring business plans and private offering memorandums. These companies were in industries as diverse as medical devices, cosmetic surgery, media, entertainment, technology, reclamation and real estate.

As an investment-banking consultant, Mr. Konzelman was responsible for the successful acquisition of capital for a number of developing companies, both public and private. As a partner in 360 Securities, and OSJ of Intrepid Securities, he successfully engineered a syndicate of over 120 independent broker dealers to offer client's private securities placements nationwide. Mr. Konzelman brings over 22 years of general and executive-level business experience to the Company. He is currently overseeing the Company operations, where he is responsible for business affairs, Corporate finance, investor relations and strategic acquisitions.


Kevin Plate has served as iMedia's Executive Vice President of Sales and Business Development since August 28, 2003. Mr. Plate has extensive experience in advertising and sponsorship sales. Mr. Plate' has held a variety of increasingly responsible sales and marketing positions over the past 20 years. Mr. Plate' served as the Western Regional Director for The Golf Channel, whose high-profile ownership group includes Comcast, Cable, Fox and Times Mirror Corporation. Through his development of creative sales and marketing packages for national advertisers, Mr. Plate' was responsible for delivering over $35 million revenue to the first cable network dedicated exclusively to a single sport.

Mr. Plate' executive management also contributed to the success of Advantage International, the world's second largest sports marketing and management company, where he used his expertise in strategic planning, new business development and sales for clients including MasterCard International, Sara Lee, Tuner Broadcasting and Keebler.

For five years Mr. Plate' served in various marketing positions at RJR Nabisco, a Fortune 500 foods and tobacco producer. Mr. Plate's duties included leveraging the company's many sports sponsorships and developing national and market-specific advertising and promotional campaigns for both the food and tobacco business units.

Mr. Plate responsibilities include implementing the Company's sales and business development plan, and the development of new client-specific products and special projects. Mr. Plate holds a bachelor's degree from the University of South Carolina.


Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.


Involvement in Certain Legal Proceedings

Except as stated herein, to the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated. On September 19, 2005, Mr. Konzelman, our

Executive Vice President, became aware that a Desist and Refrain Order was issued by the California Department of Corporations. The California Corporations Commissioner is of the opinion that Pacific Fund, LLC and Mr. Konzelman issued limited liability company membership interests, which were subject to qualification under the California Securities Law of 1968 without being qualified. The Order provides that Mr. Konzelman is to desist and refrain from the offer or sale of securities unless and until qualification has been made under the law or unless exempt. Mr. Konzelman maintains that the Order is based on material misrepresentations of fact. Notwithstanding, Mr. Konzelman intends to comply with the substance of the Order, as it merely demands compliance with the law.


Board Committees and Independence

All of the directors serve until the next annual meeting of common shareholders and until their successors are elected and qualified by our common shareholders, or until their earlier death, retirement, resignation or removal. Our Bylaws set the authorized number of directors at not less than three, with the actual number fixed by our board of directors. Our Bylaws authorized the Board of Directors to designate from among its members one or more committees and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution.

Our board of directors has not established any committees to date. None of our current directors are deemed "independent" directors as that term is used by the national stock exchanges or have the requisite public company accounting background or experience to be considered an "audit committee financial expert" as that term is defined by the under Regulation S-B promulgated under the Securities Act of 1933, as amended. The entire Board of Directors will perform the function of the Audit Committee until we appoint directors to serve on the Audit Committee. Our business model is not complex and our accounting issues are straightforward. Responsibility for our operations is centralized within management, which is currently comprised of five people. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our Board of Directors, however, currently we are not able to adequately compensate such a person, therefore may find it difficult to attract such a candidate. Management wishes to expand the Board of Directors. In expanding our Board of Directors, we will seek individuals who would be able to guide our operations based on their business experience, both past and present, or their education, and whenever possible, persons who will also qualify as independent directors.


                      EXECUTIVE COMPENSATION


Summary Compensation Table

The following table shows the compensation paid over the past three fiscal years with respect to our "named executive officers" as that term is defined by the under the Securities and Exchange Act of 1934.


                                        Annual Compensation         Long Term Compensation
                               --------------------------------- ----------------------------------------
                                                                     Awards             Payouts
                                                                 ---------------------- ----------------
                                                                            Securities           All
                                                                 Restricted Underlying           Other
                                                    Other Annual Stock      Options    LTIP      Compen-
Name and Principal Position    Year  Salary   Bonus Compensation Award(s)   SARs(#)    Payouts   sation
-----------------------------  ----- -------- ----- ------------ ---------- ---------- --------- --------

David G. MacEachern            2004  $201,000   -          -         -           -        -         -
Chief Executive Officer        2003  $170,500   -          -         -           -        -         -
                               2002  $108,634   -          -         -           -        -         -


Scott Kapp                     2004  $180,000   -          -         -           -        -         -
President                      2003  $139,250   -          -         -           -        -         -
                               2002         -   -          -         -           -        -         -

Franklin H. Unruh,             2004  $180,000   -          -         -           -        -         -
Chief Financial Officer        2003  $122,750   -          -         -           -        -         -
                               2002         -   -          -         -           -        -         -

Kelly Konzelman,               2004  $178,000   -          -         -           -        -         -
Executive Vice-President       2003  $148,350   -          -         -           -        -         -
                               2002         -   -          -         -           -        -         -

Kevin Plate,
Executive Vice-President-Sales 2004  $180,000   -          -         -           -        -         -
and Business Development       2003  $144,375   -          -         -           -        -         -
                               2002         -   -          -         -           -        -         -



Options and Stock Appreciation Rights Grant Table

There were no grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2004.


Aggregated Option Exercises and Fiscal Year-End Option Value Table

We did not have any outstanding stock options or stock appreciation rights at end the fiscal year ended December 31, 2004.


Long-Term Incentive Plan Awards Table

We do not have any Long-Term Incentive Plans.


Compensation of Directors

We currently have three directors. We do not currently provide our directors with cash compensation, although we do reimburse their expenses. There are no other arrangements pursuant to which any director was compensated during the Company's last completed fiscal year for any service provided as director.


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company entered into employment agreements with Mr. MacEachern, Mr. Kapp and Mr. Unruh on August 1, 2003. Each officer is compensated $18,000 annually in addition to compensation received through I-Publishing, Inc. as described below. The agreements may be terminated by the Company or employee upon 14-days written notice.

The Company entered into a consulting and independent contractor agreement with I-Publishing, Inc. on July 15, 2003. Effective April 2005, the agreement specified monthly payments totaling $50,000, for the combined executive management services of the Company's Chief Executive Officer, President and Chief Financial Officer. The Company may terminate the agreement upon 30-days written notice.

The Company entered into consulting and independent contractor agreements on July 15, 2003 with Mr. Konzelman's company, Investment Advisory Group, Inc., and with Mr. Plate's company, Media Solutions Network, LLC. Each agreement specifies monthly payments of $13,500 each for management services for a total of $27,000 per month. The Company may terminate the agreements upon 30-days written notice.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the common stock as of December 3, 2004, by (i) each person who is known by the Company to own beneficially more than 5% of the any classes of outstanding Stock, (ii) each director of the Company, (iii) each of the Chief Executive Officers and the four (4) most highly compensated executive officers who earned in excess of $100,000 for all services in all capacities (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is c/o iMedia International, Inc., 1721 21st Street, Santa Monica, California 90404. The percentage of outstanding shares is based on 71,347,027 shares of common stock outstanding as of June 30, 2005.

                                            Number of Shares         Percent
     Name of Beneficial Owner                of Common Stock         of Class
----------------------------------------- ------------------------- ----------

       Officers and Directors
       ----------------------

David G. MacEachern,
Chief Executive Officer, Director              11,727,510                16%

Scott Kapp,
President, Director                            10,884,000                15%

Franklin H. Unruh
Chief Financial Officer, Director               5,432,500                 8%

Kevin Plate
Executive Vice-President-Sales and
Business Development                            2,173,000                 3%

Kelly Konzelman (1)
Executive Vice-President                          315,085                <1%

All Officers and Directors as a group
 (5 persons)                                   30,488,635                 43%


         5% Stockholders
         ---------------
Waletta Far East Ltd.(2)                        5,432,500                  8%

                                               ----------

                                      TOTAL    35,921,135                 50%

______________________

(1) 43,460 shares are held by Investment Advisory Group, Inc, of which Kelly Konzelman is the sole controlling person and beneficial owner with voting and investment power over these common shares. The address of Investment Advisory Group is 27400 Pacific Coast Highway #2, Malibu, CA 90265.
(2) Carol Levinsky is the sole controlling person of Waletta Far East Ltd, and has voting and investment power over these common shares. The address of Waletta Far East Ltd. is: c/o Geremant SA, 24 Ave de Champal #1206, Geneve 12, Switzerland.


Changes in Control

We are not aware of any arrangements that may result in a change in control of the Company.

                    DESCRIPTION OF SECURITIES

General

The company is authorized to issue two classes of stock, designated as common stock and preferred stock. The company is authorized to issue is 520,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of "blank check" preferred stock, par value $0.001 per share, having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board. Our board of directors has since designated 7,200 shares of preferred stock as Series A 6% Convertible Preferred Stock, with the rights, preferences, privileges and restrictions summarized below.


Common Stock

The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock issuable upon exercise of warrants or conversion of preferred stock that are being registered in this prospectus will, when the warrants or preferred stock are properly exercised or converted, be fully paid and non-assessable.


Preferred Stock

The following is a brief description is a summary of the principal terms, rights and obligations of 7,200 shares of our preferred stock designated as Series A 6% Convertible Preferred Stock (the "Series A Preferred Stock") and 6,000 shares of our preferred stock designated as Series B 6% Convertible Preferred Stock (the "Series B Preferred Stock"). The following summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations relating thereto.


Series A Preferred Stock

Dividends. Holders of the Series A Preferred Stock shall be entitled to receive cumulative dividends of 6% per annum, based on the stated value of $1,000 per share of Series A Preferred Stock, payable quarterly on March 1, June 1, September 1 and December 1, with the first payment due on June 1, 2005.

Voting Rights. Except as otherwise required by law, a holder of shares of Series A Preferred Stock does not have the right to vote on matters that come before the Registrant's stockholders. However, the Registrant may not authorize or create any class of stock ranking senior to, or otherwise pari passu with, the Series A Preferred Stock with respect to dividends, redemption or distribution of assets upon a liquidation.

Liquidation Preference. In the event of a dissolution or winding up of the Registrant, each holder of the Series A Preferred Stock is entitled to a liquidation preference of $1,000 per share of Series A Preferred Stock held plus any declared but unpaid dividends on such share, prior to any payment to the holders of Registrant's common stock or any other stock of Registrant ranking junior to the Series A Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Registrant.

Conversion. Shares of Series A Preferred Stock may, at the option of the holder, be converted at any time or from time to time into shares of common stock at the initial conversion price of $0.40 per share, subject to adjustment; provided, that a holder of Series A Preferred Stock may at any given time convert only up to that number of shares of Series A Preferred Stock so that, upon conversion, the aggregate beneficial ownership of common stock of such holder and all persons affiliated with such holder is does not exceed 4.99% of the then outstanding common stock. The number of shares into which one share of Series A Stock shall be convertible shall be determined by dividing $1,000 by the then existing conversion price.

The conversion price may be reduced if the Registrant sells common stock or other securities convertible into or exercisable for common stock at a per share price, exercise price or conversion price lower than the conversion price then in effect (other than in connection with an acquisition of the securities, assets or business of another company, joint ventures and employee stock options).

Forced Conversion. If the shares underlying the Series A Preferred Stock are registered and the Registrant's stock price trades above $1.25 for a period of thirty consecutive days with average daily volume for 20 consecutive days of 100,000 shares per day the Registrant may force the holders of Series A Preferred Stock to convert into Common Stock.

Redemption. The Registrant is to redeem all of the then outstanding shares of Series A Preferred Stock on May 23, 2007.


Series B Preferred Stock

Dividends. Holders of the Preferred Stock shall be entitled to receive cumulative dividends based on the stated value of $1,000 per share of Preferred Stock at the rate of 6% per annum until the fourth anniversary of the Original Issue Date, 9% per annum from the fourth anniversary of the Original Issue Date until the fifth anniversary of the Original Issue Date and 14% from the fifth anniversary of the Original Issue Date until the Preferred Stock is no longer outstanding. Dividends will be payable quarterly on March 1, June 1, September 1 and December 1, with the first payment due on December
1. In addition, if the Company does not have in effect a policy of directors and officers liability insurance by February 20, 2006, or if the Corporation shall not have appointed a new Chief Financial Officer prior to November 18, 2005, then dividends shall accrue and be payable at a rate of 9% per annum in lieu of 6% per annum during the occurrence and during the continuance of either of the foregoing events.

Voting Rights. Except as otherwise required by law, a holder of shares of Preferred Stock does not have the right to vote on matters that come before the Registrant's stockholders. However, the Registrant may not authorize or create any class of stock ranking senior to, or otherwise pari passu with, the Preferred Stock with respect to dividends, redemption or distribution of assets upon a liquidation.

Liquidation Preference. In the event of a dissolution or winding up of the Registrant, each holder of the Preferred Stock is entitled to a liquidation preference of $1,000 per share of Preferred Stock held plus any declared but unpaid dividends on such share, after distribution or payment to the holders of the Registrant's Series A 6% Convertible Preferred Stock and prior to any payment to the holders of Registrant's common stock or any other stock of Registrant ranking junior to the Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Registrant.

Conversion. Shares of Preferred Stock may, at the option of the holder, be converted at any time or from time to time into shares of common stock at the initial conversion price of $0.40 per share, subject to adjustment; provided, that a holder of Preferred Stock may at any given time convert only up to that number of shares of Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the common stock of such holder and all persons affiliated with such holder is does not exceed 4.99% of the then outstanding common stock. The number of shares into which one share of Series B Stock shall be convertible shall be determined by dividing $1,000 by the then existing conversion price.

The conversion price may be reduced if the Registrant sells common stock or other securities convertible into or exercisable for common stock at a per share price, exercise price or conversion price lower than the conversion price then in effect (other than in connection with an acquisition of the securities, assets or business of another company, joint ventures and employee stock options).

Forced Conversion. If the shares underlying the Preferred Stock are registered and the Registrant's stock price trades above $1.25 for a period of thirty consecutive days with average daily volume for 20 consecutive days of 100,000 shares per day the Registrant may force the holders of Preferred Stock to convert into Common Stock.


Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors.


Delaware Laws

Business Combinations with Substantial Stockholders. Our Certificate of Incorporation provides that we are not subject to Section 203 of the Delaware General Corporation Law, which applies to business combinations with interested stockholders. Section 203 of the Delaware General Corporation Law precludes a shareholder who owns 15% or more of our shares from entering into a "business combination" involving our company for a period of three years, unless (1) our board of directors approves the combination before the shareholder acquires the 15% interest; (2) the interested shareholder acquires at least 85% of our shares as part of the transaction in which he acquired the initial 15%, excluding shares owned by our officers who are also directors and voting stock held by employee benefit plans; or (3) the combination is approved by a majority vote of our board of directors and two-thirds vote of our other shareholders at a duly called shareholders' meeting. A "business combination" is defined as (1) a merger or consolidation requiring shareholder approval, (2) the sale, lease, pledge, or other disposition of our assets, including by dissolution, having at least 50% of the entire asset value of our company, or (3) a proposed tender or exchange offer of 50% or more of our voting stock.

              INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements for the year ended December 31, 2004 and 2003, contained in this prospectus were audited by Singer Lewak Greenbaum & Goldstein LLP. Singer Lewak Greenbaum & Goldstein LLP does not own any interest in us. Effective April 1, 2005, Singer Lewak Greenbaum & Goldstein LLP resigned as the Company's principal independent accountant.

On May 10, 2005, we engaged Weinberg & Company, P.A. as our new independent certified public accountants. Weinberg & Company, P.A. does not own any interest in us.

Richardson & Patel LLP passed upon the validity of the issuance of the common shares to be sold by some of the selling security holders under this prospectus. As of September 1, 2005, Richardson & Patel LLP, and its assigns, owns 62,500 shares of common stock and a warrant to purchase up to 100,000 common shares, all of which are being registered for sale under this prospectus.


       DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                  FOR SECURITIES ACT LIABILITIES

Our bylaws and certificate of incorporation entitle our directors or executive officers to indemnification to the fullest extent permitted under Section 145 of the Delaware General Corporation Law, as may be amended. Our bylaws and certificate of incorporation also provide that our directors shall not be liable to the company or our stockholders for monetary damages for breach of duty, except (a) for any breach of duty of loyalty to the company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which a director derived an improper personal benefit.

The Delaware General Corporation Law allows a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Section 145 of the Delaware General Corporation Law, provides further for permissive indemnification of officers and directors, and insurance, as follows:

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders.

Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

For purposes of this section, reference to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Provided the terms and conditions of these provisions under Delaware law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising our of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreement and Physical Properties from iPublishing, Inc. The Company has an exclusive license(s) for certain intellectual properties from an affiliate, iPublishing, Inc., a related corporation that is controlled by, and whose beneficial owners are also the principal shareholders and directors of the Company. The license term is for a period of 99 years beginning April 4, 2003.Under the terms of the License Agreement, the royalty payable to iPublishing is a flat 5% of the Company's gross profits (net sales minus only the cost of goods sold). The license agreement has a provision for adjustment so as to limit any windfall potential to the Licensor, and inures to the benefit of the Company. The Company believes that the terms of the license agreement were no less favorable to the Company than could have been obtained in an arm's-length transaction.

Executive Compensation is paid directly to Entities Owned or Controlled by the Officers or Principal Shareholders. Compensation (salary) may be paid to the Company's primary and executive management either as an individual, or as independent contractors. This includes the executives of the Company who are also the primary owners and directors of I-Publishing, Inc. The majority of all executive compensation is paid directly to I-Publishing for distribution as directed by the executive. To comply with generally accepted accounting principles and to accurately disclose the total amount of executive compensation, all monies paid to the executive both as an individual (employee) or to a related entity (consultant or independent contractor) are classified and listed on the Company's financial statements as "operating expense - related parties".

Consulting Agreements. The Company entered into consulting and independent contractor agreements on July 15, 2003 with companies owned by its officers and shareholders, Investment Advisory Group, Inc. and Media Solutions Network, LLC, which are owned by Kelly Konzelman and Kevin Plate, respectively. Each agreement specifies monthly payments of $13,500 for management services for a total of $27,000 per month. The Company may terminate the agreements upon 30-days written notice. Total management fees paid for the six months ended June 30, 2005 is $162,000.

Related Party Notes. On July 20, 2004, the Company closed three short-term loans totaling $130,000. These loans were made to the Company by Vivian Kove, Carol Adams and Amber Kapp and each was evidenced by a promissory note (each, a "Related Party Note"). Each Related Party Note had identical terms and conditions, although the note amounts varied. The notes had a term of 90 days and bore interest at 8% per annum. In addition, a total of 130,000 two-year warrants, convertible to common stock at the price of $0.50 per share were issued to the lenders as an incentive to make the loans. On December 31, 2004 the Related Party Notes were amended and the loans were extended until to April 30, 2005. In exchange for waiving the interest payments on the original notes, the 130,000 two year warrants were cancelled and the Company authorized the issuance of 130,000 common shares in January 2005. At December 31, 2004 the committed stock was valued at $94,900.


     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


Market Information

Our common shares are currently quoted on the OTC Bulletin Board under the symbol "IMNL." Prior to November 24, 2004, our common shares were quoted on the Pink Sheets with very little activity and few isolated transactions. The following table sets forth the quarterly high and low bid prices for our common shares on the OTC Bulletin Board for the periods indicated. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions. Prior to our reverse merger on August 29, 2003, our stock had been inactive with only a few isolated transactions at approximately $0.01 per share.

                                                      Bid Price
                                            ---------------------------------
                 Period                          High            Low
     ------------------------------------------------------------------------

     Fiscal Year 2005:
        June 30, 2005                           $1.26          $0.42
        March 31, 2005                          $1.55          $0.40

     Fiscal Year 2004:
        December 31, 2004                       $2.00          $1.01
        September 30, 2004                      $2.25          $1.50
        June 30, 2004                           $2.25          $1.75
        March 31, 2004                          $2.50          $1.15

     Fiscal Year 2003:
        December 31, 2003                       $3.25          $1.15
        August 29 - September 30, 2003          $2.00          $0.10


Holders

We have approximately 678 record holders of our common stock as of September 1, 2005, according to a shareholders' list provided by our transfer agent as of that date and our records relating to issuable shares, not including an indeterminate number of stockholders who may hold their shares in street name.


Dividend Policy

We do not anticipate that we will pay any dividends with respect to our common stock in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

We cannot pay any dividends on our common stock if any dividends due on our outstanding Series A Preferred Stock or Series B Preferred Stock are unpaid. Holders of Series A Preferred Stock are entitled to receive cumulative dividends of 6% per annum, based on the stated value of $1,000 per share. Holders of Series B Preferred Stock are entitled to receive cumulative dividends of based on the stated value of $1,000 per share of Preferred Stock at the rate of 6% per annum until the fourth anniversary of the Original Issue Date, 9% per annum from the fourth anniversary of the Original Issue Date until the fifth anniversary of the Original Issue Date and 14% from the fifth anniversary of the Original Issue Date until the Preferred Stock is no longer outstanding. Dividends on our Series A and Series B Preferred Stock are be payable quarterly on March 1, June 1, September 1 and December 1.


Securities Authorized for Issuance Under Equity Compensation Plans

We did not have any equity compensation plans at the end of our last fiscal year.


Stand-Alone Grants

We do not have any outstanding stock options or stock appreciation rights. In the future, our board of directors may grant additional common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any formal stock plans. The terms of these grants may be individually negotiated.



                   REPORTS TO SECURITY HOLDERS

We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes. Our executive officers, directors and beneficial owners of 10% or more of our common shares also file reports relative to the acquisition or disposition of our common shares or acquisition, disposition or exercise of our common shares purchase options or warrants. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report and its exhibits, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.



          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
              ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our financial statements for the year ended December 31, 2004 and 2003, contained in this prospectus have been audited by Singer Lewak Greenbaum & Goldstein LLP, registered independent certified public accountants, to the extent set forth in their report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting. Singer Lewak Greenbaum & Goldstein LLP does not own any interest in us. Effective April 1, 2005, Singer Lewak Greenbaum & Goldstein LLP ("SLGG") resigned as the Company's principal independent accountant. The Company received notice of SLGG's resignation on April 7, 2005.

SLGG's reports on the Company's financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. However, SLGG's reports on the consolidated financial statements of the Company included explanatory language regarding substantial doubt about the Company's ability to continue as a going concern.

During our fiscal years ended December 31, 2003, and December 31, 2004, and through April 1, 2005, there were no disagreements between us and SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to SLGG's satisfaction would have caused SLGG to make reference to the subject matter of the disagreements in connection with its reports; and there were no reportable events described under Item 304(a)(1)(iv) of Regulation S-B.

On May 10, 2005, we engaged Weinberg & Company, P.A. ("Weinberg") as our new independent certified public accountants. The engagement of Weinberg was approved by the Board of Directors of the Company.

During the two most recent fiscal years and the interim period preceding the engagement of Weinberg, the Company has not consulted with Weinberg regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph
(a)(1)(iv) of Item 304 of Regulation S-B.

                       FINANCIAL STATEMENTS

                  Index to Financial Statements

           Description                                              Page No.

Report of Independent Registered Public Accounting Firm..................F-1

Consolidated Balance Sheets at December 31, 2004.........................F-2

Consolidated Statements of Operations and Comprehensive
Loss for the period ended December 31, 2004 and 2003.....................F-3

Consolidated Statements of Shareholders' Deficit for the period ended December 31, 2004 and 2003.........................................F-4

Consolidated Statements of Cash Flows for the period
ended December 31, 2004 and 2003.........................................F-6

Notes to Consolidated Financial Statements........................F-7 - F-18

Condensed Consolidated Balance Sheets as of June 30, 2005
(unaudited) and December 31, 2004.......................................F-19

Condensed Consolidated Statements of Operations and for
the three and six months ended June 30, 2005 (unaudited)
and 2004 (unaudited)....................................................F-20

Condensed Consolidated Statements of Shareholders' Equity
(Deficit) and other comprehensive income (loss) for the
six months ended June 30, 2005 (unaudited)..............................F-21

Condensed Consolidated Statements of Cash Flows for the
six months ended June 30, 2005 (unaudited) and 2004 (unaudited).........F-22

Notes to condensed consolidated financial statements as
 of June 30, 2005 (unaudited)....................................F-23 - F-32

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of iMedia International, Inc.

We have audited the accompanying consolidated balance sheet of iMedia International, Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, comprehensive loss, shareholders' deficit and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iMedia International, Inc. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, during the year ended December 31, 2004, the Company incurred significant losses from operations and was highly dependent on equity and debt financing. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California

February 25, 2005

                CONSOLIDATED FINANCIAL STATEMENTS
                   iMEDIA INTERNATIONAL, INC.
                   CONSOLIDATED BALANCE SHEET
                        December 31, 2004

ASSETS

CURRENT ASSETS


   Cash                                                         $   358,969
   Accounts receivable                                               46,444
   Prepaid expense                                                      555
                                                                -----------
     Total current assets                                           405,968
                                                                -----------

   PROPERTY AND EQUIPMENT, NET                                       78,211
   Investment in available for sale securities                    1,066,461
                                                                -----------
     Total assets                                               $ 1,550,640
                                                                ===========


LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES


   Accounts payable and accrued expenses                        $   757,633
   Due to affiliate                                                  13,602
   Notes payable                                                  1,080,022
                                                                -----------
     Total current liabilities                                    1,851,257
                                                                -----------
SHAREHOLDERS' DEFICIT

   Preferred stock, $0.001 par value, authorized
     20,000,000 shares; none outstanding                                  -
   Common stock, $0.001 par value, authorized
     500,000,000 shares; 65,567,913 issued and
     Outstanding                                                     65,568
   Subscription receivable                                         (530,000)
   Common stock committed, 710,000 shares                           674,900
   Deferred compensation                                           (149,246)
   Capital in excess of par value                                 9,320,428
   Accumulated deficit                                           (8,551,816)
   Accumulated other comprehensive loss                          (1,130,451)
                                                                ------------

     Total shareholders' deficit                                   (300,617)
                                                                ------------

     Total liabilities and shareholders' equity                 $ 1,550,640
                                                                ============




The accompanying notes are an integral part of these financial statements.

                   iMEDIA INTERNATIONAL, INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS
                     AND COMPREHENSIVE LOSS
         For the Years ended December 31, 2004 and 2003


                                                        2004        2003
                                                   ------------ ------------

Net sales                                          $ 2,290,534   $  156,000

Cost of sales                                        2,565,646      177,969
                                                   ------------ ------------

Gross loss                                            (275,112)     (21,969)

Operating expenses                                   3,698,664    2,754,636

Reserve for collection of
 receivable due from affiliate                               -      859,173
                                                   ------------ ------------

Loss from operations                                (3,973,776)  (3,635,778)

Interest expense                                       938,340          722
                                                   ------------ ------------
Loss before provision for income taxes              (4,912,116)  (3,636,500)

Provision for income taxes                               2,400          800
                                                   ------------ ------------

Net Loss                                            (4,914,516)  (3,637,300)
                                                   ------------ ------------
Other comprehensive loss, net of tax
  Unrealized holding loss on securities             (1,130,451)       -
                                                   ------------ ------------

Comprehensive loss                                 $(6,044,967) $(3,637,300)
                                                   ============ ============
NET LOSS PER COMMON SHARE FROM OPERATIONS
  Basic and diluted                                $     (0.08) $     (0.07)
                                                   ============ ============

NET COMPREHENSIVE LOSS PER COMMON SHARE            $     (0.10) $     (0.07)
                                                   ============ ============
WEIGHTED AVERAGE COMMON OUTSTANDING SHARES
  Basic and diluted                                 61,655,666    53,845,708
                                                   ============ ============








The accompanying notes are an integral part of these financial statements.


                            iMedia International, Inc.
                        Statement of Shareholders' Deficit
                                                                                     Accumulated
                                                                Deferred  Capital in Other
                  Common Stock     Subscription    Committed    Compen-   excess of  Comprehen. Accumulated
               Shares      Amount  Receivable  Shares  Amount   sation    par value  Losses     Deficit     Total
            ------------ -------- ------------ ------ --------- --------- ---------- ---------- ----------- ------------
Balance,
December 31,
2002                  -  $      - $         -      -  $ 65,000  $      -  $        - $       -  $        -  $    65,000

Issuance of
common stock
to Founders  44,661,421    44,661           -      -         -         -     (44,661)        -           -            -

Issuance of
committed
shares        5,432,500     5,433           -      -   (65,000)        -      59,567         -           -            -

Issuance of
common stock
for cash      4,654,990     4,655           -      -         -         -   4,344,262         -           -    4,348,917

Issuance of
common stock
for offering
costs         2,000,000     2,000           -      -         -         -           -         -           -        2,000

Issuance of
common stock
for debt
conversion      217,300       217           -      -         -         -     149,783         -           -      150,000

Issuance of
common stock
to pre-reverse
merger share-
holders and
noteholders   2,217,046     2,217           -      -         -         -      (2,217)        -           -            -

Subscription
receivable            -         -    (680,000)     -   680,000         -           -         -           -            -

Stock options
issued for
consulting
services              -         -           -      -         -         -      45,734         -           -       45,734

Common stock
committed for
consulting
services              -         -           -      -    11,520         -           -         -           -       11,520

Offering costs
paid in cash          -         -           -      -         -         -    (365,238)        -           -    (365,238)

Offering
costs paid
by issuance
of warrants           -         -           -      -         -         -     (20,177)        -           -     (20,177)

Offering costs
paid through
issuance of
common stock          -         -           -      -         -         -      (2,000)        -           -      (2,000)

Warrants
issued as
offering
costs                 -         -           -      -         -         -      20,177         -           -       20,177

Net loss              -         -           -      -         -         -           -         -  (3,637,300) (3,637,300)
            ------------ -------- ------------ ------ --------- --------- ---------- ---------- ----------- -----------
Balance,
 12/31/03    59,183,257  $ 59,183 $  (680,000)     -  $691,520  $      -  $4,185,230 $       - $(3,637,300)  $  618,633
            ============ ======== ============ ====== ========= ========= ========== ========== ===========  ==========
                                       F-4

                            iMedia International, Inc.
                        Statement of Shareholders' Deficit

                                                                                     Accumulated
                                                                Deferred  Capital in Other
                 Common Stock    Subscription   Committed       Compen-   excess of  Comprehen. Accumulated
               Shares    Amount  Receivable   Shares  Amount    sation    par value  Losses     Deficit     Total
            ----------- -------- ------------ ------- --------- --------- ---------- ---------- ------------ ------------
Balance,
December 31,
2003         59,183,257 $ 59,183 $  (680,000) 578,667 $691,520  $      -  $4,185,230 $       -  $(3,637,300) $   618,633

Issuance
of common
stock for
cash          1,661,993    1,662           -        -        -         -   1,251,338         -            -    1,253,000

Issuance of
common stock
for consulting
services        202,325      214           -       -         -         -     151,005         -            -      151,207

Issuance of
committed
shares          320,333      320     370,000 (320,333)(381,520)        -     381,200         -            -      370,000

Subscription
cancellations         -        -      30,000  (25,000) (30,000)        -           -         -            -            -

Common stock
committed for
consulting
services              -        -           -   50,000   50,000         -           -         -            -       50,000

Offering
costs paid
in cash               -        -           -        -        -         -    (202,064)        -            -    (202,064)

Offering
costs paid
by issuance
of warrants           -        -           -        -        -         -      12,274         -            -       12,274

Issuance
of warrants
for debt
conversion            -        -           -        -        -         -     914,355         -            -      914,355

Warrants
issued for
services              -        -           -        -        -         -     434,378         -            -      434,378

Common stock
committed
for interest
payable               -        -           -  130,000   94,900         -           -         -            -       94,900

Subscription
receivable            -        -    (250,000) 296,666  250,000         -           -         -            -            -

Issuance of
common stock
for shares in
Langley Park
Investment.
Common stock
for Langley   4,000,000    4,000           -        -        -         -   2,308,539         -            -    2,312,539

Offering
costs paid
with
Langley
Park's
Shares                -        -           -        -        -         -    (261,627)        -            -    (261,627)

Issuance
of common
stock for
offering
costs           200,000      200           -        -        -         -     145,800         -            -     145,800
Deferred
compensation          -        -           -        -        -  (149,246)          -         -            -    (149,246)

Unrealized
Holding
Loss on
Securities            -        -           -        -        -         -           - (1,130,451)          -  (1,130,451)

Net loss              -        -           -        -        -         -           -          -  (4,914,516) (4,914,516)
            ----------- -------- ------------ ------- --------- --------- ---------- ----------- ----------- -----------
Balance,
12/31/04     65,567,908 $ 65,568 $  (530,000) 710,000 $674,900 $(149,246) $9,320,428$(1,130,451)$(8,551,816) $ (300,618)
            =========== ======== ============ ======= ========= ========  ========== =========== =========== ===========

                                       F-5

                    iMEDIA INTERNATIONAL, INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS
          For the years ended December 31, 2004 and 2003


                                                     2004           2003
                                                  ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                         $(4,914,516) $(3,637,300)

 Adjustments to reconcile net loss to net cash used in operating activities

   Interest on fixed conversion feature and
     Amortization of debt discount                    851,420            -
   Depreciation                                        48,111       26,284
   Reserve for collection of receivable
     due from affiliate                                     -      859,173
   Non-cash stock compensation charge                 151,207       57,254
   Non-cash warrants compensation charge              434,378            -
   (Increase) in accounts receivable                  (46,444)           -
   Decrease in committed stock                        144,900            -
   Increase in deferred compensation                 (149,246)           -
   Decrease in prepaid expenses                         2,842       (3,397)
   Decrease in inventory                               71,055      (71,056)
   Increase in accounts payable
    and accrued expenses                              598,462      159,171
                                                  ------------ ------------
      Net cash used in operating activities        (2,807,831)  (2,609,871)
                                                  ------------ ------------
CASH FLOWS FROM INVESTING ACTIVITIES

 Purchase of equipment                                (60,495)     (78,117)
 Due from affiliates, net                            (135,206)    (320,365)
                                                  ------------ ------------
      Net cash used in investing activities          (195,701)    (398,482)
                                                  ------------ ------------
CASH FLOWS FROM FINANCING ACTIVITIES

 Payments on notes payable                           (251,035)           -
 Payments on notes payable - related parties          (14,254)    (175,000)
 Proceeds from notes payable - related parties          1,391       12,863
 Proceeds from notes payable                        1,380,000            -
 Proceeds from collections of subscriptions           370,000            -
 Offering costs paid on common stock                 (189,790)    (365,238)
 Proceeds from issuance of common stock             1,253,000    4,348,917
                                                  ------------ ------------
      Net cash provided by financing activities     2,549,312    3,821,542
                                                  ------------ ------------
Net Change in Cash                                   (454,220)     813,189

Cash, beginning of Period                             813,189            -
                                                  ------------ ------------

Cash, end of Period                               $   358,969  $   813,189
                                                  ============ ============

Supplemental disclosures of cash flow information
  Interest paid                                   $    55,000  $       722
  Income taxes paid                               $     2,400  $       800

Supplemental schedule of disclosure of non-cash financing activities


During the year ended December 31, 2004, the Company exchanged 4,000,000 shares of common stock, valued at $2,312,539 for 4,185,022 shares of the Langley Park Investments Plc Mutual Fund based in London, England.


During the year ended December 31, 2003, the Company:
..    converted $150,000 of notes payable into 217,300 shares of common stock, of which $50,000 was for interest due under the note.
..    purchased equipment valued at $71,196 from a shareholder/officer in exchange for a note payable.






The accompanying notes are an integral part of these financial statements.

                   iMEDIA INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004

1. ORGANIZATION

General

Pursuant to an Agreement and Plan of Merger dated as of August 18, 2003 (the "Merger Agreement"), a wholly-owned subsidiary of the Company's corporate predecessor, Irvine Pacific Corporation ("IPC") merged with and into Hollywood Previews, Inc. ("HPI"), on August 29, 2003, resulting in HPI becoming a wholly-owned subsidiary of IPC (the "Acquisition").

As consideration for the Acquisition, the shareholders of HPI were issued 55,179,581 shares of IPC common stock which, immediately following the Acquisition, represented 96.18% of the issued and outstanding common stock of IPC (after giving effect to the conversion of all of IPC's outstanding notes immediately prior to the Acquisition). Although HPI became a wholly-owned subsidiary following the Acquisition, because the transaction resulted in a change of control, the transaction was recorded as a "reverse merger" whereby HPI is considered to be the accounting acquirer of the Company. Immediately prior to the Acquisition IPC had only nominal assets and liabilities and no current business operations.

Effective November 25, 2003, IPC completed a statutory merger effected for the purpose of changing its state of incorporation from Colorado to Delaware by merging into a newly formed Delaware corporation, iMedia International, Inc. (the "Company"). This change in IPC's state of incorporation and corporate name was approved by the holders of a majority of IPC's outstanding shares of common stock at a special meeting of shareholders on November 21, 2003.

As a result of the reincorporation merger, each outstanding share of IPC's common stock was automatically converted into one share of Company common stock. Each stock certificate representing issued and outstanding shares of IPC's common stock continues to represent the same number of shares of common stock of the Company. The Company continues to operate the business of IPC, and the reincorporation did not result in any change in IPC's former business, assets or liabilities, did not cause the Company's headquarters to be moved, or result in any relocation of management or other employees.

At the time of the Acquisition HPI held an exclusive license from iPublishing, Inc. ("iPublishing"), an affiliate of the Company, to use iPublishing's intellectual property (the "License"). iPublishing's three shareholders, David MacEachern, Scott Kapp and Franklin Unruh (each of whom own approximately 33% of the outstanding securities of iPublishing), are each officers and directors of the Company. Pursuant to the License, iPublishing receives annual royalties of 5% of Gross Margin generated by disks produced by the Company using iPublishing technology. Because the License is exclusive, iPublishing may not license or assign any of its intellectual property to any other party and may not compete with the Company. It is the Company's intention to permanently acquire all of iPublishing's intellectual property at some point in the future when operations and revenue have stabilized. In connection with the exclusive license, HPI purchased all of iPublishing's property and equipment, which iPublishing had previously purchased from one of its shareholders and officers. The purchase transaction has been accounted for at the carry-over basis of the assets at which they were obtained by the shareholder/officer of iPublishing. HPI has since transferred the exclusive license to its parent, the Company. The intellectual property covered by the License consists of various proprietary procedures, codes, technologies, copyrights, trademarks and brands, along with the proprietary suite of mastering software used to create our CD-ROM and DVD-ROM products.

As a result of the Acquisition, the Company became a publisher of interactive, digital, and multimedia publications on CD-ROM. The Company markets and produces a variety of special edition digital publications and custom promotional discs for various corporate clients. We also distribute Hollywood Previews(TM) Entertainment iMagazine(TM), an interactive digital magazine (also called an iMagazine) on CD-ROM that features movie previews, video games, and television previews, plus interviews with stars, behind the scenes videos, music soundtracks and music videos, Hollywood fashion and style, and other entertainment news. Hollywood Previews(TM) Entertainment iMagazine(TM) is used primarily to showcase the Company's proprietary digital publishing system capabilities. The Company's publications are distributed in a variety of methods including insertions in major metropolitan newspapers, insertions in major magazines and periodicals, hand-outs using targeted street teams, at movie theater box offices, in back-end fulfillment and packaging, or via direct mail to consumers.

The majority of our revenues to date have been generated from the sale of custom publications and special edition discs. We continue to pursue the procurement of paid advertising sponsorships, licensing, content placements, and e-commerce fees from Hollywood Previews(TM) Entertainment iMagazine(TM). We also intend to begin sales efforts of our proprietary data and Usage Report that monitors the navigation and use of Hollywood Previews(TM) Entertainment iMagazine(TM) by its audience.

The Company is a holding company doing business through various operating subsidiaries. We formed iMedia US, LLC, a California limited liability company on December 24, 2003 to serve as our primary operating unit.

Combined Pro-Forma Financial Statements

During, HPI was a member of an affiliated group (the "affiliated group"), which included I-Publishing, MOD Studios, Inc. ("MOD Studios"), and The Modern Company, LLC ("The Modern Company"). If the consolidated financial statements were presented on a combined basis with the affiliated group, the pro forma impact on the consolidated financial condition and results of operations of the Company as of the year ended December 31, 2003 and would be as follows:

                                        Affiliated    Combining    Combined
                          As Reported      Group       Entries      Basis
                         ------------- ------------ ------------ ------------
                                        (unaudited)  (unaudited)  (unaudited)
Balance sheet
  Current assets         $  1,024,306  $   108,609  $  (136,664) $   996,251
  Property and equipment       51,833            -            -       51,833
  Other assets                      -        1,000            -        1,000
  Due from affiliate                       285,472     (285,472)           -
                         ------------- ------------ ------------ ------------
Total assets             $  1,076,139  $   395,081  $  (422,136) $ 1,049,084
                         ============= ============ ============ ============

  Current liabilities         457,506      350,376     (422,136)     385,746

  Shareholders' and
   members' equity            618,633       44,705            -      663,338
                         ------------- ------------ ------------ ------------
Total liabilities and
  shareholders' and
  members' equity        $  1,076,139  $   395,081  $  (422,136) $ 1,049,084
                         ============= ============ ============ ============

                                        Affiliated    Combining    Combined
                          As Reported      Group       Entries      Basis
                         ------------- ------------ ------------ ------------
                                        (unaudited)  (unaudited)  (unaudited)
Results of operations
  Net sales              $    156,000  $   905,270  $  (542,550) $   518,720
  Expenses                  3,791,778     (329,578)     542,550    2,919,650
                         ------------- ------------ ------------ ------------
  (Loss) income from       (3,635,778)   1,234,848            -   (2,400,930)
    operations
  Other expense                   722      125,368            -      126,090
                         ------------- ------------ ------------ ------------
 (Loss) income before
   provision for
   income taxes            (3,636,500)   1,109,480            -   (2,527,020)
  Provision for income
   taxes                          800        1,600            -        2,400
                         ------------- ------------ ------------ ------------
    Net (loss) income    $ (3,637,300) $ 1,107,880  $         -  $(2,529,420)
                         ============= ============ ============ ============

2. GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company experienced net losses from operations of $4,914,516, other comprehensive losses of $1,130,451 and has a accumulated deficit of $8,551,816. These factors raise substantial doubt about its ability to continue as a going concern.

Additional financing will be required in order for the Company to continue in existence. Management believes it will be able to obtain such financing from new investors through sales of equity through a private placement memorandum. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of iMedia International, Inc. as of December 31, 2004, include the accounts of the Company and its wholly-owned subsidiaries Hollywood Previews, Inc., iMedia US, LLC. All significant inter-company accounts and transactions have been eliminated in consolidation.

Dissolution of Subsidiaries

The Company's majority owned subsidiaries Las Vegas Previews, LLC and iPolitix, LLC had no operations for the year ended December 31, 2004, and these entities have been dissolved.

Revenue Recognition

Revenue is generated mainly through the sale and licensing of interactive, digital, multi-media publishing and is recognized in full when the product, usually a CD-ROM, is shipped to the customer or distributed to the public, provided that the other conditions of sale as established by the Securities and Exchange Commission's Staff Accounting Bulleting ("SAB") No. 104, are satisfied; Persuasive evidence of an arrangement exists; Delivery has occurred or services have been rendered; The seller's price to the buyer is fixed or determinable; and Collectibility is reasonably assured.

Accounts Receivable

The Company sells its products throughout the United States. The Company evaluates its accounts receivable on a regular basis for collectibility and provides for an allowance for potential credit losses as deemed necessary.

Earnings (Loss) per Common Share

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share", which established standards for computing and presenting earnings per share (EPS). The statement simplifies the standards for computing EPS, replaces the presentation of primary EPS with a presentation of basic EPS and requires a dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS are based upon the weighted average number of common shares outstanding during the period. Diluted EPS are based upon the weighted average number of common shares if all dilutive potential common shares had been outstanding.

The following potential common shares have been excluded from the computation of diluted net loss per share for all periods presented because the effect would have been anti-dilutive:


                                               December 31,
                                              2004      2003
                                            --------- ---------

Warrants and options issued in
  conjunction with
    - offering costs                         244,250
    - services rendered                    1,373,566     404,004
    - convertible notes payable            1,411,111
                                         ----------- -----------
Total                                    $ 3,028,927 $   404,004
                                         =========== ===========


Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of three to five years. Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Cash

The Company places its cash in banks in excess of amounts insured by federal agencies. The Company does not believe that as a result of this concentration it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Impairment of Long-Lived Assets

The Company reviews its assets for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Estimated losses are included in the statements of operations as a component of cost of sales.

Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts receivable, and accounts payable and accrued expenses. The book values of all financial instruments are representative of their fair values.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations and Uncertainties

Major Customers and Suppliers

We continue to expand and diversify our customer and marketing base so as to reduce the risk associated with sales concentration on any one or group of clients or markets. It is anticipated that over the succeeding quarters, our customer base will become more broadly diversified as we begin marketing efforts directed at sports, travel and the life science industries.

During the year ended December 31, 2004, four major customers accounted for 100% of total net sales whereas for the year ended December 31,2004 two customers constituted 63% and 24% respectively of total net sales. For the year ended December 31, 2004, one major vendor accounted for 36% of purchases.

We continue to be dependent upon third party suppliers for the manufacturing of our goods and products. Presently we outsource our disc manufacturing and printing to a variety of vendors in strategic geographic areas. Printing and disc manufacturing is a commodity industry, and should it be necessary, these suppliers can be easily replaced without detrimentally affecting to the Company.

The Company does not believe that in the near future its earnings from sales to customers will be over concentrated to any one or to only a few customers. The Company's business plan calls for sales to a wide variety of customers and in a wide variety of interests. Similarly, the Company's purchases will not be over concentrated to any one or only a few vendors.

The Company had $46,444 in receivables outstanding from customers at December
31. These have subsequently been paid.

Lines of Credit

In March 2004, we cancelled a line of credit with a financial institution in the amount of $30,000. The Company presently has no additional open lines of credit.

Marketable Securities:

The Company accounts for investments under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Investment securities are classified into one of three categories: held-to-maturity, available-for-sale, or trading. Securities are considered held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. These securities are recorded as either short-term investments or long-term marketable securities on the balance sheet depending upon their original contractual maturity dates. Held-to-maturity securities are stated at amortized cost, including adjustments for amortization of premiums and accretion of discounts. Securities are considered trading when bought principally for the purpose of selling in the near term. Trading securities are recorded as short-term investments and are carried at market value. Unrealized holding gains and losses on trading securities are included in operating income. Securities not classified as held-to-maturity or as trading are considered available-for-sale. Available-for-sale securities are recorded as either short-term investments or long-term marketable securities and are carried at market value with unrealized gains and losses included in other comprehensive income in stockholders' equity.

Comprehensive Income (Loss):

SFAS No. 130, "Reporting  Comprehensive Income," established new rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's
available-for-sale   securities,   foreign   currency translation  adjustments
and minimum pension liability adjustments to be reported as a separate component (comprehensive income/loss) of stockholders' equity.

4. INVESTMENT IN AVAILABLE FOR SALE SECURITIES

On September 30, 2004, we closed on a Stock Purchase Agreement with Langley Park Investments LLP, a London-based institutional investment trust. Langley Park purchased 4,000,000 of the Company's common shares at the price of $1.90 per share. In lieu of cash, Langley issued to the Company 4,185,022 of its common shares at British Pound Sterling 1.00 per share (British Pound Sterling
1.00 = US $1.81 on August 5, 2004). These shares become free-trading on the London Stock Exchange (LSE) on October 8, 2004 and opened at British Pound Sterling 0.31 per share. On September 30, 2004, we booked the corresponding value of these shares as an asset on our financial statements in the amount of $2,312,539. The asset value was calculated by multiplying the number of the Langley Shares by the first opening trade as reported on the LSE, multiplied by the U.S. dollar to British Pound Sterling exchange rate on September 30, 2004 (4,185,022 X British Pound Sterling 0.31 X $1.7825 = $2,312,539).

We paid a non-cash commission to an investment banker consisting of 209,251 Langley Park shares valued at $115,627 (209,251 x British Pound Sterling 0.31 X $1.7825), and an additional 200,000 shares of our common stock booked at FMV, and valued at $146,000 (200,000 X $0.73) for this transaction. The net fair market asset value of the Langley Park investment as of December 31, 2004 is $1,066,461.

We intend to use the Langley shares either to collateralize and drawn-down on a bank line of credit, to take out the MicroCapital Fund(s) loans, and/or begin progressive liquidation of the shares through the LSE in the secondary market.

The Langley Park shares are registered as a Unit Investment Trust on the LSE. The trading symbol for the shares is LSE:LPI. The shares are quoted in British Pound Sterling. The investment trust consists of a portfolio of common stock of 23 U.S. publicly-traded microcap companies. Langley Park must hold, and cannot sell, short or hedge against its portfolio for a period of two years. One-half of the free-trading Langley Park shares paid to iMedia and the 22 other portfolio companies is being held in an escrow account as downside protection for the trust in the case that any of the portfolio companies should lose market value. At the end of the two-year restriction period, the escrowed shares will be returned to the Company if the trading price of iMedia shares at that time exceeds $1.90, otherwise a portion or all of the escrowed shares will be returned to the trust to adjust for a market loss. If, at the end of the two-year period, the trading price of iMedia shares falls below $0.95, all the escrowed Langley shares will be lost. If, however, the trading price of iMedia shares is more than $0.95 but less than $1.90, only a proportionate amount of the escrowed shares will be lost.

The Comprehensive loss of $1,130,451 represents the write down of the unrealized loss in the investment in Langley Park Investments Plc. Mutual Fund shares. This unrealized loss was caused by the value of the Langley Park shares as quoted on the London Stock Exchange at December 31, 2004 (Sterling
0.14 pence), declining from the cost recorded at September 30, 2004 (Sterling 0.31pence), the date of purchase.


5. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004,  consisted of the following:

      Office Equipment, at cost                $   255,352
      Less accumulated depreciation               (177,142)
                                               ------------
      Property and equipment, net              $    78,210
                                               ============


For the year ended December 31, 2004 and 2003, depreciation expense was $48,111 and $26,284 respectively.

6. COMMITMENTS AND CONTINGENCIES

Office Lease: The Company leases its office facilities on a month-to-month basis for $3,395. Rent expense amounted to $39,145 for the year ended December 31, 2004.

Employment and consulting agreements

The Company entered into employment agreements with Mr. MacEachern, Mr. Kapp and Mr. Unruh on August 1, 2003. Each officer is compensated $18,000 annually in addition to compensation received through I-Publishing, Inc as described below. The agreements may be terminated by the Company or employee upon 14-days written notice.

The Company entered into a consulting and independent contractor agreement with I-Publishing, Inc. on July 15, 2003. The agreement specifies monthly payments totaling $40,500 for the combined executive management services of the Company's Chief Executive Officer, President and Chief Financial Officer. In October 2004, this amount was increased to $47,500 per month. The Company may terminate the agreement upon 30-days written notice.

The Company entered into consulting and independent contractor agreements on July 15, 2003 with Mr. Konzelman's company, Investment Advisory Group, Inc., and with Mr. Plate's company, Media Solutions Network, LLC. Each agreement specifies monthly payments of $13,500 for management services. The Company may terminate the agreements upon 30-days written notice.

7. CONVERTIBLE NOTES PAYABLE

On April 22, 2004 the Company closed a short-term convertible note payable to Augustine Fund, LLP. The amount borrowed was $250,000 payable in 90 days.
The Note bore interest of 8%, compounded monthly. As an incentive to make the loan, Augustine Fund was issued a 3-year warrant to purchase up to 50,000 shares at $1.00 per share and a second one-year warrant to purchase up to 250,000 additional common shares at the same price. Pursuant to the terms of the Note, the Company had the right to repay the note at any time subject to a 10-day option to convert the Note into 250,000 shares of our Common Stock. We also had the right to extend the note for one additional 90-day period.

In accordance with generally accepted accounting principles, the difference between the conversion price and the Company's stock price on the date of issuance of the Note to Augustine was considered to be interest expense. It was recognized in the statement of operations during the period from the date of issuance of the note to the time at which the note matured. During the year ended December 31, 2004, the Company recorded $54,026 as a debt discount and recognized $54,026 in interest expense related to the accretion of the debt discount.

The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $54,026 and was recognized as interest expense over the period until the notes matured. During the year ended December 31, 2004, the Company recognized $54,026 in interest expense related to the accretion of the debt discount.

In July, 2004, the Company exercised its option to repay the Note and Augustine elected not to convert. The principal amount of the Note, plus $5,000 in interest was paid by the Company on July 20, 2004 and no penalty warrants were issued. The remaining interest related to the difference between he Company's stock price and the conversion price and the warrants was recognized on that date.

On September 1, 2004 the Company closed on two short-term convertible notes payable to MicroCapital Fund, LP and MicroCapital Fund LTD (separately and collectively "Lenders"). The Company borrowed the aggregate amount of $1,000,000 payable to Lenders in 120 days. The Note bears simple interest of 15%. As an incentive to make the loan, Lenders were issued 5-year warrants to purchase up to the aggregate of 1,111,000 shares of common stock at $0.90 per share. Pursuant to the terms of the Notes, the Company has the right to repay the note at maturity, or Lenders may exercise an option to convert any portion of the notes into common shares at the price of $0.60 per share up to a maximum of 1,666,666 common shares. The Company has the right to force a conversion at the price of $0.20 per share, or 5,000,000 shares subject to the Company meeting certain required disclosure conditions.

In accordance with generally accepted accounting principles, the difference between the conversion price and the Company's stock price on the date of issuance of the Note to Lenders are considered to be interest expense. It will be recognized in the statement of operations during the period from the date of issuance of the note to the time at which the note matures. During the year ended December 31, 2004, the Company recorded $464,140 as a debt discount and recognized $464,140 in interest expense related to the accretion of the debt discount.

The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $247,473 and will be recognized as interest expense over the period until the notes mature or are converted. During the year ended December 31, 2004, the Company recognized $247,473 in interest expense related to the accretion of the debt discount.

On December 30, 2004 MicroCap agreed to extend the loan until April 30th, 2005 under similar terms, except that, under the terms of the amendment, the price that Lenders may exercise an option to convert any portion of the notes into common shares is $0.60 per share up to a maximum of 1,666,666 common shares and the Company's right to force conversion at price is lowered to $0.16 per share, or 6,250,000 shares. Due to the amendment, the additional amount allocated to the warrants as debt discount is $62,937 and will be recognized as interest expense until the notes mature or are converted.

The Company expects to repay the notes upon maturity, unless the Lenders exercise their option to convert into common shares. The Company does not expect to exercise its option to force a conversion to common stock under the terms of the amendment

8. PAYABLES TO RELATED PARTIES

On July 20, 2004, the Company closed three short-term loans totaling $130,000. These loans were made to the Company by parties related to the Company and/or its officers or directors. The Company issued a promissory note to each lender. Each note had identical terms and conditions, although the note amounts varied. The notes had a term of 90 days and bore interest at 8% per annum. In addition, a total of 130,000 two-year warrants, convertible to common stock at the price of $0.50 per share were issued to the lenders as an incentive to make the loans. On December 31st, 2004 the agreements were amended and the loans were extended until April 30th, 2005. In exchange for waiving the interest payments on the original notes, the 130,000 two year warrants were cancelled and the Company authorized the issuance of 130,000 common shares in January 2005. At December 31, 2005 the committed stock is valued at $94,900. Deferred interest was calculated at $94,900, of which $31,633 was recognized in the period ending December 31, 2004.

9. SHAREHOLDERS' DEFICIT


Common Stock Subscriptions

As at December 31, 2004, the Company had subscriptions for 530,000 shares of common stock from investors through a private placement and recorded subscriptions receivable of $530,000.

During the year ended December 31st, 2004 the Company received subscriptions of $1,253,000 for the purchase of 1,253,000 shares of common stock from accredited investors.

In addition, $370,000 was received from the prior year's subscriptions receivable.


Common Stock issued to Subscribers of a Previous Private Placement

We issued an additional 408,993 shares to investors who participated in a previous private placement dated September 2, 2003. The shares were issued to compensate for the difference between the amount paid by these prior subscribers and the amounts paid by subscribers of a subsequent private placement dated March 18, 2004, who purchased shares at a price-per-share lower than that of the previous offering.

Common Stock issued for Services

During the year ended December 31, 2004, we issued a total of 202,325 restricted shares for services rendered.

Issued securities include:

..   3,000 shares issued to a consultant for services rendered during 2004 valued at $3,000.

..   10,000 restricted shares issued to another consultant for services rendered during the three month period ended March 31, 2004, valued at $10,000.

..   114,325 shares issued to consultants for services rendered and expensed during 2003 and 2004, valued at $83,457.

..   45,000 restricted shares issued to another consultant for services rendered valued at $32,850.

..   30,000 restricted shares issued to another consultant for services rendered valued at $21,900.

During the year ended December 31, 2004, the Company issued the following shares of common stock:

..   320,333 committed shares of common stock.
..   200,000 shares as offering costs valued at $146,000.
..   202,325 shares in exchange for services valued at $151,207
..   4,000,000 shares for investment in Langley Park shares. (See note 4)


10. WARRANTS AND OPTIONS

During the year ended December 31, 2004, the Company issued 3,028,927 warrants or options to purchase common stock. All warrants and options were issued with Black Scholes assumptions of 50% volatility, $0.73 share price, risk free interest rates ranging from 2.87% to 3.7%, and exercise prices ranging from $0.10 to $1.75. The warrants and options were issued as follows:

.. issued warrants or options to purchase 244,250 shares of the Company's common stock to third parties for offering costs. The Company issued these options at exercise price of $1.00 per share, with terms expiring in two to four years. The options had a calculated value of $45,539.

.. issued warrants or options to purchase 1,373,566 shares of the Company's common stock to third parties for services. The Company issued these options at exercise prices of between $0.10 - $1.75 per share, with terms expiring in two to five years. The options had a calculated value of $428,524, $342,545 of which was recognized in the current period.

.. issued warrants to purchase 1,111,111 shares of the Company's common stock to Micro-Capital at exercise prices between $0.90 per share, with terms expiring in five years. The warrants had a calculated value of $711,613 which was recognized in the current period.

.. issued warrants to purchase 300,000 shares of the Company's common stock to the Augustine Fund at an exercise price of $1.00 per share, with a term expiring in one to five years. The warrants had a calculated value of $108,052 which was recognized in the current period.

11. INCOME TAXES

The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 2004 and 2003 as follows:

                                                        2004        2003
                                                   -----------  ----------
     Statutory regular federal income benefit rate     (34.0%)     (34.0)%
     State income taxes, net of federal benefit         (8.8)       (5.8)
     Change in valuation allowance                      42.6        39.6
     Other                                               0.2         0.2
                                                   -----------  ----------
              Total                                        - %         - %
                                                   ===========  ==========

The components of the deferred income tax assets (liabilities) at December 31, 2003 were as follows:

     Net operating loss carry-forwards                       $    2,668,226
     Reserve for loan receivable                                    343,669
     State taxes                                                    252,528
     Other                                                          267,051
                                                              -------------
                                                                  3,531,474
     Valuation allowance                                         (3,531,474)
                                                              -------------
     Total                                                    $         -
                                                              =============

The valuation allowance increased by approximately $2,090,874 during the year ended December 31, 2004. As of December 31, 2004, the Company had federal net operating loss carryforwards for federal and state income tax purposes of approximately $6,990,190. The net operating loss carryforwards begin expiring in 2024. The utilization of net operating loss carryforwards may be limited due to the ownership change provisions of Internal Revenue Code Section 382 and similar state provisions.

12. RELATED PARTY TRANSACTIONS

Licensing Agreement

I-Publishing licensed to the Company the exclusive rights to use its intellectual property. The Company is obliged to pay I-Publishing a royalty of 5% of the gross margin, defined as gross revenues less cost of goods, associated with revenue earned that uses or relies upon the Licensor's intellectual property in any form. During the period ended December 31, 2004 the Company paid royalties of $19,657 to iPublishing. Licensor may not sell, provide or otherwise assign a similar license to any other company, nor become a competitor for as long a period of time as the Company remains in operation. There are no minimum performance stipulations in the License Agreement. The license term is for 99 years beginning April, 2003.


Executive Compensation paid to Affiliate

In lieu of salaries to the three executive officers for the year ended December 31, 2004, the Company paid I-Publishing management fees of $507,000 and recorded these payments as management compensation expense.

13. SUBSEQUENT EVENTS

During the period subsequent to December 31, 2004, we issued a total of 5,615,510 out-of-the-money warrants to purchase additional shares of common stock to approximately 40 investors to the Company s prior private placements. The warrants were issued voluntarily as a concession for the delays and illiquidity experienced by these investors during the delay that the Company experienced in obtaining its OTC-BB listing. 2,807,775 warrants are exercisable at the price of $1.00 per share, and 2,807,775 of these warrants are exercisable at the price of $1.25 per share. Each warrant issued was for a one-year term and will expire on February 2, 2006. At the date the warrants were issued, the market price of the Company's common stock was $0.80 per share. The value of the warrants was calculated at $439,819, and recorded in the first quarter of 2005.

During the period subsequent to December 31, 2004, 2,260,162 warrants convertible to common stock were exercised by various warrant holders in exchange for $893,199.

                    IMEDIA INTERNATIONAL, INC.
              CONDENSED CONSOLIDATED BALANCE SHEETS



                                                    June 30,    December 31,
                                                      2005          2004
                                                  ------------- -------------
                                                   (Unaudited)
                         ASSETS

CURRENT ASSETS:
   Cash                                            $   436,618  $    358,969
   Accounts receivable                                 884,237        46,444
   Work in process                                     129,051             -
   Prepaid expense                                         800           555
                                                  ------------- -------------
      Total current assets                           1,450,706       405,968

   Property and equipment, net                          70,233        78,211
   Investment in available for sale securities         266,988     1,066,461
                                                  ------------- -------------
      Total assets                                $  1,787,927  $  1,550,640
                                                  ============= =============


           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable and accrued expenses          $    695,625  $    757,633
   Deferred revenue                                    123,260             -
   Due to affiliate                                          -        13,602
   Notes payable                                             -     1,080,022
                                                  ------------- -------------
      Total current liabilities                        818,885     1,851,257
                                                  ------------- -------------

MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK,
   net of discount of $2,947,111 (plus accrued
   unpaid dividends and interest of $15,428)           108,317             -
                                                  ------------- -------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
   Convertible Preferred stock subject to
   mandatory redemption convertible into
   7,600,000 shares of common stock, $0.001
   par value, 6% dividend, authorized 7,200
   shares; 3,040 shares issued and outstanding
   as of June 30, 2005, none outstanding
   as of December 31, 2004                                  -              -

   Common stock-500,000,000 shares authorized,
   $.001 par value 71,347,027 issued and
   outstanding as of June 30, 2005; 65,567,908
   issued and outstanding as of December 31,
   2004                                                 71,347        65,568

   Subscription receivable                                   -      (530,000)
   Common stock committed
     710,000 shares as of December 31, 2004                  -       674,900
   Deferred compensation                              (865,666)     (149,246)
   Capital in excess of par value                   17,176,225     9,320,428
   Accumulated deficit                             (15,521,181)   (8,551,816)
   Accumulated other comprehensive loss                      -    (1,130,451)
                                                  ------------- -------------
      Total stockholders' equity (deficit)             860,725      (300,617)
                                                  ------------- -------------
      Total liabilities and stockholders'
        equity (deficit)                          $  1,787,927  $  1,550,640
                                                  ============= =============



      The accompanying notes are an integral part of these condensed consolidated balance sheets.


                    IMEDIA INTERNATIONAL, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2005 and 2004 (unaudited)



                                    Three Months Ended         Six Months Ended
                                         June 30,                  June 30,
                                     2005        2004          2005          2004
                                ------------- ------------ ------------- -------------
                                (unaudited)   (unaudited)  (unaudited)   (unaudited)

Net sales                       $  1,700,886  $   899,675  $  2,147,351  $    925,175

Cost of sales                      1,447,278      766,409     1,715,232       771,109
                                ------------- ------------ ------------- -------------
Gross profit                         253,608      133,266       432,119       154,066
                                ------------- ------------ ------------- -------------
Costs and expenses:
  Operating expenses               1,953,951    1,158,317     3,973,626     1,927,329

Operating expenses
  - related parties                  150,000      121,500       292,500       243,000
                                ------------- ------------ ------------- -------------
Total expenses                     2,103,951    1,279,817     4,266,126     2,170,329
                                ------------- ------------ ------------- -------------
Loss before other expenses
 and taxes                        (1,850,343)  (1,146,551)   (3,834,007)   (2,016,263)
                                ------------- ------------ ------------- -------------
Other expense:
  Interest expense                   510,025       95,044       642,571        95,044
  Loss on sale of investments          6,436            -       149,913             -
  Impairment loss on investment
    in available-for-sale
    securities                        57,720            -     1,570,750             -
  Value of warrants                  329,105            -       768,924             -
                                ------------- ------------ ------------- -------------

Total other expense                  903,286       95,044     3,132,158        95,044
                                ------------- ------------ ------------- -------------
Loss before provision
 for income taxes                 (2,753,629)  (1,241,595)   (6,966,165)   (2,111,307)

Provision for income taxes             2,400            -         3,200         2,400
                                ------------- ------------ ------------- -------------

Net loss                        $ (2,756,029) $(1,241,595) $ (6,969,365) $ (2,113,707)
                                ============= ============ ============= =============
NET LOSS PER COMMON SHARE
 BASIC AND DILUTED
   Basic and diluted            $      (0.04) $     (0.02) $      (0.10) $      (0.04)
                                ============= ============ ============= =============
WEIGHTED AVERAGE COMMON
 OUTSTANDING SHARES
   Basic and diluted              70,960,230   60,488,428    69,004,890    59,953,397
                               ============= ============ ============= =============


      The accompanying notes are an integral part of these condensed consolidated financial statements.

                               F-20




                            IMEDIA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY (DEFICIT) AND OTHER COMPREHENSIVE INCOME (LOSS)
                For the six months ended June  30, 2005 (unaudited)

                                                                                         Accumulated
                                               Committed       Deferred      Capital in  Other
               Common Stock    Subscription      Shares        Compen-       excess of   Comprehensive Accumulated
              Shares   Amount   Receivable  Shares    Amount   sation        par value   Losses        Deficit      Total
            ---------- -------- ----------- ------- ---------- ------------- ----------- ------------ ------------- ------------
Balance
December
31, 2004    65,567,908 $ 65,568 $ (530,000) 710,000 $ 674,900  $   (149,246) $ 9,320,428 $(1,130,451) $ (8,551,816) $  (300,617)

Cancellation
of
subscription
receivable           -        -    530,000 (580,000) (580,000)            -       50,000           -             -            -

Issuance
of common
stock upon
exercise of
warrants     2,874,119    2,874          -        -         -             -    1,132,087           -             -    1,134,961

Issuance
of common
stock for
cash            30,000       30          -        -         -             -       14,970           -             -       15,000

Issuance
of common
stock for
services     2,745,000    2,745          -        -         -      (929,200)   1,924,005           -             -      997,550

Issuance
of common
stock for
interest
payable to
related
parties        130,000      130          - (130,000)  (94,900)            -       94,770           -             -            -

Issuance
of warrants
for services         -        -          -        -         -      (665,979)     665,979           -             -            -

Amortization
of deferred
compensation         -        -          -        -         -       878,759            -           -             -      878,759

Unrealized
loss on
investment           -        -          -        -         -             -            -    (382,579)            -     (382,579)

Permanent
impairment
on investment
in available
for sale
securities           -        -          -        -         -             -            -   1,513,030             -    1,513,030

Issuance of
additional
warrants to
investors            -        -          -        -         -             -      439,819           -             -      439,819

Issuance of
warrants with
preferred
stock offering       -        -          -        -         -             -    2,781,000           -             -    2,781,000

Issuance of
replacement
warrants             -        -          -        -         -             -      329,105           -             -      329,105

Issuance
of warrants
for legal
services             -        -          -        -         -             -       83,584           -             -       83,584

Issuance
of warrants
for debt
extension            -        -          -        -         -             -      340,478           -             -      340,478

Net Loss             -        -          -        -         -             -            -           -    (6,969,365)  (6,969,365)
            ---------- -------- ----------- ------- ---------- ------------- ----------- ------------ ------------- ------------
Balance
June 30,
2005        71,347,027 $ 71,347 $        -  $    -  $       -  $  (865,666)  $17,176,225 $         -  $(15,521,181) $   860,725
            ========== ======== =========== ======= ========== ============= =========== ============ ============= ============


The accompanying notes are an integral part of these condensed consolidated financial statements.

                                       F-21

                    IMEDIA INTERNATIONAL, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
   For the six months ended June 30, 2005 and 2004 (unaudited)

                                                      June 30,     June 30,
                                                        2005         2004
                                                   ------------- -------------
                                                    (unaudited)  (unaudited)
Cash Flows From Operating Activities:
Net loss                                           $ (6,969,365) $ (2,113,707)
Adjustments to reconcile net loss to net cash
  used in operating activities:
Interest on fixed conversion feature                          -        90,044
Depreciation and amortization                            24,296        20,739
Options and warrants issued for services                      -       267,770
Loss on sales of investments                            149,913             -
Impairment loss on investment in
   available for sale securities                      1,570,750             -
Non-cash stock and warrants                           2,633,916        13,000
Non-cash warrant interest charge                        340,478             -
Preferred stock dividend - interest accrual              15,428             -
Amortization of common stock for interest on
   notes to related parties                              94,900             -
Amortization of debt discount for preferred stock        92,889             -
Amortization of note discount                            62,937             -
Increase in accounts and advances receivable           (837,790)     (444,585)
Increase in work in process                            (129,051)            -
Increase in deferred compensation                             -       (47,317)
Decrease in prepaid expenses                               (245)        3,397
Decrease in leases payable                               (2,138)            -
Decrease in inventory                                         -        71,055
Increase (decrease) in accounts payable and
   accrued expenses                                     (72,830)      102,389
Increase in committed stock                                   -        50,000
Increase in deferred revenue                            123,260             -
                                                   ------------- -------------
Net cash flows used in operating activities          (2,902,652)   (1,987,215)
                                                   ------------- -------------
Cash Flows From Investing Activities:
Purchase of equipment                                   (16,318)      (41,393)
Due from affiliates and associated companies, net       (13,602)      (56,451)
Proceeds from sale of investment in
   available for sale securities                        209,261             -
                                                   ------------- -------------
Net cash flows provided by (used in)
   investing activities                                 179,341       (97,844)
                                                   ------------- -------------
Cash Flows From Financing Activities:
Payments on notes payable - related parties            (130,000)      (14,254)
Payments on notes payable                            (1,000,000)        1,391
Proceeds from notes payable                                   -       250,000
Proceeds for collection of common stock
   subscription receivable                                    -       370,000
Proceeds from issuance of common stock                1,149,960     1,058,000
Net proceeds from issuance of preferred stock         2,781,000             -
Offering costs paid on issuance of stock                      -      (114,790)
                                                   ------------- -------------
Net cash flows provided by financing activities       2,800,960     1,550,347
                                                   ------------- -------------

Net increase (decrease) in cash                          77,649      (534,712)
Cash, at beginning of period                            358,969       813,189
                                                   ------------- -------------
Cash, at end of period                             $    436,618  $    278,477
                                                   ============= =============

Supplemental Disclosures of Cash Flow Information
Income taxes paid                                  $      3,200  $      2,400
                                                   ============= =============
Interest paid                                      $     67,571  $          -
                                                   ============= =============






      The accompanying notes are an integral part of these condensed consolidated financial statements.

                    IMEDIA INTERNATIONAL INC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          June 30, 2005
1. ORGANIZATION

General

Pursuant to an Agreement and Plan of Merger dated as of August 18, 2003 (the "Merger Agreement"), a wholly-owned subsidiary of the Company's corporate predecessor, Irvine Pacific Corporation ("IPC") merged with and into Hollywood Previews, Inc. ("HPI"), on August 29, 2003, resulting in HPI becoming a wholly-owned subsidiary of IPC (the "Acquisition").

As consideration for the Acquisition, the shareholders of HPI were issued 55,179,581 shares of IPC common stock which, immediately following the Acquisition, represented 96.18% of the issued and outstanding common stock of IPC (after giving effect to the conversion of all of IPC's outstanding notes immediately prior to the Acquisition). Although HPI became a wholly-owned subsidiary following the Acquisition, because the transaction resulted in a change of control, the transaction was recorded as a "reverse merger" whereby HPI is considered to be the accounting acquirer of the Company. Immediately prior to the Acquisition IPC had only nominal assets and liabilities and no current business operations.

Effective November 25, 2003, IPC completed a statutory merger effected for the purpose of changing its state of incorporation from Colorado to Delaware by merging into a newly formed Delaware corporation, iMedia International, Inc. (the "Company"). This change in IPC's state of incorporation and corporate name was approved by the holders of a majority of IPC's outstanding shares of common stock at a special meeting of shareholders on November 21, 2003.

As a result of the reincorporation merger, each outstanding share of IPC's common stock was automatically converted into one share of Company common stock. Each stock certificate representing issued and outstanding shares of IPC's common stock continues to represent the same number of shares of common stock of the Company. The Company continues to operate the business of IPC, and the reincorporation did not result in any change in IPC's former business, assets or liabilities, did not cause the Company's headquarters to be moved, or result in any relocation of management or other employees.

At the time of the Acquisition HPI held an exclusive license from iPublishing, Inc. ("iPublishing"), an affiliate of the Company, to use iPublishing's intellectual property (the "License"). iPublishing's three shareholders, David MacEachern, Scott Kapp and Franklin Unruh (each of whom own approximately 33% of the outstanding securities of iPublishing), are each officers and directors of the Company. Pursuant to the License, iPublishing receives annual royalties of 5% of Gross Margin generated by disks produced by the Company using iPublishing technology. Because the License is exclusive, iPublishing may not license or assign any of its intellectual property to any other party and may not compete with the Company. It is the Company's intention to permanently acquire all of iPublishing's intellectual property at some point in the future when operations and revenue have stabilized. In connection with the exclusive license, HPI purchased all of iPublishing's property and equipment, which iPublishing had previously purchased from one of its shareholders and officers. The purchase transaction has been accounted for at the carry-over basis of the assets at which they were obtained by the shareholder/officer of iPublishing. HPI has since transferred the exclusive license to its parent, the Company. The intellectual property covered by the License consists of various proprietary procedures, codes, technologies, copyrights, trademarks and brands, along with the proprietary suite of mastering software used to create our CD-ROM and DVD-ROM products.

As a result of the Acquisition, the Company became a publisher of interactive, digital, and multimedia publications on CD-ROM. The Company markets and produces a variety of special edition digital publications and custom promotional discs for various corporate clients. The Company also distributes Hollywood Previews(TM) Entertainment iMagazine(TM), an interactive digital magazine (also called an iMagazine) on CD-ROM that features movie previews, video games, and television previews, plus interviews with stars, behind the scenes videos, music soundtracks and music videos, Hollywood fashion and style, and other entertainment news. Hollywood Previews(TM) Entertainment iMagazine(TM) is used primarily to showcase the Company's proprietary digital publishing system capabilities. The Company's publications are distributed in a variety of methods including insertions in major metropolitan newspapers, insertions in major magazines and periodicals, hand-outs using targeted street teams, at movie theater box offices, in back-end fulfillment and packaging, or via direct mail to consumers.

The majority of the Company's revenues to date have been generated from the sale of custom publications and special edition discs. The Company continues to pursue the procurement of paid advertising sponsorships, licensing, content placements, and e-commerce fees from Hollywood Previews(TM) Entertainment iMagazine(TM) and intends to begin sales efforts of its proprietary data and usage report technology that monitors the navigation and use of Hollywood Previews(TM) Entertainment iMagazine(TM) by its audience.

The Company is a holding company doing business through various operating subsidiaries. iMedia US, LLC, a California limited liability company was formed on December 24, 2003 to serve as the Company's primary operating unit for developing custom publications and special edition discs.

2. GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company experienced net losses from operations for the six months ended June 30, 2005 of $6,969,365, negative cash flows from operations of $2,902,652 and has an accumulated deficit of $15,521,181 as of June 30, 2005. These factors raise substantial doubt about its ability to continue as a going concern.

Additional financing will be required in order for the Company to continue in existence. During the three months ended June 30, 2005 the Company entered into a purchase agreement with several accredited investors pursuant to which the Company agreed to sell 3,040 of its shares of Series A-6% Mandatory Redeemable Convertible Preferred Stock along with warrants to purchase its common stock (see Note 12). The Company intends to seek additional financing through the issuance of additional debt or equity securities.

The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information

The consolidated financial information as of June 30, 2005 and for the three and six months ended June 30, 2005 is unaudited and reflects all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of the financial position, operating results, and cash flows for such periods. The consolidated results of operations for the three and six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for any future period. These financial statements and accompanying footnotes should be read in conjunction with the Company's financial statements in the Company's Form 10-KSB for the year ended December 31, 2004.

The Company's results of operations for the three and six months ended June 30, 2005 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2005.

Basis of Presentation

The consolidated financial statements of iMedia International, Inc. as of June 30, 2005, include the accounts of the Company and its wholly-owned subsidiaries Hollywood Previews, Inc., IMedia US, LLC and IMedia Nevada, LLC. All significant inter-company accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company's major source of revenue is from the creation and duplication of interactive multi-media CD's from content provided by customers. Revenue is allocated to the creation of the CD, and to the duplication of such CD's, based upon the contract terms and relative fair value of such services to the total contractual revenue. Revenue from the creation of the multi-media interactive CD is recognized when completed and upon client acceptance. Revenue from duplication is recognized as the units are shipped.

Accounts Receivable

The Company sells its products throughout North America. The Company evaluates its accounts receivable on a regular basis for collectibility and provides for an allowance for potential credit losses as deemed necessary. As of June 30, 2005 (unaudited) and December 31, 2004 no valuation allowance has been recorded against the accounts receivable.

Work in Progress

The Company capitalizes direct material and labor into work in process on projects that have yet to be completed. Total work in process as of June 30, 2005 is $129,051. There was no work in progress as of December 31, 2004.

Earnings (Loss) per Common Share

Statement of Financial Accounting Standards No. 128, "Earnings Per Share", requires presentation of basic earnings per share and diluted earnings per share. Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. These potentially dilutive securities were not included in the calculation of loss per share for the three and six months ended June 30, 2005 and 2004 because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive. Accordingly, basic and diluted loss per share is the same for the three and six months ended June 30, 2005 and 2004. For the three and six months ended June 30, 2005, potentially dilutive securities totaled 25,544,935 and 33,061,605, respectively. For the three and six months ended June 30, 2004, potentially dilutive securities totaled 405,016 and 759,341, respectively.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of three to five years. Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Property and equipment at June 30, 2005 (unaudited) and December 31, 2004 consisted of the following:


                                           2005          2004
                                      -------------  ------------
      Equipment                       $    271,669   $   255,352
      Less: Accumulated Depreciation      (201,436)     (177,141)
                                      -------------  ------------
                                      $     70,233   $    78,211
                                      ============= =============

Cash

The Company places its cash in banks in excess of amounts insured by federal agencies. The Company does not believe that as a result of this concentration it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant
credit risk on cash.   As of June 30, 2005 total cash in excess of federally
insured amounts by the Company is $209,522.

Impairment of Long-Lived Assets

The Company reviews its assets for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Estimated losses are included in the statements of operations as a component of cost of sales.

Deferred Revenue

The Company records receivables for projects that have yet to complete the earnings process when they become billable under the customers contract or purchase order. As of June 30, 2005 the Company has recorded deferred revenue of $123,260.

Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts receivable accounts payable and accrued expenses. The book values of all financial instruments are representative of their fair values.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS 123R supercedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and amends SFAS No. 95, "Statement of Cash Flows". SFAS 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards. The cost will be recognized as compensation expense over the vesting period of the awards. The Company is a small business issuer, and therefore is required to adopt SFAS 123R as of the first interim or annual reporting period of the first fiscal year that begins on or after December 15, 2005. Under this method, the Company will begin recognizing compensation cost for equity-based compensation for all new or modified grants after the date of adoption. In addition, the Company will recognize the unvested portion of the grant date fair value of awards issued prior to adoption based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding options and warrants. The Company is currently evaluating the potential effect that the adoption of SFAS 123R will have on the Company's financial statement presentation and disclosures.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment to APB Opinion No. 29" ("SFAS 153"). SFAS 153 amends Accounting Principles Board Opinion No. 29, "Accounting for Nonmonetary Transactions", to require that exchanges of nonmonetary assets be measured and accounted for at fair value, rather than at carryover basis, of the assets exchanged. Nonmonetary exchanges that lack commercial substance are exempt from this requirement. SFAS 153 is effective for nonmonetary exchanges entered into in fiscal periods beginning after June 15, 2005. The Company does not routinely enter into nonmonetary exchanges. Accordingly, the Company does not expect that the adoption of SFAS 153 will have a significant effect on the Company's financial statement presentation or disclosures.

Marketable Securities

The Company accounts for investments under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Investment securities are classified into one of three categories: held-to-maturity, available-for-sale, or trading. Securities are considered held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. These securities are recorded as either short-term investments or long-term marketable securities on the balance sheet depending upon their original contractual maturity dates. Held-to-maturity securities are stated at amortized cost, including adjustments for amortization of premiums and accretion of discounts. Securities are considered trading when bought principally for the purpose of selling in the near term. Trading securities are recorded as short-term investments and are carried at market value. Unrealized holding gains and losses on trading securities are included in operating income. Securities not classified as held-to-maturity or as trading are considered available-for-sale. Available-for-sale securities are recorded as either short-term investments or long-term marketable securities and are carried at market value with unrealized gains and losses included in other comprehensive income in stockholders' equity.

Comprehensive Income (Loss)

SFAS No. 130, "Reporting Comprehensive Income," established rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities, foreign currency translation adjustments and minimum pension liability adjustments to be reported as a separate component (comprehensive income/loss) of stockholders' equity.

4. MAJOR CUSTOMERS AND SUPPLIERS

During the three and six months ended June 30, 2005, three and four major customers accounted for 70% and 76% of total net sales, respectively, whereas for the three and six months ended June 30, 2004, two major customers accounted for 95% and 92% of total net sales, respectively. During the three and six months ended June 30, 2005, one vendor accounted for 90% and 92% of total purchases, respectively. Whereas for the three and six months ended June 30, 2004, five vendors accounted for 98% and 99% of total purchases, respectively.

We are dependent upon third party suppliers for the manufacturing of our goods and products. Presently we outsource our disc manufacturing and printing to a variety of vendors in strategic geographic areas. Printing and disc manufacturing is a commodity industry, and should it be necessary, these suppliers can be easily replaced without detrimentally affecting the Company.

5. INVESTMENT IN AVAILABLE FOR SALE SECURITIES

On September 30, 2004, the Company closed on a Stock Purchase Agreement with Langley Park Investments LLP, a London-based institutional investment trust. Langley Park purchased 4,000,000 of the Company's common shares at the price of $1.90 per share. In lieu of cash, Langley issued to the Company 4,185,022 of its common shares at British Pound Sterling 1.00 per share (British Pound Sterling 1.00 = US $1.81 on August 5, 2004). These shares became free-trading on the London Stock Exchange (LSE) on October 8, 2004 and opened at British Pound Sterling 0.31 per share. On September 30, 2004, the Company recorded the corresponding value of these shares as an asset on its financial statements in the amount of $2,312,539. The asset value was calculated by multiplying the number of the Langley Shares by the first opening trade as reported on the LSE, multiplied by the U.S. dollar to British Pound Sterling exchange rate on September 30, 2004 (4,185,022 X British Pound Sterling 0.31 X $1.7825 = $2,312,539).

The Langley Park shares are registered as a Unit Investment Trust on the LSE. The trading symbol for the shares is LSE:LPI. The shares are quoted in British Pound Sterling. The investment trust consists of a portfolio of common stock of 23 U.S. publicly-traded microcap companies. Langley Park must hold, and cannot sell, short or hedge against its portfolio for a period of two years. One-half of the free-trading Langley Park shares paid to iMedia and the 22 other portfolio companies is being held in an escrow account as downside protection for the trust in the case that any of the portfolio companies should lose market value. At the end of the two-year restriction period, the escrowed shares will be returned to the Company if the trading price of iMedia shares at that time exceeds $1.90, otherwise a portion or all of the escrowed shares will be returned to the trust to adjust for a market loss. If, at the end of the two-year period, the trading price of iMedia shares falls below $0.95, all the escrowed Langley shares will be lost. If, however, the trading price of iMedia shares is more than $0.95 but less than $1.90, only a
proportionate amount of the escrowed shares will be lost.   During the three
months ended March 31, 2005, the Company's share price was below $.95. The Company determined that its entire investment in the escrow shares became permanently impaired In accordance with SFAS No. 115, the write down of these shares was reflected as a permanent impairment and the previously reflected unrealized loss of $1,513,030 included in accumulated other comprehensive loss. was recorded in the statement of operations for the three months ended March 31, 2005. During the three months ended June 30, 2005, the Company reflected a further impairment loss of $57,720 on the non escrowed shares.

During the three and six months ended June 30, 2005, the Company sold 25,000 and 650,000 shares of its non-escrow shares, respectively for gross proceeds totaling $7,379 and $209,261, respectively. In connection with the sale of these shares the Company recorded a loss for the three and six months ended June 30, 2005 of $6,346 and $149,913, respectively, in the statement of operations in other expense.

The net fair market asset value of the Langley Park investment as of June 30, 2005 is $266,988. On July 27, 2005 the Company sold the remaining 1,233,260 shares of this investment for $257,407.


6. COMMITMENTS AND CONTINGENCIES

Office Lease

The Company leases its office facilities on a month-to-month basis. Rent expense amounted to $10,185 and $24,370, respectively, for the three and six months ended June 30, 2005 and $9,750 and $19,500, respectively for the three and six months ended June 30, 2004.

Employment and Consulting Agreements

The Company entered into employment agreements with Mr. MacEachern, Mr. Kapp and Mr. Unruh on August 1, 2003. Each officer is compensated $18,000 annually in addition to compensation received through iPublishing, Inc as described below. The agreements may be terminated by the Company or employee upon 14 days written notice.

The Company entered into a consulting and independent contractor agreement with iPublishing, Inc. on July 15, 2003. The agreement specifies monthly payments totaling $40,500 for the combined executive management services of the Company's Chief Executive Officer, President and Chief Financial Officer. In October 2004, this amount was increased to $47,500 per month and in April 2005 increased to $50,000 per month. The Company may terminate the agreement upon 30-days written notice. Total compensation paid for the three and six months ended June 30, 2005 and 2004 is $142,500 and $292,500, respectively, and $121,500 and $243,000, respectively.

The Company entered into consulting and independent contractor agreements on July 15, 2003 with companies owned by its shareholders, Investment Advisory Group, Inc. and Media Solutions Network, LLC. Each agreement specifies monthly payments of $13,500 each for management services for a total of $27,000 per month. The Company may terminate the agreements upon 30-days written notice. Total management fees paid for the three and six months ended June 30, 2005 and 2004 is $81,000 and $162,000, respectively, and $81,000 and $134,000, respectively.

7. CONVERTIBLE NOTES PAYABLE

On September 1, 2004 the Company closed on two short-term convertible notes payable to MicroCapital Fund, LP and MicroCapital Fund LTD (separately and collectively "Lenders"). The Company borrowed the aggregate amount of $1,000,000 payable to Lenders in 120 days. The notes bore simple interest of 15%. As an incentive to make the loan, Lenders were issued 5-year warrants to purchase up to the aggregate of 1,111,000 shares of common stock at $0.90 per share. Pursuant to the terms of the Notes, the Company has the right to repay the notes at maturity, or Lenders may exercise an option to convert any portion of the notes into common shares at the price of $0.60 per share up to a maximum of 1,666,666 common shares. The Company has the right to force a conversion at the price of $0.20 per share, or 5,000,000 shares subject to the Company meeting certain required disclosure conditions.

In accordance with generally accepted accounting principles, the difference between the conversion price and the Company's stock price on the date of issuance of the notes to Lenders are considered to be interest expense. Such difference was recognized in the statement of operations during the period from the date of issuance of the note to the time at which the note matures. During the year ended December 31, 2004, the Company recorded $464,140 as a debt discount and recognized the entire $464,140 as interest expense related to the accretion of the debt discount.

The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $247,473 and was recognized as interest expense over the period until the notes mature or are converted. During the year ended December 31, 2004, the Company recognized the entire $247,473 as interest expense related to the accretion of the debt discount.

On December 30, 2004 Lenders agreed to extend the loan to April 30, 2005 under similar terms, except that, under the terms of the amendment, the price that Lenders may exercise an option to convert any portion of the notes into common shares is $0.60 per share up to a maximum of 1,666,666 common shares and the Company's right to force conversion at price is lowered to $0.16 per share, or 6,250,000 shares. Due to the amendment, the additional amount allocated to the warrants as debt discount is $62,937 of which $15,734 is recognized as interest expense for the three months ended June 30, 2005 and $62,937 for the six months ended June 30, 2005.

In the second quarter of 2005, the Company was granted an additional repayment extension. The Company issued the Lender 555,556 additional warrant in connection with this extension. These warrants were valued at $340,478 and are reflected as interest expense for the three and six months ended June 30, 2005.

During the three months ended June 30, 2005 the notes were repaid in their entirety.

8. PAYABLES TO RELATED PARTIES

On July 20, 2004, the Company closed three short-term loans totaling $130,000. These loans were made to the Company by parties related to the Company and/or its officers or directors and each was evidenced by a promissory note (each, a "Related Party Note"). Each Related Party Note had identical terms and conditions, although the note amounts varied. The notes had a term of 90 days and bore interest at 8% per annum. In addition, a total of 130,000 two-year warrants, convertible to common stock at the price of $0.50 per share were issued to the lenders as an incentive to make the loans (see Note 12). On December 31, 2004 the Related Party Notes were amended and the loans were extended until to April 30, 2005. In exchange for waiving the interest payments on the original notes, the 130,000 two year warrants were cancelled and the Company authorized the issuance of 130,000 common shares in January 2005 (see Note 10). At December 31, 2004 the committed stock was valued at $94,900. On December 31, 2004, the $130,000 of Related Party Notes was included in notes payable as "Payable to related parties."

Deferred interest on the Related Party Notes for the six months ended June 30, 2005 was calculated at $94,900, of which $15,817 was recognized during the three months ended June 30, 2005 and $94,900 for the six months ended June 30, 2005.

On May 26, 2005 the Company paid $130,000 to satisfy its "Payable to related parties".


9. MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK

On May 23, 2005, the Company's Board of Directors authorized the issuance of 7,200 shares of Series A-6% Preferred Stock ("the Preferred Stock"). On the same date, the Company entered into a Purchase Agreement with several accredited investors (the "Purchasers") pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, 3,040 shares of Preferred Stock (the "Preferred Stock for an aggregate of $3,040,000. The Preferred Stock has a mandatory redeemable feature at the end of two years from its issuance date. In accordance with SFAS 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity", as of June 30, 2005, the Preferred Stock is therefore classified as a long term liability on the balance sheet. Net proceeds received by the Company after closing costs of $259,000, was $2,781,000. The $259,000 of closing costs has been reflected as debt discount.

The Preferred Stock contains certain conversion features and 16,217,950 warrants at varying terms and exercise prices were issued in conjunction with the Preferred Stock pursuant to the Purchaser's respective purchase agreements. Based upon the existence of these features, the Company determined that a debt discount was required to be recorded as of the date of issuance to account for the value of the warrants and the value of the beneficial conversion feature. The total value of the warrants associated with this Preferred Stock offering was valued at $9,979,966 based upon the Black Scholes pricing model using assumptions discussed in Note 12 and the beneficial conversion feature was valued at $3,415,730. As the value of the warrants and the beneficial conversion feature exceeded the total offering proceeds, the amount allocated to the warrants and the beneficial conversion feature was limited to the amount of the notes. Therefore the Company recorded a debt discount of $2,781,000 relating to the issuance of the warrants.

The debt discount has been recorded as a valuation allowance against the Preferred Stock and is being amortized to interest expense over the redemption feature of 24 months. For the three and six months ended June 30, 2005 amortization of the debt discount recorded to interest expense is $92,889. The Company accrued the dividend for the preferred stock through June 30, 2005 of $15,200 and is recorded as interest expense.

The following is a brief descriptive summary of the principal terms, rights and obligations of the Company's Series A-6% Convertible Preferred Stock ("The Preferred Stock"):

Dividends. Holders of the Preferred Stock shall be entitled to receive cumulative dividends of 6% per annum, based on the stated value of $1,000 per share of Preferred Stock, payable quarterly on March 1, June 1, September 1 and December 1, with the first payment due on June 1, 2005.

Voting Rights. Except as otherwise required by law, a holder of shares Preferred Stock does not have the right to vote on matters that come before the Company's stockholders. However, the Company may not authorize or create any class of stock ranking senior to, or otherwise pari passu with, Preferred Stock with respect to dividends, redemption or distribution of assets upon a liquidation.

Liquidation Preference. In the event of a dissolution or winding up of the Company, each holder of the Preferred Stock is entitled to a liquidation preference of $1,000 per share of Preferred Stock held plus any declared but unpaid dividends on such share, prior to any payment to the holders of Registrant's common stock or any other stock of Company ranking junior to the Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Company.

Conversion. Shares of Preferred Stock may, at the option of the holder, be converted at any time or from time to time into shares of common stock at the initial conversion price of $0.40 per share, subject to adjustment; provided, that a holder of Preferred Stock may at any given time convert only up to that number of shares of Preferred Stock so that, upon conversion, the aggregate beneficial ownership of common stock of such holder and all persons affiliated with such holder is does not exceed 4.99% of the then outstanding common stock. The number of shares into which one share of Stock shall be convertible shall be determined by dividing $1,000 by the then existing conversion price.

The conversion price may be reduced if the Company sells common stock or other securities convertible into or exercisable for common stock at a per share price, exercise price or conversion price lower than the conversion price then in effect (other than in connection with an acquisition of the securities, assets or business of another company, joint ventures and employee stock options).

Redemption. The Registrant is to redeem all of the then outstanding shares of Preferred Stock on May 23, 2007. If the shares underlying the Preferred Stock are registered and the Company 's stock price trades above $1.25 for a period of thirty consecutive days with average daily volume for 20 consecutive days of 100,000 shares per day the Company may force the holders of Preferred Stock to convert into Common Stock.

10. COMMON STOCK TRANSACTIONS

Common Stock Issued

A total of 130,000 shares of common stock were issued to related parties in connection with the cancellation of $94,900 of accrued interest on the Related Party Notes recorded as "Payables to Related Parties" (See Note 8).

An individual investor purchased 30,000 shares of common stock during the six months ended June 30, 2005 for $15,000. See Note 11 for common stock issued for cash of $1,134,961 from the exercise of 2,874,119 warrants.

See Note 11 for common stock issued for cash of $1,134,961 from the exercise of 2,874,119 warrants.


Common Stock Subscriptions

During the six months ended June 30, 2005 the Company canceled a stock subscription receivable of $580,000 for 580,000 shares.

Warrants exercised for Common Stock converted to Common Stock

In March 2005, the Company offered holders of certain one-year warrants to purchase common stock the opportunity to exercise such warrants at discounted price of $.40 per share. At the time of the offer the market price of the Company's common stock was approximately $.50 per share, and there was little trading volume. During the three months and six months ended June 30, 2005 certain warrant holders took advantage of this opportunity and exercised warrants for 1,774,600 and 2,874,119 shares of common stock, respectively. Total proceeds from these warrant conversions for the three and six months ended June 30, 2005 were $703,172 and $1,134,961, respectively.

Common Stock issued for Services

During the six months ended June 30, 2005 the Company issued a total of 2,745,000 restricted shares for services as follows:

     2,510,000 restricted shares were issued to various consultants for services to be provided over various periods, such services were valued at $1,633,000 of which $569,525 and $1,273,325 is recognized as consulting expense for the three and six months ended June 30, 2005, respectively, and $359,675 is recorded as deferred compensation on the balance sheet.

     235,000 restricted shares were issued to staff as incentive bonuses, valued at $293,750 and is recorded as compensation expense during the six months ended June 30, 2005.

11. WARRANTS

Compensation Warrants

During the six months ended June 30, 2005 the Company issued a total of 950,000 warrants to purchase common stock as consideration for services provided, as follows:

     In January, 2005, the Company issued five year warrants to purchase 350,000 shares of its common stock to a consultant for advisory services for a two year term at an exercise price of $.40 per share. The common stock price at issue was $1.10. Total value of these warrants is $312,364. The warrant value was calculated using the Black-Scholes method using the following assumptions of 78% volatility, $1.10 share price, risk free interest rate of 3.68% and zero dividend yields. As of June 30, 2005, $240,781 of deferred compensation associated with these warrants is on the balance sheet of the Company. For the three and six months ended June 30, 2005 the Company amortized deferred compensation of $39,046 and $71,584, respectively to compensation expense.

     In March, 2005, the Company issued three year warrants to purchase 500,000 shares of its common stock to a consultant for marketing services for a one year term at an exercise price of $1.00 effective March 29, 2005. The common stock price at issue was $1.03. Total value of these warrants is $353,614. The warrant value was calculated using the Black-Scholes method using the following assumptions of 111% volatility, $1.03 share price, risk free interest rate of 3.76% and zero dividend yields. As of June 30, 2005, $265,211 of deferred compensation associated with these warrants is on the balance sheet of the Company. For the three months and six months ended June 30, 2005 Company amortized deferred compensation of $88,404 to compensation expense.

     In April 2005, the Company issued warrants to purchase 100,000 shares of common stock for legal services in the second quarter of 2005. Total value of this warrant is $83,584 and is recorded in operating expense as compensation on the statement of operations for the three and six months ended June 30, 2005. The warrant has a strike price of $.40 per share and a term of three years. The warrant value was calculated using the Black-Scholes method using the following assumptions of 117% volatility, $.1.01 share price, risk free interest rate of 3.65% and zero dividend yield.

Prior Investors Warrants

In February 2005, the Company issued a total of 5,969,234 out-of-the-money warrants to purchase additional shares of common stock to approximately 40 investors to the Company's prior private placements. The Company issued these warrants due to the illiquidity experienced by these investors while it was experiencing delays in obtaining its OTC-BB listing. 2,984,617 warrants are exercisable at the price of $1.00 per share, and 2,984,617 of these warrants are exercisable at the price of $1.25 per share. Each warrant issued was for a one-year term and will expire on February 2, 2006. At the date the warrants were issued, the market price of the Company's common stock was $.80 per share. The value of the warrants was calculated at $439,819 using the Black - Scholes method and is recorded as an expense in the statement of operations for the six months ended June 30, 2005.

Replacement Warrants

In March 2005, the Company offered holders of certain one-year warrants the opportunity to exercise these warrants at a discounted price of $.40 per share, which was at a discount to the warrant exercise price. At the time of the offer, the market price of the Company's common stock was approximately $.50 per share, and there was little trading volume. For the six months ended June 30, 2005 certain warrant holders took advantage of this opportunity and exercised warrants for 2,874,119 shares of common stock for total proceeds to the Company of $1,134,962. As a condition to the agreement, for each warrant exercised, the Company issued a replacement warrant as of June 30, 2005. In all, the Company issued to these holders of one year warrants 1,437,060 replacement warrants with an exercise price of $1.25 to these holders and 1,437,059 replacement warrants with an exercise price of $1.00. These replacement warrants will expire on June 30, 2006. The total value of the 1,437,059 warrants with a strike price of $1 per share is $181,056, calculated using the Black-Scholes method using the following assumptions of 124% volatility, $.46 share price, risk free interest rate of 3.50% and zero dividend yields. The total value of the 1,437,060 warrants with a strike price of $1.25 is $148,049, using the Black-Scholes method using the following assumptions of 124% volatility, $.46 share price, risk free interest rate of 3.50% and zero dividend yields. Total value of all warrants issued for this transaction is $329,105. There were no commissions paid in conjunction with these warrants.

Sales of Preferred Stock and Accompanying Warrants

In connection with the Company's sale of Redeemable/Convertible Preferred Stock the Company issued the following warrants to Purchasers of the Preferred
Stock:

     . Warrants to purchase up to 7,600,000 shares at a strike price of $.60 per share with a term of 5 years expiring on May 23, 2010. Total value of these warrants is $5,866,967. The warrant value was calculated using the Black-Scholes method using the following assumptions of 120% volatility, $.89 share price, risk free interest rate of 3.83% and zero dividend yields.

     . Warrants to purchase up to 6,000,000 shares ("Green Shoe Warrants"). The Green Shoe Warrants have a two year term and expire on May 23, 2007. Of the 6,000,000 warrants, 3,000,000 warrants are at a strike price of $.40. Total value of these 3,000,000 warrants is $1,989,665. The warrant value was calculated using the Black-Scholes method using the following assumptions of 114% volatility, $.89 share price, risk free interest rate of 3.65% and zero dividend yields. The remaining 3,000,000 have a strike price of $.60 per share. Total value of these remaining warrants is $1,846,058. The warrant value was calculated using the Black-Scholes method using the following assumptions of 120% volatility, $.89 share price, risk free interest rate of 3.65% and zero dividend yields.

In addition, the Company paid certain offering commissions to a total of eight investment banking firms and individuals in connection with the issuance of the Preferred Stock through the issuance of warrants to purchase up to 2,717,950 shares of its common stock. The warrants were issued at strike prices ranging from $1.00 per share to $.40 per share and terms ranging from 5 years to 1 year. The value of these warrants is $440,835. The warrant value was calculated using the Black-Scholes method using the following assumptions of 125% volatility, $.47 share price, risk free interest rate ranging from of 3.50% to 3.65% and a zero dividend yield. The warrant values were offset against the value of the preferred stock and are being accreted to the redemption value over the term of the mandatory redemption period on the interest method.

12. RELATED PARTY TRANSACTIONS

The Company entered into consulting and independent contractor agreements on July 15, 2003 with companies owned by its shareholders, Investment Advisory Group, Inc. and Media Solutions Network, LLC. Each agreement specifies monthly payments of $13,500 for management services for a total of $27,000 per month. The Company may terminate the agreements upon 30-days written notice. Total management fees paid for the three and six months ended June 30, 2005 and 2004 is $81,000 and $162,000, and $81,000 and $134,000, respectively.

See Note 8 "Payables to Related Parties".

Licensing Agreement

iPublishing licensed to the Company the exclusive rights to use its intellectual property. The Company is obliged to pay iPublishing a royalty of 5% of the gross margin, defined as gross revenues less cost of goods, associated with revenue earned that uses or relies upon the Licensor's intellectual property in any form. For the three and six months ended June 30, 2005 the Company paid royalties of $12,864 and $22,090, respectively to iPublishing. For the three and six months ended June 30, 2004 the Company paid $9,000 and $9,900, respectively. Licensor may not sell, provide or otherwise assign a similar license to any other company, nor become a competitor for as long a period of time as the Company remains in operation. There are no minimum performance stipulations in the License Agreement. The license term is for 99 years beginning April, 2003.

Executive Compensation paid to Affiliate

For the three and six months ended June 30, 2005 the Company, in lieu of salary to three executive officers, paid an affiliated Company iPublishing, $150,000 and $292,500, respectively. These payments are recorded as management compensation expense in the accompanying statement of operations for the three and six months ended June 30, 2005. For the three and six months ended June 30, 2004 the Company, in lieu of salaries to three executive officers paid $121,500 and $243,000.

13.  LITIGATION

The Company may from time to time become involved in various legal cases arising in the ordinary course of business. Based upon current information, management, after consultation with legal counsel, believes the ultimate disposition thereof will have no material effect upon either the Company's results of operations or its financial condition.

In July 2005, the Company received an arbitration demand arising from a contractual dispute raised by a former financial advisor of the Company. The amount in dispute is approximately $60,000, plus legal fees, which the former advisor believes is owed to it pursuant to services conducted on behalf of the Company under its engagement agreement. The Company believes that the advisor is not entitled to any further amounts under the agreement and intends to vigorously defend the claim. In the event the Company is ultimately found responsible for the disputed amounts, management believes that any payment thereof would not have a material effect upon either the Company's results of operations or its financial condition.

14. SALES BACKLOG

In addition to the reported sales from the Company for the three months and six months ended June 30, 2005 of $1,700,886 and $2,147,351, respectively, the Company has executed sales contracts of approximately $1.0 million. The Company anticipates recognizing the revenue on its executed sales contracts in third quarter of 2005.

15. SUBSEQUENT EVENTS

On August 22, 2005, we sold $4,920,000 in shares of Series B 6% Convertible Preferred Stock (the "Series B Preferred Stock") and warrants to purchase up to 14,760,000 shares of common stock. The warrants are exercisable for five years at $0.60 per share. Each share of Series B Preferred Stock may be converted into shares of common stock at a price of $0.40 per share. In addition, holders of outstanding Series B Preferred Stock will have a right to participate in any of our future debt or equity financings.

                            Prospectus


                              [LOGO]




                                            54,525,488 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                       [-----------], 2005



=============================================================================

                             PART II

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws and certificate of incorporation entitle our directors or executive officers to indemnification to the fullest extent permitted under Section 145 of the Delaware General Corporation Law, as may be amended. Our bylaws and certificate of incorporation also provide that our directors shall not be liable to the company or our stockholders for monetary damages for breach of duty, except (a) for any breach of duty of loyalty to the company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which a director derived an improper personal benefit.

The Delaware General Corporation Law allows a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist. See "Disclosure of Commission Position of Indemnification for Securities Act Liabilities" for a description of Section 145 of the Delaware General Corporation Law.


           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement. We have agreed to pay all of these expenses.

     SEC registration fee                                      $  3,616.57

     Financial printer fees to EDGARize and print
       registration statement                                 *$ 10,000

     Transfer Agent Fees, including Printing and
       Engraving Stock Certificates                           *$  1,000

     Legal fees and expenses                                  *$ 25,000

     Accounting fees and expenses                             *$ 20,000

     Miscellaneous                                            *$  5,000
     ---------------------------------------------------------------------
      Total                                                   *$ 64,616.57
     =====================================================================

     * estimated

             RECENT SALES OF UNREGISTERED SECURITIES

We have sold or issued the following securities not registered under the Securities Act by reason of the exemption afforded under Section 4(2) of the Securities Act of 1933, during the three year period ending on the date of filing of this registration statement. Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions. The offer and sale of the following securities was exempt from the registration requirements of the Securities Act under Rule 506 insofar as
(1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

On September 23, 2005, we issued to Richardson & Patel LLP in consideration for legal services rendered, 62,500 shares of common stock at a per share price of $0.60.

On September 1, 2005, we issued to Crestview Capital Master LLC 46,803 common shares in consideration for $16,381 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to David Jordon, 18,721 common shares in consideration for $6,552 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Barry Zelin, 2,340 common shares in consideration for $819 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Enable Growth Partners LP, 16,849 common shares in consideration for $5,897 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Enable Opportunity Partners LP, 1,872 common shares in consideration for $655 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Sanders Opportunity Fund Institutional LP, 7,182 common shares in consideration for $2,514 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Don Sanders, 7,020 common shares in consideration for $2,457 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Sanders 1998 Children's Trust, 4,680 common shares in consideration for $1,638 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Katherine Sanders, 4,680 common shares in consideration for $1,638 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Donald Weir and Julie Weir, 2,340 common shares in consideration for $819 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Sanders Opportunity Fund LP, 2,178 common shares in consideration for $762 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Castle Creek Technology Partners LLC, 4,680 common shares in consideration for $1,638 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Nite Capital LP, 4,680 common shares in consideration for $1,638 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to AS Capital Partners LLC, 2,340 common shares in consideration for $819 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to John Allen, 1,872 common shares in consideration for $655 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Darrell Dettling, 702 common shares in consideration for $245 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to the Forfeited 962 Trust, 1,170 common shares in consideration for $410 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to Ricardo Rodriguez, 468 common shares in consideration for $163 in accrued Series A Preferred Dividends and penalty interest.

On September 1, 2005, we issued to RHP Master Fund LTD, 11,701 common shares in consideration for $4,095 in accrued Series A Preferred Dividends and penalty interest, which shall be cancelled and returned to treasury in lieu of a cash payment for the Series A Preferred Dividend.

On August 25, 2005 we issued to The Shemano Group, and its assigns, 43,252 common shares to settle a dispute over outstanding investment banking over-ride commissions.

On August 24, 2005 we issued to Nicholas Hirsch, a principal of Atlas Capital Services Inc., 4-year warrants to purchase up to 35,000 common shares at the exercise price of $0.40 per share as placement agent commissions on the Company's Series B Preferred offering. The Registrant valued the warrant at $11,929 using the Black-Schloles method.

On August 24, 2005 we issued to Steven Pollan, a principal of Atlas Capital Services Inc., 4-year warrants to purchase up to 250,000 common shares at the exercise price of $0.40 per share as placement agent commissions on the Company's Series B Preferred offering. The Registrant valued the warrant at $85,210 using the Black-Schloles method.

On August 24, 2005 we issued to ASC Holdings LLC, a designee of Atlas Capital Services Inc., 4-year warrants to purchase up to 190,000 common shares at the exercise price of $0.40 per share for placement agent commissions on the Company's Series B Preferred offering. The Registrant valued the warrant at $64,760 using the Black-Schloles method.

On August 24, 2005 we issued to Axiom Capital Management, 4-year warrants to purchase up to 741,250 common shares at the exercise price of $0.40 per share for placement agent commissions on the Company's Series B Preferred offering. The Registrant valued the warrant at $252,649 using the Black-Schloles method.

On August 22, 2005, in consideration for $4,920,000, the Registrant issued to 4,920 shares of Series B 6% Convertible Preferred Stock convertible into 4,920,000 shares of common stock and warrants to purchase up to 14,760,000 shares of common stock to several accredited investors.

On August 19, 2005 we issued to Richardson & Patel LLP a three-year warrant to purchase up to 100,000 shares of common stock at the exercise price of $0.40 per share. The warrants were issued as consideration for legal services rendered.

On August 15, 2005 we issued to Brda and Company LLC a four-year warrant to purchase up to 43,750 shares of common stock at the exercise price of $0.40 per share. The warrants were issued as consideration for consulting services rendered, and the Registrant valued the warrant at $20,681 using the Black-Scholes method.

On August 15, 2005 we issued to KBK Ventures, Inc. a four-year warrant to purchase up to 43,750 shares of common stock at the exercise price of $0.40 per share. The warrants were issued as consideration for consulting services rendered, and the Registrant valued the warrant at $20,681 using the Black-Scholes method.

On August 15, 2005 we issued to DermaPlus, Inc. a four-year warrant to purchase up to 45,000 shares of common stock at the exercise price of $0.40 per share. The warrants were issued as consideration for consulting services rendered, and the Registrant valued the warrant at $21,272 using the Black-Scholes method.

On June 2, 2005, the Registrant issued to Barry Zelin, a warrant to purchase up to 250,000 shares of common stock at an exercise price of $1.00 for a period of up to 1-year, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $32,500.00, using the Black-Scholes method.

On June 2, 2005, the Registrant issued to David Jordon, a warrant to purchase up to 2,000,000 shares of common stock at an exercise price of $1.00 for a period of up to 1-year, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $260,000.00, using the Black-Scholes method.

On June 2, 2005, the Registrant issued to Atlas Capital, a warrant to purchase up to 95,450 shares of common stock at an exercise price of $0.40 for a period of up to 4-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $36,773.00, using the Black-Scholes method.

On June 2, 2005, the Registrant issued to Steven Pollan, a warrant to purchase up to 100,000 shares of common stock at an exercise price of $0.40 for a period of up to 4-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $38,526.00, using the Black-Scholes method.

On June 2, 2005, the Registrant issued to Nicholas Hirsch, a warrant to purchase up to 12,500 shares of common stock at an exercise price of $0.40 for a period of up to 4-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $4,816.00, using the Black-Scholes method.

On June 2, 2005, the Registrant issued to JP Turner & Co., a warrant to purchase up to 100,000 shares of common stock at an exercise price of $0.40 for a period of up to 5-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $40,613.00, using the Black-Scholes method.

On June 2, 2005, the Registrant issued to Sanders, Morris Harris LP, a warrant to purchase up to 60,000 shares of common stock at an exercise price of $0.40 for a period of up to 4-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $20,266.00, using the Black-Scholes method.

On May 23, 2005, in consideration for $3,040,000, the Registrant issued to 3,040,000 shares of Series A 6% Convertible Preferred Stock convertible into 3,040,000 shares of common stock and warrants to purchase up to 7,600,000 shares of common stock to several accredited investors, and a warrant to Crestview Capital Master Fund, LLC to purchase up to $1,200,000 in Series A 6% Convertible Preferred Stock and a warrant based on the same terms and conditions as the warrants to the purchasers of the Series A 6% Convertible Preferred Stock.

On March 31, 2005, the Registrant issued 5,000 shares of common stock to DS Consulting, in consideration for the provision of Sales and Marketing. The Registrant valued the common stock at $5,000.00.

On March 31, 2005, the Registrant issued 25,000 shares of common stock to Virtus Media Sales, in consideration for the provision of Sales and Marketing. The Registrant valued the common stock at $18,750.00.

On March 31, 2005, the Registrant issued 75,000 shares of common stock to CEO Cast, Inc., in consideration for the provision of Investor Relations. The Registrant valued the common stock at $75,000.00.

On March 23, 2005, the Registrant issued 500,000 shares of common stock to Salzwedel Financial Communications, in consideration for the provision of Investment Relations. The Registrant valued the common stock at $545,000.00.

On March 9, 2005 we sold the aggregate of 30,000 shares at $0.50 per share to one accredited investor. The placement was sold as a unit of two common shares and warrants to purchase two common shares at $0.75 and $1.00 respectively. The Company received a gross total of $15,000. There were no commissions paid in conjunction with this offering.

In March 2005, we offered holders of certain one-year warrants the opportunity to exercise these warrants at $0.40 per share, which was at a discount to the warrant face exercise price. At the time of the offer, the market price of the Company's common stock was approximately $0.50 per share, and there was little trading volume. 20 warrant holders took advantage of this opportunity and exercised warrants for 2,874,119 common shares. In exchange the Company received net proceeds of $1,134,962. As a condition to the agreement, for each warrant exercised, the Company issued a replacement warrant having the same term, expiration and strike price of those of the original warrant. In all, the Company issued 1,437,059 warrants with an exercise price of $1.00 and 1,437,059 warrants with an exercise price of $1.25 to these holders. These replacement warrants will expire on February 2, 2006. There were no commissions paid in conjunction with these warrants.

On February 28, 2005, the Registrant issued 1,300,000 shares of common stock to KBK Ventures, in consideration for the provision of Investment Relations. The Registrant valued the common stock at $520,000.00

On February 22, 2005, the Registrant issued 350,000 shares of common stock to K-Com Communications, in consideration for the provision of Investment Banking. The Registrant valued the common stock at $150,500.

On February 2, 2005 we issued a total of 5,969,234 out-of-the-money warrants to purchase additional shares of common stock to approximately 40 investors to the Company's prior private placements. We issued these warrants to compensate for the illiquidity experienced by these investors while the Company was delayed in obtaining its OTC-BB listing. 2,984,617 warrants are exercisable at the price of $1.00 per share, and 2,984,617 of these warrants are exercisable at the price of $1.25 per share. Each warrant issued was for a one-year term and will expire on February 2, 2006. The value of the warrants was calculated at $439,819.

On January 4, 2005, the Registrant issued 32,500 shares of common stock to Andrew Walkinshaw, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $40,625.00.

On January 4, 2005, the Registrant issued 32,500 shares of common stock to Brian Hunkins, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $40,625.00.

On January 4, 2005, the Registrant issued 25,000 shares of common stock to Jeff Thomas, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $31,250.00.

On January 4, 2005, the Registrant issued 25,000 shares of common stock to Alex Ranarivelo, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $31,250.00.

On January 4, 2005, the Registrant issued 15,000 shares of common stock to David Reynolds, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $18,750.00.

On January 4, 2005, the Registrant issued 15,000 shares of common stock to Kenneth Bennett, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $18,750.00.

On January 4, 2005, the Registrant issued 15,000 shares of common stock to Damon O'Stein, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $18,750.00.

On January 4, 2005, the Registrant issued 15,000 shares of common stock to Francis Magana, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $18,750.00.

On January 4, 2005, the Registrant issued 15,000 shares of common stock to James Leger, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $18,750.00.

On January 4, 2005, the Registrant issued 15,000 shares of common stock to Nida Borja, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $18,750.00.

On January 4, 2005, the Registrant issued 10,000 shares of common stock to Star Michael, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $12,500.00.

On January 4, 2005, the Registrant issued 10,000 shares of common stock to Matteo Indelicato, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $12,500.00.

On January 4, 2005, the Registrant issued 10,000 shares of common stock to Edward Hwang, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $12,500.00.

On January 4, 2005, the Registrant issued 62,000 shares of common stock to Baxter Capital Advisors, Inc., in consideration for the provision of Investment Banking. The Registrant valued the common stock at $77,500.00.

On January 4, 2005, the Registrant issued 15,500 shares of common stock to Mid South Capital, Inc., in consideration for the provision of Investment Banking. The Registrant valued the common stock at $19,375.00.

On January 4, 2005, the Registrant issued 127,500 shares of common stock to ROI Group Associates, in consideration for the provision of Investor Relations. The Registrant valued the common stock at $159,375.00.

On January 4, 2005, the Registrant issued 23,875 shares of common stock to vFinance Investments, Inc., in consideration for the provision of Investment Banking. The Registrant valued the common stock at $29,843.75.

On January 4, 2005, the Registrant issued 21,375 shares of common stock to Vince Calicchia, in consideration for the provision of Investment Banking. The Registrant valued the common stock at $26,718.75.

On January 4, 2005, the Registrant issued 4,750 shares of common stock to John Rich, in consideration for the provision of Investment Banking. The Registrant valued the common stock at $5.937.50.

On January 5, 2005 we issued an aggregate of 130,0000 shares of our common stock to three individual accredited investors in consideration for the extension of the maturity date of notes held by the three investors and cancellation of warrants issued to thte investors on July 29, 2004, to purchase up to 130,000 shares of common stock at an exercise price of $0.50 for a period of up to 2-years. The Registrant valued the warrants at $42,016, using the Black-Scholes method.

On December 31, 2004, the Registrant issued 30,000 shares of common stock to Bernie Luskin, in consideration for the provision of Advisory Board. The Registrant valued the common stock at $21,900.00.

On December 9, 2004, the Registrant issued to Ross Goodman, a warrant to purchase up to 228,375 shares of common stock at an exercise price of $1.00 for a period of up to 3-years, in consideration for the provision of Advisory Board Services. The Registrant valued the warrant at $85,979.00, using the Black-Scholes method.

On December 9, 2004, the Registrant issued to Michael Mack, a warrant to purchase up to 228,375 shares of common stock at an exercise price of $1.00 for a period of up to 3-years, in consideration for the provision of Advisory Board Services. The Registrant valued the warrant at $1,763.00, using the Black-Scholes method.

On September 30, 2004, the Registrant issued 200,000 shares of common stock to Intercapital Group, LLC, in consideration for the provision of Investment Banking. The Registrant valued the common stock at $146,000.

On September 30, 2004, we closed on a Stock Purchase Agreement with Langley Park Investments LLP, a London-based institutional investment trust. Langley Park purchased 4,000,000 of the Company's common shares at the price of $1.90 per share.

On September 24, 2004, the Registrant issued 15,000 shares of common stock to Nida Borja, in consideration for the provision of Employee Bonus. The Registrant valued the common stock at $10,950.00.

On September 24, 2004, the Registrant issued 20,000 shares of common stock to James Leger, in consideration for the provision of Accounting. The Registrant valued the common stock at $14,600.00.

On September 24, 2004, the Registrant issued 25,000 shares of common stock to Steven Levey, in consideration for the provision of Sales and Marketing. The Registrant valued the common stock at $18,250.00.

On September 24, 2004, the Registrant issued 45,000 shares of common stock to Bryan Altman, in consideration for the provision of Programming Services. The Registrant valued the common stock at $32,850.00.

On September 1, 2004, the Registrant issued to Reed Fryermuth, a warrant to purchase up to 15,000 shares of common stock at an exercise price of $0.90 for a period of up to 5-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $4,440.00, using the Black-Scholes method.

On September 1, 2004, the Registrant issued to Gary Shemano, a warrant to purchase up to 15,000 shares of common stock at an exercise price of $0.90 for a period of up to 5-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $4,440.00, using the Black-Scholes method.

On September 1, 2004 the Company closed on two short-term convertible notes payable to MicroCapital Fund, LP and MicroCapital Fund LTD (separately and collectively "Lenders") accredited investors. The Company borrowed the aggregate amount of $1,000,000 payable to Lenders in 120 days. The Note bore simple interest of 15%. As an incentive to make the loan, Lenders were issued 5-year warrants to purchase up to the aggregate of 1,111,000 shares of common stock at $0.90 per share. On December 28, the notes were extended for an additional four months. On April 28, the loan was again extended for an additional 30 days. As a concession to the Lenders for these extensions, the Company issued an aggregate of 555,556 additional 5-year warrants at $0.40 per share, and reduced the exercise price for the existing 1,111,000 warrants from $0.90 to $0.40. The notes have subsequently been fully repaid.

Between August 8, 2004 and September 23, 2004 we sold the aggregate of 170,000 shares at $1.00 per share, to four accredited investors. The placement was sold as a unit of two common shares and warrants to purchase two common shares at $1.00. The Company received a gross total of $170,000, and paid $14,300 in commissions and fees.

On August 3, 2004, the Registrant issued 54,325 shares of common stock to Rick Riccobono, in consideration for the provision of Advisory Board. The Registrant valued the common stock at $39,657.25.

On July 20, 2004, we closed on three short-term loans totaling $130,000. These loans were made to the Company by parties related to the Company and/or its officers or directors. The Company issued a promissory note to each lender. Each note had identical terms and conditions, although the note amounts varied. The notes had a term of 90-days and bore interest at 8% annually. In addition, a total of 130,000 two-year warrants, convertible to common stock at the price of $0.50 per share were issued to the lenders as an incentive to make the loans. The loans were extended at the same terms, for an additional 90-days, however, as a concession to the lenders, the warrants were voided and a total of 130,000 shares of common stock was issued in their place. The Notes have subsequently been fully paid.

On June 30, 2004, the Registrant issued to Franciscs Magana, a warrant to purchase up to 10,866 shares of common stock at an exercise price of $1.00 for a period of up to 2-years, in consideration for the provision of Services. The Registrant valued the warrant at $1,533.00, using the Black-Scholes method.

On June 30, 2004, the Registrant issued to Soloman Grey Financial Services, a warrant to purchase up to 44,150 shares of common stock at an exercise price of $1.00 for a period of up to 3-years, in consideration for the provision of Offering Costs. The Registrant valued the warrant at $12,274.00, using the Black-Scholes method.

On May 25, 2004, the Registrant issued to Gabe Bauman, a warrant to purchase up to 90,000 shares of common stock at an exercise price of $1.00 for a period of up to 4-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $17,946.00, using the Black-Scholes method.

On May 25, 2004, the Registrant issued to Gabe Bauman, a warrant to purchase up to 3,570 shares of common stock at an exercise price of $1.00 for a period of up to 4-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $827.00, using the Black-Scholes method.

On May 25, 2004, the Registrant issued to Per Headblom, a warrant to purchase up to 510 shares of common stock at an exercise price of $1.00 for a period of up to 4-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $118.00, using the Black-Scholes method.

On May 25, 2004, the Registrant issued to Jean Jacquentin, a warrant to purchase up to 5,000 shares of common stock at an exercise price of $1.00 for a period of up to 4-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $997.00, using the Black-Scholes method.

On May 25, 2004, the Registrant issued to Mark Sansom, a warrant to purchase up to 5,000 shares of common stock at an exercise price of $1.00 for a period of up to 4-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $997.00, using the Black-Scholes method.

On May 25, 2004, the Registrant issued to Mark Sansom, a warrant to purchase up to 255 shares of common stock at an exercise price of $1.00 for a period of up to 4-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $59.00, using the Black-Scholes method.

On May 25, 2004, the Registrant issued to Bombay Investments, a warrant to purchase up to 41,671 shares of common stock at an exercise price of $.10 for a period of up to 2-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $37,652.00, using the Black-Scholes method.

On May 20, 2004, the Registrant issued to Augustine Fund LP, a warrant to purchase up to 50,000 shares of common stock at an exercise price of $1.00 for a period of up to 3-years, in consideration for the provision of Loan Fees/Interest. The Registrant valued the warrant at $18,008.67, using the Black-Scholes method.

On May 20, 2004, the Registrant issued to Augustine Fund LP, a warrant to purchase up to 250,000 shares of common stock at an exercise price of $1.00 for a period of up to 1-year, in consideration for the provision of Loan Fees/Interest. The Registrant valued the warrant at $90,043.33, using the Black-Scholes method.

On May 8, 2004, the Registrant issued to Mark Livingston, a warrant to purchase up to 25,000 shares of common stock at an exercise price of $1.00 for a period of up to 2-years, in consideration for the provision of Sales and Marketing. The Registrant valued the warrant at $7,478.00, using the Black-Scholes method.

On May 4, 2004, the Registrant issued to Bombay Investments, a warrant to purchase up to 41,670 shares of common stock at an exercise price of $.10 for a period of up to 2-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $37,651.00, using the Black-Scholes method.

On May 11, 2004 we issued a total of 408,993 bonus shares to the 40 accredited investors who purchased shares through private placements between September 16, 2003 and December 15, 2003. The shares were issued to compensate subscribers who had purchased shares at $1.20 per share, when the Company later offered subscriptions at a lower price per share and valuation that that of its previous offering.

On April 22, 2004 we closed on a short-term convertible note payable to Augustine Fund, LLP. As an incentive to make the loan, Augustine Fund was issued a 3-year warrant to purchase up to 50,000 shares at $1.00 per share and a second one-year warrant to purchase up to 250,000 additional common shares at the same price which has since expired. The loan has been repaid without penalty or conversion of the Note.

On April 3, 2004, the Registrant issued to Bombay Investments, a warrant to purchase up to 41,669 shares of common stock at an exercise price of $0.10 for a period of up to 2-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $37,649.00, using the Black-Scholes method.

Between March 23, 2004 and April 23, 2004 we sold 1,058,000 shares at $1.00 per share to 26 accredited investors. The Company received a gross total of $1,058,000, and paid $114,790 in commissions and fees.

On March 31, 2004, the Registrant issued 10,000 shares of common stock to Shai Stern, in consideration for the provision of Investor Relations. The Registrant valued the common stock at $10,000.00.

On March 3, 2004, the Registrant issued to Bombay Investments, a warrant to purchase up to 41,668 shares of common stock at an exercise price of $.10 for a period of up to 2-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $37,649.00, using the Black-Scholes method.

On February 1, 2004, the Registrant issued to Bombay Investments, a warrant to purchase up to 41,667 shares of common stock at an exercise price of $0.10 for a period of up to 2-years, in consideration for the provision of Investor Relations. The Registrant valued the warrant at $37,648.00, using the Black-Scholes method.

On January 31, 2004, the Registrant issued 3,000 shares of common stock to Maier and Company, Inc., in consideration for the provision of Investor Relations. The Registrant valued the common stock at $3,000.00.

On January 1, 2004, the Registrant issued to Vince Calicchia, a warrant to purchase up to 21,375 shares of common stock at an exercise price of $1.75 for a period of up to 3-years, in consideration for the provision of Investment Banking. The Registrant valued the warrant at $4,057.00, using the Black-Scholes method.

On January 1, 2004, the Registrant issued to Jonathan Rich, a warrant to purchase up to 4,750 shares of common stock at an exercise price of $1.75 for a period of up to 3-years, in consideration for the provision of Investment Banking. The Registrant valued the warrant at $902.00, using the Black-Scholes method.

On January 1, 2004, the Registrant issued to vFinance Investments, Inc., a warrant to purchase up to 23,875 shares of common stock at an exercise price of $1.75 for a period of up to 3-years, in consideration for the provision of Investment Banking. The Registrant valued the warrant at $4,531.00, using the Black-Scholes method.

On December 31, 2003, the Registrant issued 12,000 shares of common stock to Maier and Company, Inc., in consideration for the provision of Investor Relations. The Registrant valued the common stock at $11,520.00.

On December 31, 2003, the Registrant issued to Soloman Grey Financial Services, a warrant to purchase up to 5,800 shares of common stock at an exercise price of $1.00 for a period of up to 3-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $928.00, using the Black-Scholes method.

On December 31, 2003, the Registrant issued to Soloman Grey Financial Services, a warrant to purchase up to 11,0009 shares of common stock at an exercise price of $1.00 for a period of up to 3-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $4,623.789, using the Black-Scholes method.

On November 13, 2003, the Registrant issued to Brian Hunkins, a warrant to purchase up to 3,906 shares of common stock at an exercise price of $3.15 for a period of up to 2-years, in consideration for the provision of Employee Bonus. The Registrant valued the warrant at $234.36, using the Black-Scholes method.

On November 5, 2003, the Registrant issued to Riccobono & Associates, Inc., a warrant to purchase up to 250,000 shares of common stock at an exercise price of $1.00 for a period of up to 3-years, in consideration for the provision of Sales and Marketing. The Registrant valued the warrant at $34,350.00, using the Black-Scholes method.

On November 4, 2003, the Registrant issued to Jason Gandhi, a warrant to purchase up to 54,325 shares of common stock at an exercise price of $1.00 for a period of up to 2-years, in consideration for the provision of Programming Services. The Registrant valued the warrant at $16,015.00, using the Black-Scholes method.

On October 1, 2003, the Registrant issued to Emil Rensing, a warrant to purchase up to 50,000 shares of common stock at an exercise price of $1.00 for a period of up to 2-years, in consideration for the provision of Sales and Marketing. The Registrant valued the warrant at $8,000.00, using the Black-Scholes method.

On September 30, 2003, the Registrant issued to Soloman Grey Financial Services, a warrant to purchase up to 40,000 shares of common stock at an exercise price of $1.00 for a period of up to 3-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $14,320.00, using the Black-Scholes method.

On September 30, 2003, the Registrant issued to Soloman Grey Financial Services, a warrant to purchase up to 43,289 shares of common stock at an exercise price of $1.00 for a period of up to 3-years, in consideration for the provision of Offering Commissions. The Registrant valued the warrant at $15,497.00, using the Black-Scholes method.

Between September 16, 2003 and December 15, 2003 we sold 2,690,795 shares at $1.20 per share to 40 accredited investors. The Company received a gross total of $3,228,954, and paid $309,472 in commissions and fees.

On September 4, 2003, the Registrant issued to Riccobono & Associates, Inc., a warrant to purchase up to 21,625 shares of common stock at an exercise price of $1.00 for a period of up to 2-years, in consideration for the provision of Sales and Marketing. The Registrant valued the warrant at $2,971.00, using the Black-Scholes method.

Between May 1, 2003 and August 20, 2003 we sold 1,340,000 shares (1,455,910 on a post Acquisition basis) at $1.00 per share to 25 accredited investors. The Company received a gross total of $1,340,000, and paid $15,909 in commissions and fees.

Between February 27, 2003 and April 28, 2003 we sold 833,333 shares (905,416 on a post Acquisition basis) at $0.75 per share to five accredited investors. The Company received a gross total of $625,000, and paid $10,607 in commissions and fees.

On January 30, 2003, we sold 425,000 shares (461,763 on a post Acquisition basis) at $0.53 per share to one accredited investor. The Company received a gross total of $225,000, and paid $29,250 in commissions and fees.

On October 1, 2002, the Registrant issued to North American Marketing Inc., a convertible note for $8,000 due on December 31, 2003, or convertible into 400,000 shares of common stock.

                            EXHIBITS


No.         Description
---- ----------------------------------------------------------------------
2.1  Agreement and Plan of Merger dated August 18, 2003. (2)
3.1  Articles of Incorporation. (1)
3.2  By-laws. (1)
3.1  Certificate of Designation of Series A 6% Convertible Preferred Stock.(6)
3.2  Certificate of Designation of Series B 6% Convertible Preferred Stock.(7)
5.1  Opinion on Legality.
10.1 Employment Agreement dated February 27, 2004, between Hollywood
     Previews, Inc., as the Company, and David G. MacEachern, as the
     Employee. (3)
10.2 Employment Agreement dated February 27, 2004, between Hollywood Previews, Inc., as the Company, and Scott Kapp, as the Employee. (3)
10.3 Employment Agreement dated February 27, 2004, between Hollywood Previews, Inc., as the Company, and Frank H. Unruh, as the Employee. (3)
10.4 Employment Agreement dated February 27, 2004, between Hollywood Previews, Inc., as the Company, and Kelly Konzelman, as the Employee. (3)
10.5 Employment Agreement dated February 27, 2004, between Hollywood Previews, Inc., as the Company, and Kevin Plate, as the Employee. (3)
10.6 Consulting Agreement dated July 3, 2003, between Hollywood Previews, Inc., as the Company, and I-Publishing, Inc., as Consultant. (3)
10.7 Consulting Agreement dated July 3, 2003, between Hollywood Previews, Inc., as the Company, and Media Solutions Network LLC, as Consultant. (3)
10.8 Consulting Agreement dated July 3, 2003, between Hollywood Previews, Inc., as the Company, and Investment Advisory Group, Inc., as Consultant.
     (3)
10.9 License Agreement and Use of Intellectual Properties Agreement between I-Publishing and Hollywood Previews, Inc. as the Company dated April 5, 2003. (3)
10.10 Assignment and Alteration of License Agreement and Use of Intellectual Properties Dated December 12, 2003 between iMedia International, Inc.
      as the Company, and Hollywood Previews, Inc. and I-Publishing, Inc. (3)
10.11 Stock Purchase Agreement Dated July 14, 2004 between the Company and Langley Park Investments, PLC. (4)
10.12 Form of Securities Purchase Agreement dated September 1, 2004, with MicroCapital Funds. (5)
10.13 Term Loan Agreement Dated April 22, 2004 between the Company and Augustine Fund, L.P. (4)
10.14 Form of Purchase Agreement, dated as of May 23, 2005, between iMedia International, Inc., and the Purchaser of Series A 6% Convertible Preferred Stock. (6)
10.15 Registration Rights Agreement dated as of May 23, 2005, between iMedia International, Inc., and the Purchasers of Series A 6% Convertible Preferred Stock. (6)
10.16 Form of Long-Tern Warrant issued to the Purchasers of Series A 6% Convertible Preferred Stock. (6)
10.17 Form of Short Term Warrant issued to Crestview Capital Master Fund, LLC.
      (6)
10.18 Form of Purchase Agreement, dated as of August 22, 2005, between iMedia International, Inc., and the Purchaser of Series B 6% Convertible Preferred Stock. (7)
10.19 Registration Rights Agreement, dated as of August 22, 2005, between iMedia International, Inc., and the Purchasers of Series B 6% Convertible Preferred Stock. (7)
10.20 Form of Warrant issued to holders of Series B 6% Convertible Preferred Stock. (7)
14.1 Code of Ethics for Principle Executive Officers and Chief Financial Officer. (3)
21.1  Subsidiaries of the Company. (3)
23.1  Consent of Independent Auditor.
23.2  Consent of Legal Counsel (included in Exhibit 5.1 hereto).


(1) Previously filed as an exhibit to our Registration Statement on Form Form 10-SB filed with the Commission on January 27,2003, and incorporated herein by this reference.
(2) Previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2003, and incorporated herein by this reference.
(3) Previously filed as an exhibit to our Annual Report for the fiscal year ended December 31, 2003 filed with the Commission on March 23, 2004, and incorporated herein by this reference.
(4) Previously filed as an exhibit to our Quarterly Report for the period ended June 30, 2004 filed with the Commission on August 23, 2004, and incorporated herein by this reference.
(5) Previously filed as an exhibit to our Quarterly Report for the period ended September 30, 2004 filed with the Commission on November 18, 2004, and incorporated herein by this reference.
(6) Previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2005, and incorporated herein by this reference.
(7) Previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2005, and incorporated herein by this reference.

                           UNDERTAKINGS

We hereby undertake to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
    iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California on September 26, 2005.


                              iMedia International, Inc.



                              By:  /S/ DAVID G. MACEACHERN
                                   __________________________________
                                   David G. MacEachern
                                   Chief Executive Officer (Principal
                                   Executive Officer)


                              By:  /S/ FRANKLIN H. UNRUH
                                   __________________________________
                                   Franklin H. Unruh
                                   Chief Financial Officer (Principal
                                   Financial Officer)


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

    Name                                Position               Date
    ----                                ---------            --------

By: /S/ DAVID G. MACEACHERN               Director          September 26, 2005
   ______________________________
   David G. MacEachern



By: /S/ FRANKLIN H. UNRUH                 Director          September 26, 2005
   ______________________________
   Franklin H. Unruh



By: /S/ SCOTT KAPP                        Director          September 26, 2005
   _______________________________
   Scott Kapp